EXHIBIT 1





            AMENDED AND RESTATED ARTICLES I THROUGH XI
                OF THE REVOLVING CREDIT AGREEMENT

                 (Cover page, table of contents,
                   first paragraph and recitals
                are also attached for convenience)









                   REVOLVING CREDIT AGREEMENT

                          by and among
                FIRST HUNTINGDON FINANCE CORP.,
                      TOLL BROTHERS, INC.
                      and its Subsidiaries

                              and
                     THE BANKS PARTY HERETO
                              and
            PNC BANK, NATIONAL ASSOCIATION, as Agent









            Dated as of November 1, 1993, as Amended
                         on May 8, 1996

                         TABLE OF CONTENTS

ARTICLE I      CERTAIN DEFINITIONS                             1
               1.01 Certain Definitions                        1
               1.02 Construction                              35
               1.03 Accounting Principles                     35

ARTICLE II     CREDIT FACILITIES                              36
               2.01 Commitments to Make Facility A Loans      36
               2.02 Nature of Banks' Obligations with
                    Respect to Facility A Loans               36
               2.03 Facility A Commitment Fee                 36
               2.04 Extension by Facility A Banks of the
                    Mandatory Reduction Date
                    or Expiration Date                        37
                    (a)  Mandatory Reduction Date             37
                    (b)  Expiration Date                      37
                    (c)  Mandatory Reduction Date or
                         Expiration Date                      38
               2.05 Intentionally Omitted.                    38
               2.06 Facility A Loan Requests                  38
               2.07 Making Facility A Loans                   39
               2.08 Facility A Notes                          39
               2.09 Use of Facility A Proceeds                40
               2.10 Letter of Credit Sublimit                 40
                    (a)  Letter of Credit Requests            40
                    (b)  Documentation; Notices to Agent      40
                    (c)  Letter of Credit Fees                41
               2.11 Escrow Agreement Sublimit                 41
                    (a)  Escrow Agreement Requests            41
                    (b)  Documentation; Notices to Agent      42
                    (c)  Escrow Agreement Fees                42
               2.12 Reimbursement of Advances on Letters of
                    Credit or Escrow Agreements               43
               2.13 Participations in Letters of Credit and
                    Escrow Agreements; Responsibility of
                    Issuing and Escrow Banks                  43
               2.14 Reduction of Facility A Commitments       45
                    (a)  Pro Rata Reduction                   45
                    (b)  Automatic Reduction on Mandatory
                         Reduction Date                       46
               2.15 Increase in Facility A Commitments        48
                    (a)  Existing Facility A Banks            48
                    (b)  New Facility A Banks                 48
                    (c)  Limitations on Increases             49
               2.16 Requests for Facility B Loans             49
                    (a)  Facility B Loan Requests             49
               2.17 Offers                                    50
                    (a)  Facility A Bank Offers               50
                    (b)  Other Bank Offers                    51
               2.18 Acceptance of Offers                      51
               2.19 Borrowing                                 55
                    (a)  Notice of Borrowing                  55
                    (b)  Delivery of Facility B Notes         56
               2.20 Renewal of Option                         56
               2.21 Fees                                      56
               2.22 Prepayment Penalty                        56
               2.23 Interest After Default                    56
               2.24 Use of Proceeds                           57
               2.25 Reduction of Commitments                  57
                    (a)  Bank Exclusion Event                 57
                    (b)  Bank Extension or Mutual Agreement   59
ARTICLE III    FACILITY A INTEREST RATES                      60
               3.01 Interest Rate Options                     60
                    (a)  Revolving Credit Interest
                         Rate Options                         60
                    (b)  Facility A Term Loan Interest Rate
                         Options                              62
                    (c)  Rate Quotations                      63
               3.02 Interest Periods                          63
               3.03 Interest After Default                    64
               3.04 CD Rate or Euro-Rate Unascertainable      64
               3.05 Selection of Interest Rate Options        65
ARTICLE IV     PAYMENTS                                       65
               4.01 Payments                                  65
               4.02 Pro Rata Treatment of Banks               66
               4.03 Interest Payment Dates                    67
               4.04 Voluntary Prepayments                     67
               4.05 Mandatory Prepayments                     69
                    (a)  Facility A Commitments or
                         Borrowing Base Exceeded              69
                    (b)  Application Among Interest
                         Rate Options; Indemnity              70
                    (c)  Premiums and Adjustments Upon
                         Prepayment of Facility A Term Loans  70
               4.06 Additional Compensation in Certain
                    Circumstances                             70
                    (a)  Increased Costs or Reduced Return
                         Resulting From Taxes, Reserves,
                         Capital Adequacy Requirements,
                         Expenses, Etc                        70
                    (b)  Indemnity                            71
                    (c)  Reduction in Indemnity               72
                    (d)  Replacement of a Bank                72
     ARTICLE V REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE
       COVENANTS                                              72
               5.01 Representations and Warranties            72
                    (a)  Organization and Qualification       73
                    (b)  Capitalization and Ownership         73
                    (c)  Consolidated Subsidiaries            73
                    (d)  Power and Authority                  74
                    (e)  Validity and Binding Effect          74
                    (f)  No Conflict                          74
                    (g)  Litigation                           74
                    (h)  Title to Properties                  74
                    (i)  Financial Statements                 75
                    (j)  Margin Stock                         75
                    (k)  Full Disclosure                      75
                    (l)  Taxes; Payment of Liabilities        76
                    (m)  Consents and Approvals               76
                    (n)  No Event of Default; Compliance
                         with Instruments                     76
                    (o)  Patents, Trademarks, Copyrights,
                         Licenses, Etc                        76
                    (p)  Insurance                            77
                    (q)  Compliance with Laws                 77
                    (r)  Material Contracts                   77
                    (s)  Investment Companies                 78
                    (t)  Plans and Benefit Arrangements       78
                    (u)  Employment Matters                   79
                    (v)  Environmental Matters                79
                    (w)  Senior Debt Status                   80
                    (x)  Maintenance of Properties and
                         Leases                               81
                    (y)  Visitation Rights                    81
                    (z)  Keeping of Records and Books
                         of Account                           81
                         (aa) Use of Proceeds                 81
                         (bb) Intercompany Loans, Loans and
                              Advances to the Borrower        81
                         (cc) Appraisals                      82
                         (dd) Collateral Documents            83
                         (ee) Mortgage Subsidiaries           83
                         (ff) Senior Indebtedness Ratings     83
               5.02 Updates to Schedules                      84
ARTICLE VI     CONDITIONS OF LENDING, ISSUING LETTERS OF CREDIT
      OR ENTERING INTO ESCROW AGREEMENTS                      85
               6.01 Closing Date                              85
               6.02 Each Additional Loan, Letter of Credit
                    or Escrow Agreement                       87
ARTICLE VII    SECURITY                                       87
               7.01 Granting of Security                      87
                    (a)  Creation of Liens                    87
                    (b)  Delivery and Recordation
                         of Documents                         88
                    (c)  Power of Attorney                    88
               7.02 Security Events                           89
               7.03 Release of Liens                          89
ARTICLE VIII   NEGATIVE COVENANTS                             89
               8.01 Negative Covenants                        89
                    (a)  Indebtedness                         90
                    (b)  Affiliate Transactions               91
                    (c)  Guaranties                           91
                    (d)  Loans and Investments                91
                    (e)  Loans; Permitted Purchase
                         Money Loans; Letters of Credit
                         and Permitted Additional Senior
                          Indebtedness                        92
                    (f)  Liquidations, Mergers,
                         Consolidations, Acquisitions         93
                    (g)  Dispositions of Assets or
                         Subsidiaries                         94
                    (h)  Subsidiaries, Partnerships and
                         Joint Ventures                       94
                    (i)  Continuation of or Change
                         in Business                          95
                    (j)  Change in Control                    95
                    (k)  Changes in Subordinated
                         Loan Documents                       95
                    (l)  Plans and Benefit Arrangements       95
                    (m)  Changes in Organizational Documents  96
                    (n)  Development Limitations              97
                    (o)  Senior Leverage                      99
                    (p)  Mortgage Subsidiaries Leverage       99
                    (q)  Senior Leverage Plus Contingent
                          Liabilities                         99
                    (r)  Subordinated Debt to Equity          99
                    (s)  Minimum Adjusted
                         Shareholders' Equity                 99
                    (t)  Incorporation by Reference           99
               8.02 Reporting Requirements                    99
                    (a)  Financial Statements                100
                    (b)  Compliance Certificate;
                         Joinders; Updates to Schedules
                         of the Borrower                     101
                    (c)  Project Reports                     101
                    (d)  Purchase Money Loan Reports         101
                    (e)  Environmental Certificates          102
                    (f)  Subordinated Indebtedness
                         Documentation                       102
                    (g)  Notice of Default                   102
                    (h)  Notice of Litigation                102
                    (i)  Notices Relating to Permitted
                         Additional Senior Indebtedness      102
                    (j)  Certain Events                      103
                    (k)  Other Reports and Information       103
                    (l)  Notices Regarding Plans and Benefit
                         Arrangements                        103
ARTICLE IX     DEFAULT                                       105
               9.01 Events of Default                        105
               9.02 Consequences of Event of Default         108
               9.03 Notice of Sale                           110
ARTICLE X      THE AGENT                                     110
               10.01 Appointment                             110
               10.02 Delegation of Duties                    111
               10.03 Nature of Duties; Independent Credit
                    Investigation                            111
               10.04 Actions in Discretion of Agent;
                     Instructions from the Banks             111
               10.05 Reimbursement and Indemnification
                     of Agent by the Borrower                112
               10.06 Exculpatory Provisions                  112
               10.07 Reimbursement and Indemnification of
                     Agent by Banks                          113
               10.08 Reliance by Agent                       113
               10.09 Notice of Default                       114
               10.10 Notices; Litigation                     114
               10.11 Banks in Their Individual Capacities    115
               10.12 Holders of Notes                        115
               10.13 Equalization of Banks                   115
               10.14 Successor Agent                         116
               10.15 Agent's Fee                             116
               10.16 Availability of Funds                   116
               10.17 Calculations                            117
               10.18 Beneficiaries                           117
ARTICLE XI     MISCELLANEOUS                                 117
               11.01 Modifications, Amendments or Waivers    117
               11.02 No Implied Waivers; Cumulative
                     Remedies; Writing Required              119
               11.03 Reimbursement and Indemnification
                     of Banks by the Borrower; Taxes         119
               11.04 Holidays                                120
               11.05 Funding by Branch, Subsidiary or
                     Affiliate                               120
                    (a)  Notional Funding                    120
                    (b)  Actual Funding                      120
               11.06 Notices                                 121
               11.07 Severability                            121
               11.08 Governing Law                           121
               11.09 Prior Understanding                     121
               11.10 Duration; Survival                      122
               11.11 Successors and Assigns; Assignment and
                    Participations; Additional Banks         122
                    (a)  Successors and Assigns              122
                    (b)  Assignments and Participations      122
                    (c)  Additional Bank                     123
               11.12 Joinder of Guarantors                   125
               11.13 Confidentiality                         126
               11.14 Counterparts                            126
               11.15 Exceptions                              126
               11.16 Consent to Forum; Waiver of Jury Trial  126
               11.17 Tax Withholding Clause                  126
               11.18 Existing Agreement                      127
               11.19 Pari Passu Treatment of Loans           127

SCHEDULES
SCHEDULE 1.01(C)    COMMITMENTS OF BANKS
SCHEDULE 1.01(E     EXISTING LETTERS OF CREDIT AND ESCROW
                    AGREEMENTS
SCHEDULE 1.01(P)    PERMITTED LIENS
SCHEDULE 1.01(Q)    QUALIFIED RATING AGENCIES; QUALIFIED RATINGS;
                    COMPANY DEBT RATING
SCHEDULE 5.01(c)    SUBSIDIARIES
SCHEDULE 5.01(t)    EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 5.01(v)    ENVIRONMENTAL DISCLOSURES
SCHEDULE 8.02(a)(ii)     PERMITTED OTHER INDEBTEDNESS
SCHEDULE 8.02(a)(iii)    PERMITTED SUBORDINATED INDEBTEDNESS
                            EXHIBITS
                 EXHIBIT A   ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT B           ENVIRONMENTAL CERTIFICATE
EXHIBIT C           GUARANTY AND SURETYSHIP AGREEMENT
EXHIBIT D           INDEMNITY AGREEMENT
EXHIBIT E(1)        FACILITY A NOTE
EXHIBIT E(2)        FACILITY B NOTE
EXHIBIT F(1)        FACILITY A LOAN REQUEST FORM
EXHIBIT F(2)        FACILITY B LOAN REQUEST FORM
EXHIBIT G           OPINION OF COUNSEL
EXHIBIT H           EXAMPLE OF BORROWING BASE COMPUTATION
EXHIBIT I           INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT J           APPRAISERS
EXHIBIT K           GUARANTOR JOINDER
EXHIBIT L           COMPLIANCE CERTIFICATE
EXHIBIT M(1)        BANK JOINDER
EXHIBIT M(2)        NEW BANK INFORMATION PACKAGE
EXHIBIT N           CONFIRMATION OF EXPOSURE
EXHIBIT O           EXAMPLE OF COMPUTATION OF TERM LOAN
                    PREPAYMENT PREMIUM
EXHIBIT P           COLLATERAL SHARING AGREEMENT
EXHIBIT Q(1)        FACILITY A BANK OFFER
EXHIBIT Q(2)        FACILITY A BANK ACCEPTANCE
EXHIBIT Q(3)        EXAMPLE OF FACILITY B TERM LOAN ACCEPTANCE
                    PROCEDURES
EXHIBIT Q(4)        FACILITY B BORROWING NOTICE

                   REVOLVING CREDIT AGREEMENT
     THIS REVOLVING CREDIT AGREEMENT is dated as of November 1, 1993, and is made by and among FIRST HUNTINGDON FINANCE CORP., a Delaware corporation (the "Borrower"), TOLL BROTHERS, INC., a Delaware corporation ("Company") and the other GUARANTORS (as hereinafter defined), the BANKS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Agent").
                           WITNESSETH:
     WHEREAS, the Borrower has requested the Banks to provide revolving credit and term loan facilities to the Borrower; and
     WHEREAS, the credit facilities shall be used to make loans or advances to the Guarantors or to provide letters of credit or escrow agreements on behalf of the Guarantors; and
     WHEREAS, the Banks are willing to provide such credit upon the terms and conditions hereinafter set forth.
     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:
                            ARTICLE I

                       CERTAIN DEFINITIONS
          1.01 Certain Definitions.  In addition to words and
terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:
               Additional Facility A Bank shall have the meaning
given to such term in Section 11.11(c).
               Additional Facility A Bank Treasury Rate Ceiling
shall mean the rate computed pursuant to Paragraph (B) of the definition of Treasury Rate with respect to an Additional
Facility A Bank which elects to make a Facility A Term Loan
pursuant to Section 11.11(c)(D)(1).  The interest rate charged by such Additional Facility A Bank on such Facility A Term Loan may not exceed the Additional Facility A Bank Treasury Rate Ceiling.
               Adjusted Category 2 Borrowing Base Assets shall
mean the Category 2 Borrowing Base Assets reduced (but not below zero) by the following amount (provided such amount is a positive number):  (A) the sum of Category 2 Borrowing Base Assets and
Category 3 Borrowing Base Assets, minus (B) two thirds (2/3) of the sum of Category 1 Borrowing Base Assets, Category 2 Borrowing
Base Assets and Category 3 Borrowing Base Assets, and minus
(C) Category 3 Borrowing Base Assets.
               Adjusted Category 3 Borrowing Base Assets shall
mean the Category 3 Borrowing Base Assets reduced (but not below zero) by the difference between the following amounts (provided such difference is a positive number):  (A) the sum of Category 2
Borrowing Base Assets and Category 3 Borrowing Base Assets, minus
(B) two thirds (2/3) of the sum of Category 1 Borrowing Base
Assets, Category 2 Borrowing Base Assets and Category 3 Borrowing
Base Assets.
               Adjusted Consolidated Senior Liabilities shall
mean Consolidated Senior Liabilities plus 50% of Consolidated
Contingent Liabilities.
               Adjusted Shareholders' Equity shall mean as of any
date of determination Shareholders' Equity less the amount, if any, by which the Mortgage Subsidiaries' Adjusted Shareholders'
Equity as of such date exceeds $20,000,000.
               Adjustment Amount shall have the meaning assigned
to such term in Section 2.18.
               Affiliate as to any Person shall mean any other
Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which
beneficially owns or holds 20% or more of any class of the voting stock of such Person, or (iii) 20% or more of the voting stock
(or in the case of a person which is not a corporation, 20% or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by such Person.  Control, as used herein, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or
policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.
               Agent shall mean PNC Bank, National Association
and its successors.
               Agent's Fee shall have the meaning assigned to
that term in Section 10.15 hereof.
               Aggregate Facility A Credit Exposure shall mean as
of any date the sum of each of the amounts described in (A)
through (C) below outstanding on such date:  (A) the aggregate outstanding principal balance of the Facility A Loans outstanding on such date, plus (B) the aggregate undrawn face amount of the
Letters of Credit issued pursuant to Section 2.10, plus (C) the obligations under the Escrow Agreements entered into pursuant to
Section 2.11.  It is acknowledged that clauses (B) and (C)
exclude the undrawn face amount of Letters of Credit and
obligations under Escrow Agreements which Borrower has Cash
Collateralized.
               Agreement shall mean this Credit Agreement as the
same may be supplemented or amended from time to time including all schedules and exhibits hereto.
               Agreement of Sale shall mean a written agreement
with a Person, which is not an Affiliate of the Company or any
Consolidated Subsidiary of the Company, for the sale of a unit fully executed by all parties to such agreement which shall be in form and substance satisfactory to Agent, which shall include no contingency for the purchaser selling another residence, which shall be accompanied by a non-refundable (except on terms set forth in such agreement or as may be prevented by applicable law)
deposit equal to the lesser of (x) ten percent (10%) of the
purchase price of the unit sold, (y) the difference between the purchase price set forth in such agreement and the amount of the mortgage contingency set forth in such agreement (at least one-half of which deposit shall have been paid in cash), and (z) the maximum amount of deposit which applicable Law permits the seller of such unit to retain if the closing for the sale of such unit does not occur, and which shall provide that the purchase price shall be paid in cash or by title company check or by certified or bank check at or before the closing of the sale (such cash or check may be obtained by the buyer from a loan provided by the seller or an Affiliate of the seller), the date of which shall be set forth in such agreement.  For the purpose of clause (z)
above, applicable Law shall be deemed to prohibit seller from retaining a deposit if it creates a presumption that the amount of such deposit is unreasonable and as such may not be retained by the seller.
               Amount to be Collateralized shall have the meaning
assigned to such term in Section 2.14(b)(iii).
               Assessment Rate for any day shall mean the rate
per annum (rounded upward to the nearest 1/100 of 1%) as
determined by the Agent in accordance with its usual procedures
(which determination shall be conclusive absent manifest error)
to be the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as well-capitalized and within supervisory subgroup "A" (or a
comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States.  The CD Rate shall be adjusted automatically as of the effective date of each change in the Assessment Rate.
               Assignment and Assumption Agreement shall mean an
Assignment and Assumption Agreement by and among a Purchasing
Bank, the Transferor Bank and the Agent, as Agent and on behalf of the remaining Banks, substantially in the form of Exhibit A hereto.
               Assumed Joint Venture Loans shall mean loan
obligations of a Consolidated Subsidiary other than the Company in favor of a Person which is not a Loan Party or an Affiliate of a Loan Party secured by assets of such Consolidated Subsidiary provided that (i) such Consolidated Subsidiary is not wholly owned by the other Loan Parties; (ii) at the time the Loan
Parties acquired their interest in such Consolidated Subsidiary such loans existed and were secured by such assets; and (iii) the recourse for such loans is limited to such Consolidated
Subsidiary and any refinancing of such loans and any new loans entered into by such Consolidated Subsidiary provided that with respect to such loans, refinancings thereof and new loans (A) the aggregate amount thereof shall not exceed the amount of the loans which existed at the time the Loan Parties acquired their
interest in such Consolidated Subsidiary, (B) such loans,
refinancings and new loans shall not be secured by any assets of such Consolidated Subsidiary other than those which secured the loans which existed at the time the Loan Parties acquired such interest, and (C) at least 80% of the amount thereof shall be provided by the same lenders which provided the loans which
existed at the time the Loan Parties acquired such interest.
               Assumed Purchase Money Loans shall mean loans
secured by assets purchased by a Consolidated Subsidiary and assumed or entered into by such Consolidated Subsidiary on the date of purchase provided that (i) the amount of such loans does not exceed the purchase price thereof and (ii) recourse for such loans is limited to the Consolidated Subsidiary; and any
amendment, modification, extension or refinancing of such loans provided that with respect to the loans, as amended, modified, extended, or refinanced (A) the aggregate amount thereof shall not exceed the amount of the loans which existed at the time the
Consolidated Subsidiary purchased such assets, (B) such loans and refinancings shall not be secured by any assets of such
Consolidated Subsidiary other than those initially purchased by such Consolidated Subsidiary, and (C) at least 80% of the amount thereof shall be provided by the same lenders which provided the loans which existed at the time the Consolidated Subsidiary
purchased such assets.
               Authorized Officer shall mean those individuals
designated by written notice to the Agent from the applicable
Loan Party, authorized to execute notices, reports and other documents required hereunder.  The Loan Parties may amend such list of Persons from time to time by giving written notice of such amendment to the Agent.
               Bank Exclusion Event shall occur with respect to
any Bank if (A) such Bank becomes subject to the control of an
Official Body, or (B) all of the following shall occur (i) such
Bank breaches its obligation to make a Loan, issue or participate in any Letter of Credit or enter into or participate in any
Escrow Agreement pursuant to Sections 2.10 and 2.11 hereof,
(ii) a Simple Majority of the Banks requests that such Bank be excluded pursuant to Section 2.25 hereof, and (iii) Borrower agrees to exclude such Bank and reduce or terminate its
Commitments.
               Bank to be Removed shall have the meaning given to
such term in Section 2.25.
               Bank to be Terminated shall have the meaning given
to such term in Section 2.25.
               Banks shall mean collectively the Facility A Banks
and the Facility B Banks and Bank shall mean any Facility A Bank or Facility B Bank.
               Base Shareholders' Equity shall mean as of any
date of determination the sum of (i) $190,000,000; (ii) 50% of the Homebuilder Consolidated Net Income for the period between
February 1, 1995 and October 31, 1995 provided that there is net income (as opposed to a net loss), (iii) 50% of the Homebuilder
Consolidated Net Income for each fiscal year (or completed
portion of the fiscal year if the computation is made during that fiscal year) in which there is net income (as opposed to net loss) between November 1, 1995 through the date of determination;
plus (iv) the difference between the following amounts provided that if such difference is less than zero, the amount of this clause (iv) shall be zero:  (A) 50% of the cash proceeds received from the sale of additional shares of the Company's common stock to Persons which are not Loan Parties, Unconsolidated
Subsidiaries or Affiliates (other than Robert I. Toll or Bruce E.
Toll) of the Company between February 1, 1995 through the date of determination, less (B) 50% of the cash purchase price paid by the Company to purchase shares of its common stock from Persons which are not Loan Parties, Unconsolidated Subsidiaries or
Affiliates of the Company between February 1, 1995 through the date of determination.
               Benefit Arrangement shall mean at any time an
"employee benefit plan," within the meaning of Section 3(3) of
ERISA, which is neither a Plan or a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to, by any member of the ERISA Group.
               Bond Obligations shall have the meaning given to
such term in Section 8.01(a)(vi).
               Borrower shall mean First Huntingdon Finance
Corp., a corporation organized and existing under the laws of the
State of Delaware.
               Borrowing Base shall have the meaning given to
such term in Section 8.01(e).
               Borrowing Base Assets shall mean collectively
Category 1 Borrowing Base Assets, Category 2 Borrowing Base
Assets and Category 3 Borrowing Base Assets.
               Borrowing Date shall mean the one Business Day in
each week selected by Borrower for such week as the day on which
Loans are to be made, provided that Borrower may select as
additional Borrowing Dates: (i) the expiration date of any Euro-Rate Interest Period or CD Rate Interest Period, and (ii) up to
an additional twelve (12) Business Days in any consecutive twelve
(12) month period.
               Borrowing Tranche shall mean (i) with respect to
the CD Rate Portion, Facility A Loans to which the CD Rate Option applies, and which, by reason of the selection of, conversion to or renewal of such CD Rate Option on the same day, have the same
Interest Period, (ii) with respect to the Euro-Rate Portion,
Facility A Loans to which the Euro-Rate Option applies, and
which, by reason of the selection of, conversion to or renewal of such Euro-Rate Option on the same day, have the same Interest
Period, (iii) with respect to the Prime Rate Portion of the
Facility A Loans, Facility A Loans to which the Prime Rate Option applies by reason of the selection of or conversion to such Prime
Rate Option, (iv) with respect to the Federal Funds/Euro-Rate
Portion of the Facility A Loans, Facility A Loans to which the
Federal Funds/Euro-Rate Option applies by reason of the selection of or conversion to such Federal Funds/Euro-Rate Option, (v) with respect to the Facility A Term Loans, the portion of such Loans which have the same Borrowing Date and Facility A Term Loan Due
Date and (vi) with respect to the Facility B Loans, the portion of such Loans which have the same Borrowing Date and Facility B
Loan Due Date.
               Business Day shall mean (i) with respect to
matters relating to the Euro-Rate Option, a day on which banks in the London interbank market are dealing in U.S. Dollar deposits and on which commercial banks are open for domestic and
international business in Philadelphia, Pennsylvania, and
(ii) with respect to any other matter, a day on which commercial banks are open for business in Philadelphia, Pennsylvania.
               Cash Collateralize shall mean with respect to any
Escrow Agreement or Letter of Credit, that the Borrower shall provide cash or other collateral satisfactory to the Escrow Bank or Issuing Bank, as the case may be, in an amount equal to such
Escrow Bank's or Issuing Bank's contingent liability under such
Escrow Agreement or Letter of Credit, as the case may be, and enter into such other indemnification agreements as such Escrow
Bank or Issuing Bank may require.
               Category 1 Borrowing Base Assets shall mean the
following assets of the Loan Parties:  (1) residential units and buildings under construction; (2) completed residential units and buildings; and (3) land (and related site improvements and land development costs) under residential units and buildings under construction or completed and land (and related site improvements and land development costs) on which a unit is to be constructed which is subject to an Agreement of Sale, except that any of the foregoing assets described in clauses (1) through (3) above shall be excluded from Category 1 Borrowing Base Assets if they are
Excluded Assets.
               Category 2 Borrowing Base Assets shall mean site
improvements on land which is not subject to an Agreement of
Sale, except for site improvements which are Excluded Assets.
               Category 3 Borrowing Base Assets shall mean
acquisition and development costs (excluding costs of site
improvements) of land which is not subject to an Agreement of
Sale, except for acquisition and development costs which are
Excluded Assets.
               CD Rate shall mean with respect to the Facility A
Loans comprising any Borrowing Tranche to which the CD Rate
Option applies for any Interest Period, the interest rate per annum determined by the Agent by adding:
               (A)  the rate per annum obtained by dividing (the
          resulting quotient to be rounded upward to the nearest
          1/100 of 1%) (i) the rate of interest (which shall be
          the same for each day in such CD Rate Interest Period)
          which is the arithmetic average computed by the Agent
          of the rates determined by the Agent in accordance with
          its usual procedures (which determination shall be
          conclusive absent manifest error) to be the average of
          the secondary market bid rates at or about 11:00
          o'clock a.m., Eastern Time, on the first day of such CD
          Rate Interest Period by dealers of recognized standing
          in negotiable certificates of deposit for the purchase
          at face value of negotiable certificates of deposit for
          delivery on such day in amounts comparable to such CD
          Rate Loan and having maturities comparable to such CD
          Rate Interest Period by (ii) a number equal to 1.00
          minus the CD Rate Reserve Percentage; and
               (B)  the Assessment Rate.
               The CD Rate may also be expressed by the following
formula:
            [average of the secondary market  ]
CD Rate =   [bid rates determined by the Agent] + Assessment Rate
            [1.00 - CD Rate Reserve Percentage]
The CD Rate shall be adjusted with respect to the CD Rate Option outstanding on the effective date of any change in the CD Rate
Reserve Percentage as of such effective date.  The Agent shall give prompt written notice to the Borrower of the CD Rate as determined or adjusted in accordance herewith, which
determination shall be conclusive absent manifest error.
               CD Rate Interest Period shall have the meaning
assigned to that term in Section 3.02 hereof.
               CD Rate Option shall mean the rate of interest
determined pursuant to Section 3.01(a)(iv).
               CD Rate Portion shall mean the portion of the
Facility A Loans bearing interest at any time under the CD Rate
Option.
               CD Rate Reserve Percentage shall mean the
effective percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the
Agent (which determination shall be conclusive absent manifest error), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without
limitation supplemental, marginal and emergency reserve
requirements) of the Agent in respect of nonpersonal time
deposits in Dollars in the United States.  The CD Rate shall be adjusted automatically as of the effective date of each change in the CD Rate Reserve Percentage.
               CD Rate Spread shall have the meaning given to
such term in Section 3.01(a)(iv).
               Change of Control shall mean any transaction or
group of transactions after which another partnership, limited partnership, syndicate or other group (excluding a mutual fund)
which is deemed a "person" within the meaning of Section 13(d)(3)
of the Securities Exchange Act of 1934 owns more of Company's issued and outstanding common stock than is owned in the
aggregate by Robert Toll and Bruce Toll (and the executors,
administrators or heirs of either or both of them in the event of the death of either or both of them).
               Closing Date shall mean the Business Day on which
the first Facility A Loan shall be made, which shall be
November 1, 1993.
               Collateral Documents shall have the meaning given
to such term in Section 7.01.
               Collateral Sharing Agreement shall have the
meaning assigned to such term in the definition of Permitted
Additional Senior Indebtedness.
               Commercial Purchase Money Loans shall mean any of
the following:  (i) purchase money loans made by a financial institution for the primary purpose of acquiring in separate transactions commercial real estate rental projects which are completed and substantially leased (meaning for this purpose that
80% or more of the rentable area is subject to existing leases under which tenants are paying market rent and in respect of which there is not payment default), (ii) purchase money loans made by a financial institution for the primary purpose of
acquiring real estate substantially all of which (A) is a
Qualified Golf Course or will be developed by the Loan Parties as a Qualified Golf Course, or (B) is used by a Loan Party as
offices or as a panel plant, or (iii) other loans which are
secured solely by the assets of a Qualified Golf Course owned by one or more of the Guarantors and the amount of such loans does not exceed 90% of the book value of such Qualified Golf Course.
               Commitment shall mean either a Facility A
Commitment or Facility B Commitment; Commitments shall mean
collectively the Facility A Commitments and Facility B
Commitments.
               Company shall mean Toll Brothers, Inc., a Delaware
corporation.
               Company Debt Rating shall mean the lower of the
rating described in clause (1) or that described in clause (2)
below: (1) the second highest Qualified Rating obtained by the
Company, or (2) either (A) or (B) as applicable: (A) the
Qualified Rating obtained by the Company from Standard & Poor's or from Moody's, as the case may be, if the Company has obtained a Qualified Rating from only one of these two agencies;  or (B)
the higher of the Qualified Rating obtained from Standard &
Poor's and Moody's if the Company has obtained Qualified Ratings from both of these two agencies.  As of the Fourth Amendment
Effective Date, each of the ratings of Moody's listed below is deemed to be equivalent to the rating of Standard & Poor's listed next to it:
                                              Equivalent
                                             Rating of
                      Moody's             Standard & Poor's
                  Baa2                     BBB
                  Baa3                     BBB-
                  Ba1                      BB+
                  Ba2                      BB
Schedule 1.01(Q) shall on the Fourth Amendment Effective Date and at all times thereafter: (1) list with respect to each Qualified
Rating Agency other than Moody's and Standard & Poor's the
ratings of such Agency which are equivalent to the four ratings of Moody's and the four ratings of Standard & Poor's set forth above for purposes of computing the Company Debt Rating and
(2) set forth the Company's computation of the Company Debt
Rating.  It is acknowledged that the Company Debt Rating on the
Fourth Amendment Effective Date is BB+/Ba1.
               Compliance Certificate shall have the meaning
given to such term in Section 8.02(b).
               Confirmation of Exposure shall mean a schedule in
the form attached as Exhibit N which the Agent in its discretion may prepare and distribute to the Facility A Banks showing each
Facility A Bank's Contingent Exposure and Net Exposure in Letters
of Credit and Escrow Agreements on the date thereof.
               Consolidated Contingent Liabilities shall mean all
of the Company's and the Company's Homebuilder Consolidated
Subsidiaries' guarantees, endorsements (other than for collection in the ordinary course of business) and other contingent
obligations in respect of the obligations of other persons or entities who are not the Company or the Company's Homebuilder
Consolidated Subsidiaries (including contingent reimbursement obligations in connection with letters of credit, escrow
agreements or Bond Obligations but excluding any of the foregoing items which are also included in the definition of Consolidated
Senior Liabilities), all determined on a consolidated basis in accordance with GAAP.
               Consolidated Net Income shall mean, for any
period, the aggregate of the Net Income of the Company and its
Consolidated Subsidiaries for such period determined on a
consolidated basis in accordance with GAAP.
               Consolidated Senior Liabilities shall mean the
Senior Liabilities of the Company and its Homebuilder
Consolidated Subsidiaries on a consolidated basis plus (except as provided in the last sentence) the aggregate of the amounts
determined by multiplying the ownership interest of each
Consolidated Homebuilder Subsidiary, expressed as a percentage, in the shareholders' equity of each Unconsolidated Subsidiary by the liabilities of such Unconsolidated Subsidiary.  For purposes of the preceding sentence, percentage ownership interest shall be calculated as the percentage ownership of the Company or such
Consolidated Homebuilder Subsidiary in the total shareholders'
equity of the Unconsolidated Subsidiary (the "Ownership
Percentage").  If the sum of (a) the aggregate of the amounts determined by multiplying the Ownership Percentage of each
Consolidated Homebuilder Subsidiary in each Unconsolidated
Subsidiary by the shareholders' equity (or comparable measure of equity) of each such Unconsolidated Subsidiary and (b) the
aggregate of the (i) Guarantees by any Loan Party of Indebtedness
of such Unconsolidated Subsidiary and (ii) loans payable or other obligations of such Unconsolidated Subsidiary to Borrower or any of the Loan Parties (excluding receivables secured by first
mortgage liens on real property which receivables do not exceed the net realizable value of such real property and are not
subordinate to any other obligation of such Unconsolidated
Subsidiary) is less than 20% of Adjusted Shareholders' Equity, then the amount referred to in the final phrase of the first sentence need not be included in determining Company's
Consolidated Senior Liabilities.
               Consolidated Subsidiaries shall mean the
Subsidiaries of the Company which are consolidated with the
Company for accounting purposes under GAAP.
               Consolidated Subsidiary Shares shall mean the
issued and outstanding capital stock, partnership interests, beneficial ownership interest, or other ownership interests, as applicable, of each Consolidated Subsidiary of the Company.
               Contingent Exposure shall mean at any time for
each Facility A Bank the aggregate of the face amount of
outstanding Letters of Credit which it has issued and the
aggregate amount of its obligations under outstanding Escrow
Agreements to which it is a party.
               Development Agreement shall mean agreements
between the Loan Parties and municipalities or other Official
Bodies or utilities (both public or private) relating to the development of real estate by the Guarantors as permitted under this Agreement.
               Dollar, Dollars, U.S. Dollars and the symbol $
shall mean lawful money of the United States of America.
               Environmental Certificate shall have the meaning
given to such term in Section 8.02(e) hereof.
               Environmental Complaint shall mean any written
complaint setting forth a cause of action for personal or
property damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any
Environmental Laws by an Official Body, subpoena or other written notice of any type relating to, arising out of, or issued
pursuant to any of the Environmental Laws or any Environmental
Conditions, as the case may be.
               Environmental Conditions shall mean any conditions
of the environment, including, without limitation, the work
place, the ocean, natural resources (including flora or fauna), soil, surface water, ground water, any actual or potential
drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by the use, handling, storage, treatment, recycling, generation, transportation,
release, spilling, leaking, pumping, emptying, discharging,
injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated
Substances resulting from the use of, or operations on, the
Property.
               Environmental Laws shall mean all federal, state,
local and foreign laws and regulations, including permits,
orders, judgments, consent decrees issued, or entered into,
pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the work place.
               Environmentally Approved Land shall mean land
owned by Borrower or a Guarantor as to which there has been
delivered to Agent an Environmental Certificate which either
(1) contains no exceptions on exhibit A thereto except for
Permitted Environmental Exceptions, or (2) if it contains any exceptions other than Permitted Environmental Exceptions, such land shall have either been (x) approved as acceptable by Agent, which approval has not been reversed by a Simple Majority of
Banks, or (y) approved by a Simple Majority of Banks if Agent initially does not approve such Environmental Certificate.
               ERISA shall mean the Employee Retirement Income
Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
               ERISA Group shall mean, at any time, the Borrower
and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the
Internal Revenue Code.
               Escrow Agreement shall mean any Existing Escrow
Agreement or New Escrow Agreement.  An Escrow Agreement shall cease to be an "Escrow Agreement" hereunder and governed by the provisions applicable to Escrow Agreements at such time as the
Borrower shall Cash Collateralize such Escrow Agreement pursuant to Section 2.11 or 2.14.
               Escrow Agreement Issuance Limit shall mean as to
any Facility A Bank at any time the amount set forth opposite its name on Schedule 1.01(C) hereto in the column labeled "Escrow
Agreement Issuance Limit," as amended from time to time.
               Escrow Bank shall have the meaning given to such
term in Section 2.11.
               Escrow Fee shall have the meaning given to such
term in Section 2.11(c).
               Euro-Rate shall mean with respect to the Facility
A Loans comprising any Borrowing Tranche to which the Revolving
Credit Euro-Rate Option  applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/100 of 1% per annum) (i) the rate of interest determined by the Agent (which determination shall be conclusive absent manifest error) to be the average of the rates of interest per annum for deposits in
U.S. Dollars offered by banks in the London interbank market to major money center banks at approximately 11:00 A.M. London time two (2) Business Days prior to the first day of such Interest
Period for delivery on the first day of such Interest Period in amounts comparable to such Borrowing Tranche and having
maturities comparable to such Interest Period, as such rates appear on the page of Reuters Monitor Money Rate Service which displays London interbank offered rates of major banks, by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage.  The
Euro-Rate may also be expressed by the following formula:
                    [average of rates offered to]
          Euro-Rate =    [major money center banks]
                    [in the London interbank market]
                    [as determined by Agent        ]
                    1.00 - Euro-Rate Reserve Percentage
The Euro-Rate shall be adjusted with respect to any Euro-Rate
Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The
Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.
               Euro-Rate Interest Period shall mean the Revolving
Credit Euro-Rate Interest Period .
               Euro-Rate Option shall mean the Revolving Credit
Euro-Rate Option .
               Euro-Rate Portion shall mean the portion of the Facility A Loans bearing interest at any time under any Euro-Rate
Option.
               Euro-Rate Reserve Percentage shall mean the percentage (expressed as a decimal rounded upward to the nearest
1/100 of 1%) as determined by the Agent (which determination shall be conclusive absent manifest error) which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of the Agent.
               Euro-Rate Spread shall have the meaning given to such term in Section 3.01(a)(ii).
               Event of Default shall mean any of the Events of Default described in Section 9.01 of this Agreement.
               Excluded Assets shall mean any of the following assets: (A) assets subject to any lien securing Indebtedness referred to and otherwise permitted by Section 8.01(a) hereof
(except for Indebtedness hereunder and Permitted Purchase Money
Loans), (B) land, site improvements, development costs and units or buildings constructed or under construction on such land if the applicable Guarantor has not received Preliminary Approval with respect to such land or if it is not Environmentally
Approved Land; and (C) payments for Options (Borrower may, however, include the appraised value of Qualified Options when it computes its Borrowing Base under the circumstances described in
Section 8.01(e)(ii)).
               Excluded Mortgage Subsidiary Guaranties shall mean as of any date of determination the lesser of (i) the aggregate amount of guaranties of any of the Loan Parties directly or indirectly of the obligation of any of the Mortgage Subsidiaries, or (ii) $10,000,000.
               Existing Agreement means the Amended and Restated
Revolving Credit Agreement, dated as of July 29, 1992, among
Borrower, the Company, certain Subsidiaries of the Company, Agent and the Facility A Banks named therein, as amended.
               Existing Escrow Agreements shall mean escrow agreements described on Schedule 1.01(E) entered into by PNC Bank pursuant to the Existing Agreement and which remain in effect on the date hereof.
               Existing Letters of Credit shall mean letters of credit described on Schedule 1.01(E) which were issued by some of the Facility A Banks pursuant to the Existing Agreement and which remain outstanding on the date hereof.
               Expiration Date shall mean June 16, 2000, or any later date if the expiration date of this Agreement shall be extended pursuant to the terms hereof.
               Expiration Date Facility A Term Loan Option shall have the meaning given to such term in
Section 3.01(b)(ii).Facility A Bank Acceptance shall have the meaning assigned to such term in Section 2.18.
               Facility A Bank Acceptance Date shall have the meaning assigned to such term in Section 2.19.
               Facility A Bank Offer shall have the meaning assigned to such term in Section 2.17.
               Facility A Bank Portion shall have the meaning assigned to such term in Section 2.18.
               Facility A Banks shall mean the financial institutions named as "Facility A Banks" on Schedule 1.01(C) hereto and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Facility A
Bank.
               Facility A Commitment shall mean as to any Facility A Bank at any time, the amount set forth opposite its name on Schedule 1.01(C) hereto in the column labeled "Facility A
Commitment," and thereafter on Schedule I to the most recent
Assignment and Assumption Agreement to which such Facility A Bank is a party, and Facility A Commitments shall mean the aggregate
Facility A Commitments of all of the Facility A Banks.
               Facility A Loan Request shall mean a request for Facility A Loans made in accordance with Sections 2.06 or 11.11(c) hereof or a request to select, convert to or renew a CD
Rate Option or a Euro-Rate Option in accordance with Section 3.02 hereof.
               Facility A Loans shall mean collectively and Facility A Loan shall mean separately (a) all Facility A Loans or any Facility A Loan made by the Facility A Banks or one of the Facility A Banks to the Borrower pursuant to Sections 2.01 or
11.11(c) hereof, and (b) all amounts advanced pursuant to a Letter of Credit or an Escrow Agreement, as provided in Section
2.12 hereof.  Each Facility A Loan shall either be a Facility A
Term Loan or a Revolving Credit Loan.
               Facility A Notes shall mean collectively and Facility A Note shall mean separately all the Facility A Notes of the Borrower in the form of Exhibit E(1) hereto evidencing the Facility A Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.
               Facility A Ratable Share shall mean the proportion that a Facility A Bank's Facility A Commitment bears to the
Facility A Commitments of all of the Facility A Banks.  If a
Facility A Bank's Facility A Commitment is reduced pursuant to
Section 2.25(a) to equal the amount of its outstanding Facility A
Loans, such Facility A Bank's Commitment shall be treated as being equal to zero for purposes of computing such Facility A
Bank's Facility A Ratable Share.
               Facility A Revolving Credit Commitments shall mean at any time the difference between the Facility A Commitments and the amount of Facility A Term Loans then outstanding; Facility A
Revolving Credit Commitment shall mean for each Facility A Bank at any time the difference between such Facility A Bank's
Facility A Commitment and its Facility A Term Loan (if any) then outstanding.
               Facility A Term Loan shall mean any Facility A
Loan which is subject to the Facility A Term Loan Option described in Section 3.01(b)(ii).
               Facility A Term Loan Banks shall have the meaning given to such term in Section 4.04(a)(2).
               Facility A Term Loan Due Date shall have the meaning given to such term in Section 3.01(b)(ii).
               Facility A Term Loan Election Period shall mean
(A) the period beginning on the Fifth Amendment Effective Date and ending on the close of business on the 90th day after the Fifth Amendment Effective Date; and (B) the period beginning on each anniversary date of the Fifth Amendment Effective Date and ending on the close of business on the 90th day after such date provided that both of the following two conditions are met:
(1) the Borrower and the Facility A Banks shall have extended the Mandatory Reduction Date on each occasion when such parties were permitted to do so pursuant to Section 2.04 prior to such anniversary date so that the Mandatory Reduction Date, as extended, shall be June 16 of the calendar year which is the third calendar year after the calendar year in which such anniversary date falls and (2) the Borrower has not elected the Facility A Term Loan Option prior to such anniversary date.
               Facility A Term Loan Option shall mean either the
Expiration Date Facility A Term Loan Option or the Mandatory
Reduction Date Facility A Term Loan Option.
               Facility B Bank shall mean at any time any financial institutions which have any Facility B Loans outstanding to the Borrower and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Facility B Bank. A Facility A Bank will also be a Facility B Bank if such Facility A Bank makes a Facility B Loan.
The parties shall amend Schedule 1.01(C) from time to time to list the Facility B Banks pursuant to Section 2.18 and 11.11.
               Facility B Borrowing Notice shall have the meaning assigned to such term in Section 2.19.
               Facility B Closing Fee shall have the meaning given to such term in Section 2.21.
               Facility B Commitment shall mean as to any Facility B Bank at any time, the amount of its Facility B Loans then outstanding. The amount of Facility B Loans to be borrowed from each Facility B Bank on the Borrowing Date for such Facility
B Loans shall be set forth on Schedule 1.01(C) hereto in the column labeled "Facility B Commitment of Borrowing Date."
Facility B Commitments shall mean the aggregate Facility B
Commitments of all of the Facility B Banks. Nothing herein shall be construed as obligating any Bank to offer to make a Facility B
Loan hereunder.
               Facility B Loan Due Date shall have the meaning assigned to such term in Section 2.16.
               Facility B Loan Election Period shall have the meaning assigned to such term in Section 2.16.
               Facility B Loan Request shall have the meaning assigned to such term in Section 2.16.
               Facility B Loans shall mean collectively and Facility B Loan shall mean separately all Facility B Loans or any Facility B Loan made by the Facility B Banks or one of the Facility B Banks to the Borrower pursuant to Sections 2.16.
               Facility B Notes shall mean collectively and Facility B Note shall mean separately all the Facility B Notes of the Borrower in the form of Exhibit E(2) described in Section
2.19(b) evidencing the Facility B Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.
               Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) computed by the Agent on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve
Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal
Funds Effective Rate" for such day shall be the Federal Funds
Effective Rate for the last day of which such rate was announced.
               Federal Funds/Euro-Rate Option shall mean the rate of interest determined pursuant to Section 3.01(a)(iii).
               Federal Funds/Euro-Rate Portion shall mean portion of the Facility A Loans bearing interest at any time under the Federal Funds/Euro-Rate Option.
               Fifth Amendment shall mean the Fifth Amendment to this Agreement dated as of July 25, 1995.
               Fifth Amendment Effective Date shall mean the effective date of the Fifth Amendment.
               50% Minimum Requirement shall have the meaning assigned to such term in Section 2.18.
               Financial Letter of Credit shall mean any Letter of Credit issued on behalf of a Guarantor which is not a Performance Letter of Credit and which is issued to a third party to ensure payment by an Affiliate of the Company of a financial obligation or satisfaction by such Affiliate of any other obligation of such Affiliate.
               First Level Debt Rating shall mean a Company Debt
Rating of (i) BBB or higher if the rating is provided by Standard
& Poor's, (ii) Baa2 or higher if the rating is provided by Moody's or (iii) equivalent to or higher than a BBB rating by Standard & Poor's or Baa2 by Moody's if the rating is provided by a Qualified Rating Agency other than Standard & Poor's or
Moody's.
               Fourth Amendment shall mean the Fourth Amendment to this Agreement, dated June 16, 1995.
               Fourth Amendment Effective Date shall mean the effective date of the Fourth Amendment.
               Fourth Level Debt Rating shall mean a Company Debt
Rating of (i) BB or lower if the rating is provided by Standard &
Poor's, (ii) Ba2 or lower if the rating is provided by Moody's, or (iii) equivalent to or lower than a BB rating by Standard &
Poor's or a Ba2 by Moody's if the rating is provided by a Qualified Rating Agency other than Standard & Poor's or Moody's.
               GAAP shall mean generally accepted accounting principles as are in effect from time to time and applied on a consistent basis (except for changes in application in which the Borrower's independent certified public accountants concur) both as to classification of items and amounts.
               Guarantors shall mean the Company and each of the other entities listed under the heading "Guarantors" on the signature pages hereto and any additional persons which may from time to time join this Agreement as Guarantors hereunder.
               Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including, without limiting the generality of the foregoing, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.
               Guaranty Agreement shall mean the Guaranty and Suretyship Agreement in substantially the form attached hereto as Exhibit C to be executed and delivered by each Guarantor to the Agent for the benefit of the Banks.
               Homebuilder Consolidated Net Income shall mean, for any period, the aggregate of the Net Income of the Company and its Homebuilder Consolidated Subsidiaries, excluding insurance proceeds received in respect of a Senior Officer Life
Policy upon the death of a beneficiary thereunder.
               Homebuilder Consolidated Subsidiaries shall mean the Homebuilder Subsidiaries of the Company which are consolidated with the Company for accounting purposes under GAAP.
               Homebuilder Subsidiaries shall mean each of the Subsidiaries of the Company except for the Mortgage Subsidiaries.
               Indebtedness shall mean as to any Person at any time and without duplication, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money (excluding any loans to any Loan Party from an insurance company with respect to which the sole recourse of such company for repayment is the cash value of life insurance issued by such company), (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility,
(iii) reimbursement obligations under any letter of credit,
(iv) currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, except if such agreement or device (1) is entered into in the ordinary course of the business of the Loan Parties or (2) is applicable to other Indebtedness and is not treated as a liability under GAAP, (v) any other transaction (including without limitation forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (vi) any Guaranty of Indebtedness for borrowed money.
               Indemnity shall mean the Amended and Restated
Indemnity Agreement in the form of Exhibit D between the Banks and the Loan Parties relating to possible environmental liabilities relating to the real property owned by the Loan
Parties.
               Initial Acceptees shall have the meaning assigned to such term in Section 2.18.
               Intercompany Agreement shall have the meaning given to such term in Section 5.01(bb).
               Intercompany Loans means the loans from the Borrower to the Guarantors using the proceeds of Loans hereunder.
               Intercompany Notes shall have the meaning given to such term in Section 5.01(bb).
               Intercompany Subordination Agreement shall have the meaning given to such term in Section 5.01(bb).
               Interest Payment Date shall mean each date specified for the payment of interest in Section 4.03.
               Interest Period shall mean either a CD Rate
Interest Period or any Euro-Rate Interest Period.
               Interest Rate Option shall mean the CD Rate
Option, Revolving Credit Euro-Rate Option, the Prime Rate Option, the Federal Funds/Euro-Rate Option or the Facility A Term Loan
Option.
               Internal Revenue Code shall mean the Internal
Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
               Investments in Mortgage Subsidiaries shall mean the following: (i) investments or contributions by a Loan Party directly or indirectly in the capital stock of or other payments
(except in connection with the transactions for fair value in the ordinary course of business) to any of the Mortgage Subsidiaries,
(ii) loans by a Loan Party directly or indirectly to any of the Mortgage Subsidiaries, (iii) guaranties by a Loan Party directly or indirectly of the obligations of any of the Mortgage
Subsidiaries (except for the Excluded Mortgage Subsidiary
Guaranties) or (iv) other obligations, contingent or otherwise of the Loan Parties to or for the benefit of any of the Mortgage
Subsidiaries.
               Issuing Bank shall have the meaning given to such term in Section 2.10(a).
               Labor Contracts shall have the meaning assigned to that term in Section 5.01(r).
               Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.
               L/C-Escrow Exposure shall mean the sum of the aggregate undrawn face amount of Letters of Credit issued pursuant to Section 2.10 plus the obligations under Escrow
Agreements entered into pursuant to Section 2.11.
               L/C-Escrow Sublimit shall mean an amount equal to the product of two-thirds (2/3) times the Facility A Revolving
Credit Commitments with such product rounded to the nearest number which is an integral multiple of $5,000,000, or in the event such product is an integral multiple of $2,500,000 but not of $5,000,000, then rounded upward to the nearest integral multiple of $5,000,000. The L/C Escrow Sublimit on the Sixth
Amendment Effective Date is $155,000,000 .
               Letter of Credit shall mean any Existing Letter of Credit or New Letter of Credit. A Letter of Credit shall cease to be a "Letter of Credit" hereunder and governed by the provisions hereof applicable to Letters of Credit at such time as the Borrower shall Cash Collateralize such Letter of Credit pursuant to Section 2.10 or 2.14.
               Letter of Credit Fee shall have the meaning assigned to that term in Section 2.10.
               Letter of Credit Issuance Limit shall mean as to any Facility A Bank at any time, the amount set forth opposite its name on Schedule 1.01(C) hereto in the column labeled "Letter of Credit Limit" as amended from time to time.
               Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).
               Loan Documents shall mean this Agreement, the Notes, the Guaranty Agreement, the Indemnity, the Collateral
Documents, Intercompany Subordination Agreement, the Agent's
Letter and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan
Documents.
               Loan Parties shall mean collectively the Borrower and the Guarantors.
               Loans shall mean collectively the Facility A Loans and the Facility B Loans and Loan shall mean either a Facility A
Loan or a Facility B Loan.
               Mandatory Reduction Date shall mean June 16, 1999 or any later date if the Mandatory Reduction Date shall be extended pursuant to the terms hereof.
               Mandatory Reduction Date Facility A Term Loan
Option shall have the meaning given to such term in
Section 3.01(b)(ii).
               Material Adverse Change shall mean any set of circumstances or events which (a) has any material adverse effect upon the validity or enforceability of this Agreement or any other Loan Document, or (b) is material and adverse to the business, properties, assets, financial condition or results of operations of the Loan Parties taken as a whole.
               month, with respect to a Euro-Rate Interest
Period, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. The last day of a calendar month shall be deemed to be such numerically corresponding day for such calendar month (i) if there is no such numerically corresponding day in such calendar month, or (ii) if the first day of such Interest
Period is the last Business Day of a calendar month.
               Moody's shall mean Moody's Investors Service,
Inc., or any successor.
               Mortgage Banking Business shall mean the business of issuing mortgage loans on residential properties (whether for purchase of homes or refinancing of existing mortgages), purchasing and selling mortgage loans, issuing securities backed by mortgage loans, acting as a broker of mortgage loans, and other activities customarily associated with mortgage banking and related businesses.
               Mortgage Subsidiaries shall mean any corporations, limited partnerships or business trusts either organized after the Closing Date or designated as a Mortgage Subsidiary after the Closing Date, and in either instance, the capital stock of such corporations, limited partnerships or business trusts shall be owned by the Company or one or more of its Consolidated
Subsidiaries and such corporations, limited partnerships or business trusts shall engage in the Mortgage Banking Business.
               Mortgage Subsidiaries' Adjusted Shareholders'
Equity shall mean as of any date of determination stockholders' equity less goodwill of the Mortgage Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP plus any loans made by the Loan Parties to the Mortgage Subsidiaries
(except for intercompany payables to one or more of the Loan
Parties in respect of the Mortgage Subsidiaries' share of accrued consolidated income tax liabilities which have not yet been paid by the Loan Parties) or other Investments in Mortgage
Subsidiaries which are not included in the stockholders' equity of the Mortgage Subsidiaries.
               Mortgage Subsidiaries' Liabilities shall mean all Indebtedness of any of the Mortgage Subsidiaries plus accrued income taxes payable within one year.
               Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of
Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five
Plan years, has made or had an obligation to make such contributions.
               Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.
               Net Exposure shall mean with respect to each Letter of Credit and Escrow Agreement: (i) in the case of the Issuing Bank or Escrow Bank, as the case may be, its Contingent
Exposure less the interests purchased therein by other Facility A
Banks; and (ii) in the case of all other Facility A Banks, the interest therein which they purchase.
               Net Income shall mean for any period and for any Person the net income of such Person, determined in accordance with GAAP.
               Net New Communities shall mean as of the end of any fiscal quarter the number (which may not be negative) equal to the excess, if any, of (i) the number of communities which entered into Agreements of Sale during such fiscal quarter over
(ii) the number of communities which, during the one-year period ending with the end of such fiscal quarter were for a period of more than six (6) consecutive months entering into Agreements of Sale.
               New Bank Joinder and Information Package shall mean with respect to any new bank which hereafter shall join this Agreement as a Bank hereunder each of the following documents which shall be delivered to the Agent at least seven (7) days prior to the effective date of such bank's joinder to this
Agreement:
          (i) a duly completed and executed Bank Joinder in the form of Exhibit M(1) which shall provide that such Bank Joinder shall become effective on a future date which shall be no sooner than seven (7) days after the date on which the Borrower delivers the New Bank Joinder and Information Package to Agent;

          (ii) duly executed Notes in the form of Exhibit E(1) and E(2), as applicable;

          (iii) satisfactory evidence that such bank is a Qualified Bank including current reports evidencing the issuer rating of such bank as determined by Thompson's BankWatch; and

          (iv) each of the documents and other information attached as Exhibit M(2), duly completed and where applicable signed and dated.

               New Escrow Agreement shall have the meaning given to such term in Section 2.11(a).
               New Letter of Credit shall have the meaning given to such term in Section 2.10(a).
               Non-electing Additional Facility A Bank shall have the meaning given to such term in Section 4.04(a)(2).
               Non-Extending Facility A Bank shall have the
meaning given to such term in Section 2.04(c).
               Non-Extending Facility A Bank Removal Effective Date shall have the meaning given to such term in Section 2.04.
               Nonrecourse Indebtedness shall mean indebtedness or other obligations secured by a lien on property to the extent that the liability for such indebtedness or other obligations is limited to the security of the property without liability on the part of Company or any Consolidated Subsidiary for any deficiency.
               Notes shall mean collectively all of the Facility A Notes and Facility B Notes and Note shall mean individually either a Facility A Note or a Facility B Note.
               Offer shall have the meaning assigned to such term
in Section 2.17.
               Offered Amount shall have the meaning given to such term in Section 2.15(a).
               Official Body shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any of the foregoing, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.
               Option shall mean an option of one of the Loan Parties to purchase land for construction of residential real estate thereon.
               Other Bank shall have the meaning assigned to such term in Section 2.17(b).
               Other Bank Offer shall have the meaning assigned to such term in Section 2.17(b).
               Other Bank Portion shall have the meaning assigned to such term in Section 2.18.
               PBGC shall mean the Pension Benefit Guaranty
Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
               Performance Letter of Credit shall mean any letter of credit issued on behalf of a Guarantor in favor of a municipality or any other Official Body, including without limitation any utility, water or sewer authority, or other similar entity for the purpose of assuring such municipality, other Official Body, utility, water or sewer authority or similar entity that an Affiliate of the Company will properly and timely complete work it has agreed to perform for the benefit of such municipality, other Official Body, utility, water or sewer authority or similar entity.
               Permitted Additional Senior Indebtedness shall mean Indebtedness of the Loan Parties not in excess of $100,000,000 in the aggregate which meets each of the following requirements:
               (A) such Indebtedness is either unsecured or is secured and is either pari passu with or subordinate to the Indebtedness hereunder provided that the following conditions are met:
                    (1) such Indebtedness may be secured only by
               the Liens which may result under Article VII of this Agreement, after a security event occurs under the agreements governing such Indebtedness, the term "security event" shall be defined substantially as the term Security Event is defined under this Agreement;
                    (2) the Liens in favor of the holders of such
               Indebtedness shall be pari passu with or
               subordinated to (but not senior to)the Liens in favor of the Agent for the benefit of the Banks under this Agreement as provided in the Collateral Sharing Agreement referred to in clause (3) below and may not be granted to such holders before Liens in favor of the Agent hereunder have been granted,
                    (3) if the Borrower desires that Liens secure
               such Indebtedness and that such Liens be pari passu with the Liens of the Agent for the benefit of the Banks, the holders of such Indebtedness shall enter into a Collateral Sharing Agreement substantially in the form attached as Exhibit P (the "Collateral Sharing Agreement") under which the collateral agent shall be a person or persons mutually acceptable to Agent and the Required Majority of the Banks and to the holders of such Indebtedness; such Collateral Sharing Agreement shall provide that either such holders or the Banks may require that the collateral agent or collateral co-agents foreclose upon, or exercise any other rights in the collateral upon a default and acceleration of either the Loans hereunder or of such Indebtedness; and
                    (4) If the Borrower desires that Liens secure
               such Indebtedness and that such Liens be
               subordinated to the Liens of the Agent for the benefit of the Banks, then holders of such Indebtedness shall enter into a subordination agreement with the Agent and the Banks under terms satisfactory to the Agent and the Required Majority of Banks subordinating the Liens securing such Indebtedness to such Liens of the Agent.
               (B) Borrower shall deliver to Agent copies of the agreements evidencing such Indebtedness within two (2) Business Days after their execution;
               (C) any covenants contained in the agreements evidencing such Indebtedness which are more restrictive to the Loan Parties than those contained herein governing the Indebtedness hereunder as determined by the Agent at any time shall be incorporated by reference herein; and
               (D) no more than $50,000,000 of the principal amount of such Indebtedness is due before the Expiration Date; provided that if the Expiration Date is extended any Indebtedness which was Permitted Additional Senior Indebtedness prior to such extension shall not be disqualified as such merely because the extension caused the principal amount thereof due before the Expiration Date to exceed $50,000,000, but following such extension the Loan Parties may not increase the principal amount of such Indebtedness which is due before the Expiration Date until the aggregate thereof has been reduced below $50,000,000.
               Permitted Environmental Exception shall mean an exception set forth on an Environmental Certificate which the independent environmental engineer certifies can be cured by remediation which shall cost less than $100,000 to complete. If the engineer cannot determine and certify as to the cost of such remediation the exception shall not be a Permitted Exception.
               Permitted Exceptions shall mean any nonconsensual lien, claim, suit, judgment, tax, assessment, charge or levy (collectively, a "Claim") against a Loan Party, except for the Borrower or the Company, provided that the Company has demonstrated to the Agent's satisfaction (i) that the Claim has arisen from the discontinuation of operations of such Loan Party and the Company has concluded that the continued operation of such Loan Party is no longer beneficial to the Company, and
(ii) that the Loan Parties would still be in compliance with the covenants contained in this Agreement if Company's consolidated balance sheet as at the end of the immediately preceding fiscal quarter and consolidated income statement for the three and twelve months then ended had been adjusted to eliminate the amount of the book value of all assets of any Loan Parties against which all such Claims have been imposed which the Company desires to treat as Permitted Exceptions and otherwise adjusted in accordance with generally accepted accounting principles to reflect to the fullest extent appropriate the financial consequences to the Company on a consolidated basis of such liens, claims, suits, judgments, taxes, assessments, charges and levies and the elimination of such property.
               Permitted Investment in Mortgage Subsidiaries shall mean the Excluded Mortgage Subsidiary Guaranties and Investments in the Mortgage Subsidiaries provided that the aggregate amount of such Investments in Mortgage Subsidiaries does not exceed the lesser of the following: (A) the sum of
(i) $20,000,000, plus (ii) 50% of Consolidated Net Income between May 1, 1993 through the date of determination, or (B) 20% of Shareholders' Equity as of the date of determination.
               Permitted Liens shall mean:
               (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable and pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs provided that liens permitted in this subsection (i) may not in the aggregate exceed ten percent (10%) of the Company's Adjusted Shareholders' Equity;
               (ii) Statutory liens and other liens of mechanics, workmen and contractors, provided that the liens permitted by this subsection (ii) are not in excess of $1,000,000 individually or $2,000,000 in the aggregate and either such liens have not been filed or, if such liens have been filed, either (i) a stay of enforcement thereof has been obtained within 60 days, or
(ii) such liens have been satisfied of record within 60 days after the date of filing thereof;
               (iii) Good faith escrows, pledges or deposits of cash or cash equivalents made (A) by the Loan Parties in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business, or (B) by third parties in favor of the Loan Parties pursuant to Agreements of Sale;
               (iv) Encumbrances consisting of zoning
restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;
               (v) Liens, security interests and mortgages, if any, in favor of the Agent for the benefit of the Banks and cash collateral granted to a Bank (or to a person who had been a Bank when such collateral was granted but thereafter was removed under
Section 2.14 or otherwise ceased to be a Bank hereunder) as security for the obligations of the Loan Parties under Letters of Credit or Escrow Agreements under or as required by this Agreement;
               (vi) Any Lien existing on the date of this
Agreement and described on Schedule 1.01(P) hereto provided that the principal amount secured thereby is not hereafter increased and no additional assets become subject to such Lien;
               (vii) Liens securing Permitted Purchase Money Loans and Permitted Non-Recourse Indebtedness described in the definitions of such terms; and
               (viii) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or
(B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry:
                    (1)  Claims or Liens for taxes, assessments
               or charges due and payable and subject to interest or penalty, provided that the Loan Parties maintain such reserves or other appropriate provisions as shall be required by GAAP and pay all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien; or
                    (2)  Claims, Liens or encumbrances upon, and
               defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;
               (ix) Purchase money security interests in
          equipment securing Indebtedness permitted under Section
          8.01(a)(vii);
               (x) Other Liens which are a Permitted Exception, provided that there do not exist any such Permitted Exceptions on the date hereof; and
               (xi) Liens securing Permitted Additional Senior Indebtedness, provided that such Liens are pari passu in accordance with the Collateral Sharing Agreement with or subordinated to Liens in favor of the Agent for the benefit of the Banks and that the other conditions of the definition of Permitted Additional Senior Indebtedness are met.
               Permitted Nonrecourse Indebtedness shall mean Indebtedness for money borrowed which is incurred by a Loan Party in transactions for purposes of acquiring improved or unimproved real estate and which is secured by such real estate and improvements where (A) the amount of the investment of the Loan Parties in the assets which are mortgaged, pledged or assigned to secure such Indebtedness (in excess of the amount of the loan secured by such mortgage, pledge or assignment) does not exceed $1,000,000 and (B) either (x) the liability of the Loan Parties for such Indebtedness is limited solely to the assets of the Loan Parties which are mortgaged, pledged or assigned to secure such Indebtedness or (y) only a Loan Party other than Company is liable for the Indebtedness and the sum of the Shareholders' Equity (including amounts owed by such Loan Party to Company or another Loan Party or other Affiliate of the Company which is either subordinate in right of payment to, or collection of which is postponed in favor of, such Indebtedness) of, investments in, and loans to such Loan Party does not exceed $1,000,000.
               Permitted Purchase Money Loans shall mean,
collectively, Seller Purchase Money Loans, Commercial Purchase Money Loans, Assumed Joint Venture Loans and Assumed Purchase Money Loans.
               Person shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.
               Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.
               PNC Bank shall mean PNC Bank, National
Association.
               Potential Default shall mean any event or
condition which with notice, passage of time or a determination by the Agent or the Required Majority of Banks, or any combination of the foregoing, would constitute an Event of Default.
               Preliminary Approval shall mean preliminary
approval from required state and local governmental authorities and agencies of a Guarantor's or Consolidated Subsidiary's preliminary development plan in accordance with the provisions of the Pennsylvania Municipalities Planning Code or its equivalent in any other jurisdiction in which the Company is doing business such that in each instance there is vested in the Guarantor or Consolidated Subsidiary the right to develop such real estate for residential purposes substantially in accordance with the intentions of such Guarantor or Consolidated Subsidiary subject only to obtaining such additional approvals which do not impose any material burdens on the Guarantor or Consolidated Subsidiary and with respect to which there is no reasonable expectation that final approval shall not be obtained.
               Prime Rate shall mean the interest rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent.
               Prime Rate Option shall mean the rate of interest determined pursuant to Section 3.01(a)(i) of the Agreement.
               Prime Rate Portion shall mean the portion of the Facility A Loans bearing interest at any time at the Prime Rate Option.
               Principal Office shall mean the main banking
office of the Agent in Philadelphia, Pennsylvania.
               Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.
               Property shall mean all real property, both owned and leased, of the Loan Parties.
               Purchasing Bank shall mean a Bank which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.
               Qualified Bank shall mean either (i) a bank with a minimum issuer credit rating of "C" under Thompson's BankWatch or an equivalent rating under a bank rating system acceptable to the Agent and a Simple Majority of the Banks, or (ii) any other bank approved by all Banks.
               Qualified Golf Course shall mean a commercial golf course and related club facilities which is located adjacent to or in substantially immediate proximity of a residential community developed or under development by one or more of the Guarantors and the acquisition or development of which was undertaken to facilitate development of such community.
               Qualified Option shall mean an Option which, by its terms and under applicable Law, may be assigned or pledged by the Loan Party which holds such Option at any time to the Agent or the Banks without the consent of any Person (other than such Loan Party) or the fulfillment of any other conditions which have not already been fulfilled.
               Qualified Rating shall mean a public or private rating of the Senior Indebtedness of the Company and its Subsidiaries or the Indebtedness under the Agreement or an implied rating of any Indebtedness of the Company and its Subsidiaries senior to the Subordinated Indebtedness obtained from a Qualified Rating Agency. A Qualified Rating must be one of the following:
               1.   An actual rating of the Indebtedness
                    hereunder exclusive of any other Senior
                    Indebtedness;
               2.   An actual rating of the Senior Indebtedness;
               3.   An implied rating of the Indebtedness
                    hereunder exclusive of any other Senior
                    Indebtedness.
               4.   An implied rating of the Senior Indebtedness;
                    or
               5. An implied rating of Indebtedness senior to current outstanding Subordinated
                    Indebtedness.
If the Company receives more than one rating from a Qualified Rating Agency, the rating which falls in the lowest number category above shall be the Qualified Rating. (For example, if the Company receives from a Qualified Rating Agency a rating described in line 2 above and one described in line 4, the rating described in line 2 shall be the Qualified Rating.) An implied rating of any Indebtedness shall not be a Qualified Rating if it assumes that such Indebtedness is secured. If any Qualified Rating Agency provides more than one rating of the Company's Senior Indebtedness or the Indebtedness under the Agreement, then the rating falling in the lowest numbered category above shall be the "Qualified Rating" hereunder. Schedule 1.01(Q) describes each of the ratings of the Company's Senior Indebtedness or its Indebtedness hereunder or the implied ratings which the parties hereto have agreed shall be the Qualified Ratings as of the Fourth Amendment Effective Date. Schedule 1.01(Q) shall be revised at all times to reflect the list of Qualified Ratings then in existence.
               Qualified Rating Agency shall mean Moody's,
Standard & Poor's, the other agencies listed on Schedule 1.01(Q) or any other nationally recognized rating agency which is qualified to perform a public rating of the Company's Senior Indebtedness and which is approved by a Required Majority of Facility A Banks pursuant to Section 5.01(ff). Schedule 1.01 shall be revised at all times to reflect the list of Qualified Rating Agencies then in existence.
               Ratable Share shall mean the proportion that a Bank's Commitment bears to the Commitments of all of the Banks. If a Facility A Bank's Facility A Commitment is reduced pursuant to Section 2.25(a) to equal the amount of its outstanding Facility A Loans, such Facility A Bank's Facility A Commitment shall be treated as being equal to zero for purposes of computing such Facility A Bank's Ratable Share.
               Regular Business Activities shall mean the
activities of the Loan Parties of owning, developing, constructing, selling, financing, managing and consulting in respect of real estate, the holding of real estate for investment, the business of mortgage brokerage and mortgage banking, the business of real estate brokerage and the title insurance business.
               Regulated Substances shall mean any substance, including without limitation Solid Waste, the generation, manufacture, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse or other management or mismanagement of which is regulated by the Environmental Laws.
               Regulation U shall mean Regulation U, T, G or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.
               Rejected Offeror shall have the meaning assigned to such term in Section 2.18.
               Remaining Facility A Banks shall have the meaning given to such term in Section 2.25(b).
               Remediation Adjustment shall mean with respect to any Environmentally Approved Land which is subject to a Permitted Environmental Exception, 150% of the estimated remaining costs to complete remediation necessary to cure such exception.
               Removal Date shall have the meaning given to such term in Section 2.25(b)(ii).
               Reportable Event means a reportable event
described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.
               Requested Increase shall have the meaning given to such term in Section 2.15(a).
               Request Date shall have the meaning assigned to such term in Section 2.17.
               Required Majority shall mean (i) if there exists no Event of Default or if an Event of Default exists and is continuing but there are no Loans, Letters of Credit or Escrow Agreements outstanding, Banks whose Commitments aggregate at least 66 2/3% of the Commitments of all of the Banks, or (ii) if an Event of Default exists and is continuing and there are Loans, Letters of Credit or Escrow Agreements outstanding, Banks whose Total Exposure aggregates at least 66 2/3% of the Total Exposure of all of the Banks. The Commitment and outstanding Loans of a Bank shall not be included in determining a Required Majority of Banks if a Bank Exclusion Event shall have occurred and be continuing with respect to such Bank.
               Required Majority of Facility A Banks shall mean
(i) if there exists no Event of Default or if an Event of Default exists and is continuing but there are no Facility A Loans outstanding, Facility A Banks whose Facility A Commitments aggregate at least 66 2/3% of the Facility A Commitments of all of the Facility A Banks, or (ii) if an Event of Default exists and is continuing and there are Facility A Loans outstanding, Facility A Banks whose Facility A Loans outstanding aggregate at least 66 2/3% of the total principal amount of the Facility A Loans outstanding hereunder. The Facility A Commitment and outstanding Facility A Loans of a Facility A Bank shall not be included in determining a Required Majority of Facility A Banks if a Bank Exclusion Event shall have occurred and be continuing with respect to such Facility A Bank.
               Required Number of Additional Acceptances shall have the meaning assigned to such term in Section 2.18.
               Required Threshold of Banks shall mean (i) at least two (2) or more Banks or (ii) Kleinwort Benson Limited and a majority of banks having a principal place of business and making loans in England.
               Revolving Credit Euro-Rate Interest Period shall have the meaning given to such term in Section 3.02.
               Revolving Credit Euro-Rate Option shall mean the rate of interest determined pursuant to Section 3.01(a)(ii).
               Revolving Credit Loans shall mean Loans subject to the Prime Rate Option, Federal Funds/Euro-Rate Option, Revolving Credit Euro-Rate Option or CD Rate Option described in Section 3.01(a).
               Revolving Credit Ratable Share shall mean the proportion that a Facility A Bank's Facility A Revolving Credit Commitment bears to the Facility A Revolving Credit Commitments of all of the Facility A Banks. If a Facility A Bank's Commitment is reduced pursuant to Section 2.25(a) to equal the amount of its outstanding Facility A Loans, such Facility A Bank's Facility A Revolving Credit Commitment shall be treated as being equal to zero for purposes of computing such Facility A Bank's Revolving Credit Ratable Share.
               Second Level Debt Rating shall mean a Company Debt Rating of (i) BBB- if the rating is provided by Standard & Poor's, (ii) Baa3 if the rating is provided by Moody's, or
(iii) equivalent to a BBB- rating by Standard & Poor's or a Baa3 rating by Moody's if the rating is provided by a Qualified Rating Agency other than Standard & Poor's or Moody's.
               Security Event shall have the meaning given to such term in Section 7.02.
               Seller Purchase Money Loans shall mean purchase money loans made by the seller of improved or unimproved real estate in separate transactions for the exclusive purpose of acquiring such real estate for development and secured by a mortgage lien on such real estate.
               Senior Executive shall mean the Chairman of the Board, President, Executive Vice President, Chief Financial Officer, Chief Accounting Officer or General Counsel of any Loan Party.
               Senior Indebtedness shall mean the Indebtedness under this Agreement and any Permitted Additional Senior Indebtedness.
               Senior Liabilities shall mean with respect to the Company and its Homebuilder Consolidated Subsidiaries their accrued income taxes payable within one year, their liabilities under the Loans, and any other Indebtedness of them, except for Subordinated Indebtedness, Performance Letters of Credit and Escrow Agreements.
               Senior Officer Life Policy shall mean a policy of life insurance owned by the Company and insuring the life of Bruce E. Toll or Robert I. Toll and naming the Company as the beneficiary thereunder.
               Shareholders' Equity shall mean as of any date of determination stockholders' equity less goodwill of the Company and its Consolidated Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.
               Simple Majority shall mean (i) if there exists no Event of Default or if an Event of Default exists but there are no Loans, Letters of Credit or Escrow Agreements outstanding, Banks whose Commitments aggregate 51% or more of the Commitments of all of the Banks, or (ii) if an Event of Default exists and is continuing and there are Loans, Letters of Credit or Escrow Agreements outstanding, Banks whose Total Exposure aggregates 51% or more of the Total Exposure of all of the Banks. The Commitment and outstanding Loans of a Bank shall not be included in determining a Simple Majority of Banks if a Bank Exclusion Event shall have occurred and be continuing with respect to such Bank.
               Simple Majority of Facility A Banks shall mean
(i) if there exists no Event of Default or if an Event of Default exists but there are no Facility A Loans outstanding, Facility A Banks whose Facility A Commitments aggregate 51% or more of the Facility A Commitments of all of the Facility A Banks, or (ii) if an Event of Default exists and is continuing and there are Facility A Loans outstanding, Facility A Banks whose Facility A Loans outstanding aggregate 51% or more of the total principal amount of the Facility A Loans outstanding hereunder. The Facility A Commitment and outstanding Facility A Loans of a Facility A Bank shall not be included in determining a Simple Majority of Banks Facility A Banks if a Bank Exclusion Event shall have occurred and be continuing with respect to such Facility A Bank.
               Sixth Amendment shall mean the Sixth Amendment to this Agreement, dated May 8, 1996.
               Sixth Amendment Effective Date shall mean the effective date of the Sixth Amendment.
               Solid Waste shall mean any garbage, refuse or sludge from any waste treatment plant, water supply treatment plant or air pollution control facility generated by activities on the Property, and any unpermitted release into the environment or the work place of any material as a result of activities on the Property, including without limitation, scrap and used Regulated Substances.
               Spread shall have the meaning assigned to such term in Section 2.16.
               Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.
               Subordinated Indebtedness shall have the meaning given to such term in Section 8.01(a)(iii).
               Subordinated Loan Documents shall mean at any time the agreements and other documents then governing the Subordinated Indebtedness.
               Subsidiary of any Person at any time shall mean
(i) any corporation, partnership or trust (including a business trust) in which such Person owns directly or indirectly through one or more intermediaries any of the issued and outstanding voting stock, partnership interests or other interests, and
(ii) any corporation, trust (including a business trust), partnership or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.
               Term Loan Due Date shall mean either the Facility A Term Loan Due Date or the Facility B Loan Due Date.
               Term Loans shall mean collectively the Facility A Term Loans and the Facility B Loans and Term Loan shall mean either a Facility A Term Loan or a Facility B Loans.
               Third Level Debt Rating shall mean a Company Debt Rating of (i) BB+ if the rating is provided by Standard & Poor's,
(ii) Ba1 if the rating is provided by Moody's, or
(iii) equivalent to a BB+ rating by Standard & Poor's or a Ba1 rating by Moody's if the rating is provided by a Qualified Rating Agency other than Standard & Poor's or Moody's.
               30% Limit shall have the meaning assigned to such term in Section 2.18.
               Transferor Bank shall mean the selling Bank
pursuant to an Assignment and Assumption Agreement.
               Treasury Rate shall mean (A) with respect to Term
Loans   , an interest rate per annum to be charged thereon
determined by the Agent two (2) Business Days prior to the effective date (the "Effective Date") of the making of such Term Loans (if they are Facility B Loans) or the election to have such Loans bear interest at a Facility A Term Loan Option (if they are Facility A Term Loans) as the yield on a United States Treasury security with a life equal to the time period between the Effective Date and the Term Loan Due Date; (B) with respect to any Facility A Term Loan made by an Additional Facility A Bank pursuant to an election under Section 11.11(c)(D)(1), the maximum interest rate per annum which may be charged thereon determined by the Agent two (2) Business Days prior to the date on which such Facility A Term Loan is made as the yield on a United States Treasury security with a life equal to the time period between the date on which such Facility A Term Loan is to be made and the Facility A Term Loan Due Date; and (C) with respect to any proposed prepayment of a Term Loan pursuant to Section 4.04 or 4.05, the interest rate per annum to be used in computing the Term Loan Prepayment Premium determined by the Agent two (2) Business Days prior to the date of such prepayment if it is voluntary and on or after such date if it is mandatory as the sum of the yield on a United States Treasury security with a life equal to the time period between the date on which such prepayment is to be made and the Term Loan Due Date. The Agent shall determine the yield on United States Treasury securities pursuant to clauses (A), (B) and (C) above based on (i) the display designated as "Page 501 on the Telerate Service (or such other display as may replace Page 501 on the Telerate Service) for actively traded U.S. Treasury securities at 11:00 a.m. on the date on which such yield is to be determined or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant Maturity Series yields reported in the Federal Reserve Board's Statistical Release H-15 (519) (or its successor publication) (the "Statistical Release") published most recently next preceding (by more than one (1) Business Day) the date of such computation. If Telerate Service or the Statistical Release as the case may be do not report the yield of a security with a life equal to the time period specified in clauses (A), (B) or
(C) above, the Agent shall compute the yield on a hypothetical security with life equal to such time period by interpolating linearly based on the reported yield of the security with a life closest to and greater than such time period and the reported yield of the security with a life closest to and less than such time period.
               Term Loan Prepayment Premium shall mean with respect to the payment of a Term Loan for any reason (whether voluntarily, by acceleration or otherwise and whether in whole or in part) prior to the Term Loan Due Date, a premium to be paid in connection therewith equal to the present value of the product of the following: (a) the positive difference (this clause (a) shall be deemed to equal zero if such difference is less than zero) between (i) the Treasury Rate applicable to the Term Loan being prepaid computed pursuant to clause (A) or (B) of the definition of Treasury Rate and (ii) the Treasury Rate computed pursuant to clause (C) of the definition of Treasury Rate which would apply if a new Term Loan were made on the date of the proposed prepayment with a maturity equal to the remaining maturity of the Term Loan being prepaid, (b) the amount being prepaid, and (c) a fraction with a numerator equal to the number of days from the prepayment date through the Term Loan Due Date and a denominator of 365 or 366 days as the case may be. The discount rate for the purpose of computing present value in the preceding sentence shall be the Treasury Rate which would apply to a hypothetical new Term Loan if the Banks were to make such a Loan on the prepayment date with a term that expires on Term Loan Due Date. An example of the computation of the Term Loan Prepayment Premium is set forth as Exhibit O hereto. The discount rate shall be applied to the product of items (a), (b) and (c) above using the methodology set forth in the fourth step of the example attached as Exhibit O.
               Total Exposure shall mean at any time with respect to any Bank, the sum of such Bank's Facility A Loans, Facility B Loans and Net Exposure under Letters of Credit and Escrow Agreements outstanding at such time.
               Unconsolidated Subsidiary shall mean any
Subsidiary of the Company which meets all of the following requirements: (A) such Subsidiary is not consolidated with the Company for accounting purposes under GAAP, (B) the Loan Parties collectively own directly or indirectly through one or more intermediaries at least 5% of the issued and outstanding voting stock, partnership interests or other interests in such Subsidiary, and (C) the aggregate of the Loan Parties' investments in, contributions or loans to or guarantees or other obligations for the benefit of such Subsidiary exceed $1,000,000.
          1.02 Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole, "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation." References in this Agreement to "determination" of or by the Agent or the Banks shall be deemed to include good faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good faith beliefs by the Agent or the Banks (in the case of qualitative determinations). Whenever the Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith. The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.
          1.03 Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.
                           ARTICLE II

                        CREDIT FACILITIES
A.   FACILITY A
          2.01 Commitments to Make Facility A Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Facility A Bank severally agrees to make loans (the "Facility A Loans") to the Borrower at any time or from time to time on or after the date hereof to, but not including, the Expiration Date in an aggregate principal amount not to exceed at any one time such Facility A Bank's Facility A Revolving Credit Commitment minus the sum of (i) such Facility A Bank's Net Exposure under outstanding Letters of Credit issued pursuant to Section 2.10, and (ii) such Facility A Bank's Net Exposure under Escrow Agreements entered into pursuant to Section 2.11. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.01 if Borrower elects one of the revolving credit Interest Rate Options pursuant to Section 3.01(a).
          2.02 Nature of Facility A Banks' Obligations with Respect to Facility A Loans. Each Facility A Bank shall be obligated to participate in each request for Facility A Loans pursuant to Section 2.06 hereof in accordance with its Revolving Credit Ratable Share. Facility A Term Loans made pursuant to
Section 11.11(c) shall be made exclusively by the Additional Facility A Bank described in such Section. The aggregate of each Facility A Bank's Facility A Loans outstanding hereunder to the Borrower at any time shall never exceed its Facility A Commitment minus the sum of its Net Exposure under outstanding Letters of Credit plus its Net Exposure under outstanding Escrow Agreements. The Borrower shall not request a Facility A Loan pursuant to
Section 2.01, 11.11(c) or otherwise hereunder if such Facility A Loan would cause the Loan Parties to violate the covenant contained in Section 8.01(e). The obligations of each Facility A Bank hereunder are several. The failure of any Facility A Bank to perform its obligations hereunder shall not affect the obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Facility A Bank to perform its obligations hereunder. The Facility A Banks shall have no obligation to make Facility A Loans hereunder on or after the Expiration Date.
          2.03 Facility A Commitment Fee. Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Agent for the account of each Facility A Bank, as consideration for such Facility A Bank's Facility A Commitment hereunder, a commitment fee (the "Facility A Commitment Fee") at a rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on which shall be determined at any time based on the Company Debt Rating at such time as follows:
                                               Rate of
                                       Facility A Commitment Fee
                   Company                  (expressed as a
                  Debt Rating           percentage per annum)
          First Level Debt Rating                 .175%
          Second Level Debt Rating                .225%
          Third Level Debt Rating                 .325%
          or lower rating

The foregoing rate shall change automatically with any change in the Company Debt Rating.  The Facility A Commitment Fee shall be computed by applying the foregoing rate to the average daily difference between the amount of such Facility A Bank's Facility
A Commitment as the same may be constituted from time to time less the sum of its outstanding Facility A Loans and its Net
Exposure in Letters of Credit and Escrow Agreements.  All
Facility A Commitment Fees shall be payable in arrears on the first Business Day of each February, May, August and November after the date hereof and on the earlier of (x) the Expiration
Date and (y) acceleration of the Facility A Notes.  Borrower's obligation to pay a Facility A Commitment Fee to a Facility A
Bank shall terminate whenever a Facility A Bank Exclusion Event shall have occurred and be continuing with respect to such
Facility A Bank.
          2.04 Extension by Facility A Banks of the Mandatory
Reduction Date or Expiration Date.
               (a)  Mandatory Reduction Date.  Borrower may
request a one-year extension of the Mandatory Reduction Date by delivering written notice of such request to the Facility A Banks on or after Borrower delivers the annual financial statements to the Banks for the fiscal year ending October 31, 1995 or any subsequent fiscal year pursuant to Section 8.02(a)(ii), but
before April 30 of the following fiscal year.  The Mandatory
Reduction Date may not be extended to a date which is on or after the Expiration Date.
               (b)  Expiration Date.  Borrower may request (1) a
two-year extension of the Expiration Date by delivering written notice of such request to the Facility A Banks on or after
Borrower delivers the annual financial statements to the Banks for the fiscal year ending October 31, 1996 pursuant to Section
8.02(a)(ii), but before April 30 of the following fiscal year, and (2) if the Expiration Date has been extended pursuant to clause (1) above, Borrower may request a one-year extension of the Expiration Date by delivering written notice of such request to the Facility A Banks on or after Borrower delivers the annual financial statements to the Banks for the fiscal year ending
October 31, 1997 or any subsequent fiscal year pursuant to
Section 8.02(a)(ii), but before April 30 of the following fiscal year.  The Expiration Date shall never be extended to a date which is more than five (5) years (1826 or 1827 days, as the case may be) after the effective date of such extension.
               (c)  Mandatory Reduction Date or Expiration Date.
The Facility A Banks agree to respond to the Borrower's request for an extension of the Mandatory Reduction Date pursuant to
Section 2.04(a) or the Expiration Date pursuant to Section
2.04(b) within seventy-five (75) days following the Facility A
Banks' receipt of such request; provided, however, that the
Required Majority of Facility A Banks must consent to any
extension of the Mandatory Reduction Date or Expiration Date, as
the case may be, and the failure of any Facility A Bank to
respond within such time period shall constitute a rejection by such Facility A Bank of Borrower's request for an extension.  If
Borrower requests an extension of the Mandatory Reduction Date or
Expiration Date and such Mandatory Reduction Date or Expiration
Date (before its extension) is fewer than 75 days following
Borrower's request for such extension, the Facility A Banks shall be deemed to reject such request if they do not respond to such request before such Mandatory Reduction Date or Expiration Date, as the case may be.  A Facility A Bank which fails to respond within such 75-day time period may within 60 days after the
expiration of such period rescind its rejection and join in the extension if a Simple Majority of Facility A Banks approved of the extension on or before the expiration of such 75-day period.
The extension will be approved if Facility A Banks which approved the request within the 75-day period, together with Facility A
Banks which rescind their rejections pursuant to the preceding sentence, comprise a Required Majority of Facility A Banks.  If the Required Majority of Facility A Banks agree to extend the
Mandatory Reduction Date or Expiration Date, as the case may be, but one or more of the Facility A Banks do not agree to such extension (hereinafter referred to as a "Non-Extending Facility A
Bank"), then the extension shall be effective only if the
Borrower shall have completed all of the steps required to remove the Non-Extending Facility A Bank pursuant to Section 2.25(b) on or before the Mandatory Reduction Date or Expiration Date (before giving effect to the requested extension; hereinafter referred to as the "Non-Extending Facility A Bank Removal Date"), so that the
Removal Date (as defined in Section 2.25(b)) shall be the Non-Extending Facility A Bank Removal Date. Notwithstanding the
preceding sentence, the Borrower and the Non-Extending Facility A
Bank may with the consent of a Simple Majority of Facility A
Banks agree to have the removal of the Non-Extending Facility A
Bank pursuant to Section 2.25(b) occur on a mutually acceptable date prior to the Non-Extending Facility A Bank Removal Date so that the Removal Date (as defined in Section 2.25(b))) shall be such agreed upon date.
          2.05 Intentionally Omitted.
          2.06 Facility A Loan Requests.  Except as otherwise
provided herein, the Borrower may from time to time prior to the
Expiration Date request the Facility A Banks to make Facility A
Loans, or renew or convert the Interest Rate Option applicable to existing Facility A Loans, by the delivery to the Agent, not later than 10:00 A.M. Philadelphia time (i) three (3) Business
Days prior to the proposed Borrowing Date with respect to the making of Facility A Loans to which the Revolving Credit Euro-Rate Option or Facility A Term Loan Option applies or the conversion to or the renewal of the Revolving Credit Euro-Rate Option  for any Facility A Loans; (ii)
one (1) Business Day prior to the proposed Borrowing Date with respect to the making of a Facility A Loan to which the Federal Funds/Euro-Rate Option applies or the conversion to or renewal of the Federal
Funds/Euro-Rate Option for any Facility A Loans; (iii) one (1)
Business Day prior to the proposed Borrowing Date with respect to the making of a Facility A Loan to which either the CD Rate
Option or the Prime Rate Option applies or the conversion to or renewal of the CD Rate Option for any Facility A Loans; and
(iv) the last day of the preceding Interest Period with respect to the conversion to the Prime Rate Option for any Facility A
Loan, of a duly completed request therefor substantially in the form of Exhibit F(1) hereto by telephone and confirmed on the same day in writing by letter, facsimile or telex in such form
(each, a "Facility A Loan Request").  Each Facility A Loan
Request shall be irrevocable and shall specify (i) the proposed
Borrowing Date; (ii) the aggregate amount of the proposed
Facility A Loans comprising the Borrowing Tranche, which shall be in integral multiples of $100,000 and not less than $2,000,000 for Facility A Loans to which the CD Rate Option or Revolving
Credit Euro-Rate Option applies, not less than the lesser of
$200,000 or the maximum amount available for Facility A Loans to which the Prime Rate Option or the Federal Funds/Euro-Rate Option
applies and shall equal or exceed $25,000,000 but not exceed
$50,000,000 for Facility A Loans to which the Expiration Date
Facility A Term Loan Option  applies and shall equal or exceed
$25,000,000 but not exceed $75,000,000 for Facility A Loans to which the Mandatory Reduction Date Facility A Term Loan Option
applies; (iii) whether the CD Rate Option, Revolving Credit Euro-Rate Option, Prime Rate Option, Federal Funds/Euro-Rate Option or Facility A Term Loan Option shall apply to the proposed Facility A Loans comprising the Borrowing Tranche; and (iv) in the case of Facility A Loans to which the CD Rate
Option or any Euro-Rate Option applies, an appropriate CD Rate or Euro-Rate Interest Period for the proposed Facility A Loans comprising the Borrowing Tranche.
          2.07 Making Facility A Loans.  The Agent shall,
promptly after receipt by it of a Facility A Loan Request
pursuant to Section 2.06, notify the Facility A Banks of its receipt of such Facility A Loan Request specifying:  (i) the proposed Borrowing Date and the time and method of disbursement of such Facility A Loan; (ii) the amount and type of such
Facility A Loan and the applicable CD Rate Interest Period or
Euro-Rate Interest Period (if any); and (iii) the apportionment among the Facility A Banks of the Facility A Loans as determined by the Agent in accordance with their respective Revolving Credit
Ratable Shares.  Each Facility A Bank shall remit the principal amount of each Facility A Loan to the Agent in immediately
available funds at the Principal Office prior to 12:00 Noon
Philadelphia time such that the Agent is able to, and the Agent shall, to the extent the Facility A Banks have made funds
available to it for such purpose, fund such Facility A Loan to the Borrower in U.S. Dollars and same day funds at the Principal
Office on the Borrowing Date, provided that if any Facility A
Bank fails to remit such funds to the Agent in a timely manner the Agent may elect in its sole discretion to fund with its own funds the Facility A Loan of such Facility A Bank on the
Borrowing Date.
          2.08 Facility A Notes.  The obligation of the Borrower
to repay the aggregate unpaid principal amount of the Facility A
Loans made to it by each Facility A Bank, together with interest thereon, shall be evidenced by a promissory note of the Borrower dated the Closing Date in substantially the form attached hereto as Exhibit E(1) payable to the order of each Facility A Bank in a face amount equal to the Facility A Commitment of such Facility A
Bank.
          2.09 Use of Facility A Proceeds.  The proceeds of the
Facility A Loans shall be used by Borrower solely to make
Intercompany Loans to the Guarantors which shall be used by the
Guarantors as working capital, for other corporate purposes and to satisfy amounts advanced pursuant to Letters of Credit and
Escrow Agreements.
          2.10 Letter of Credit Sublimit.
               (a)  Letter of Credit Requests.  The Borrower may
request that a Facility A Bank (such Bank or any Bank which
issued an Existing Letter of Credit each shall be referred to as the "Issuing Bank" with respect to its Letter of Credit) issue, on the terms and conditions hereinafter set forth, letters of credit on behalf of a Guarantor (each a "New Letter of Credit").
Each Existing Letter of Credit has, and each New Letter of Credit shall have, a maximum stated maturity date on or before the
earlier of the following two dates: (1) four years from the date on which such Letter of Credit is issued, or (2) one year after the Expiration Date. For purposes of this subsection, "stated
maturity" is the expiration date of the Letter of Credit without giving effect to any future extension thereof under an automatic renewal provision, provided that such automatic renewal provision permits the Issuing Bank to elect not to extend by giving written notice of cancellation to the beneficiary.  If the termination date of the Issuing Bank's obligations under a Letter of Credit shall extend beyond the Expiration Date, Borrower agrees to Cash
Collateralize such Letter of Credit at least fifteen (15) days prior to the Expiration Date.  Borrower also agrees to Cash
Collateralize Letters of Credit as described in Section 2.25(b)
and as otherwise set forth in this Agreement.  In no event shall
(i) the aggregate undrawn face amount of the Letters of Credit issued pursuant to this Section 2.10 by any Facility A Bank at any time exceed that Facility A Bank's Letter of Credit Issuance
Limit; (ii) the L/C-Escrow Exposure exceed at any time the L/C-Escrow
Sublimit; (iii) the Aggregate Facility A Credit Exposure
at any time exceed the Facility A Commitments; or (iv) Borrower request any Letter of Credit if the issuance thereof would cause the Loan Parties to violate the covenant contained in Section
8.01(e).
               (b)  Documentation; Notices to Agent.  The
Facility A Banks will issue Letters of Credit which are either
Performance Letters of Credit or Financial Letters of Credit.
Borrower shall deliver to the Issuing Bank, with a copy being delivered simultaneously to Agent, its duly completed application for issuance on the Issuing Bank's standard form therefor
together with such other related documents as Agent or the
Issuing Bank may reasonably require.  Provided the conditions set forth in this Agreement have been met, such Issuing Bank shall within five Business Days following receipt of such application and documents acceptable to Agent and such Issuing Bank issue its
Letter of Credit in a form and containing such terms and
conditions as are acceptable to Agent and such Issuing Bank and as otherwise directed by Borrower.  Each Issuing Bank and
Borrower have advised Agent of the face amount and nature
(Performance or Financial) of, and provided to Agent photocopies of, all existing Letters of Credit issued by such Issuing Bank, and will notify the Agent of all future Letters of Credit on the date the Issuing Bank issues such Letters of Credit and provide
Agent photocopies thereof within five Business Days following the day thereof and shall notify Agent of any increase or decrease in the face amount of any Letter of Credit issued by such Issuing
Bank on the date of such increase or decrease.  The Borrower and
Guarantors agree to be bound by the terms of the Issuing Bank's application and/or agreement for Letters of Credit and the
Issuing Bank's written regulations and customary practices
relating to Letters of Credit, though such interpretation may be different from the Loan Parties' own, and it is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Borrower's instructions or those contained in the
Letters of Credit or any modifications, amendments or supplements thereto.
               (c)  Letter of Credit Fees.  The Borrower shall
pay (i) to the Agent for the account of the Facility A Banks a fee (the "Letter of Credit Fee") equal to three-quarters of one percent (3/4%) per annum (subject to adjustment below) of the daily average of the face amount of all Letters of Credit to be allocated among the Facility A Banks based on their Net Exposures in outstanding Letters of Credit, and (ii) to the Agent for the account of each Issuing Bank a fronting fee equal to one-eighth of one percent (1/8%) per annum (subject to adjustment below) of the daily average face amount of the Letters of Credit issued by such Issuing Bank.  Letter of Credit Fees and the fronting fees shall be computed based on a year of 365 or 366 days, as the case may be.  If the face amount of Financial Letters of Credit issued by the Facility A Banks hereunder shall at any time exceed
$5,000,000, (i) the Letter of Credit Fee in respect of such
excess shall equal a rate per annum equal to the Euro-Rate Spread then in effect and (ii) the fronting fee in respect of such
excess shall equal one-eighth of one percent (1/8%) per annum.
The Letter of Credit Fee and fronting fee each shall be payable quarterly in arrears commencing with the first Business Day of each February, May, August and November following issuance of each Letter of Credit and on the expiration date of such Letter of Credit.
          2.11 Escrow Agreement Sublimit.
               (a)  Escrow Agreement Requests.  Borrower may
request that any Facility A Bank (such Facility A Bank or any
Facility A Bank which is a party to an Existing Escrow Agreement each shall be referred to as an "Escrow Bank" with respect to its
Escrow Agreement) on behalf of Guarantor enter into an agreement or other similar arrangements with a municipality or any other
Official Body, including without limitation any utility, water or sewer authority, or other similar entity in which a Guarantor or
Affiliate of the Company conducts its business for the purpose of assuring such municipality or other Official Body that such
Guarantor or Affiliate will properly and timely complete work it has agreed to perform for the benefit of such municipality or other Official Body, under the terms of which the New Escrow Bank will agree to set aside or otherwise make available a specified amount of funds which will be paid to such municipality or other
Official Body in the event such Guarantor or Affiliate fails to perform such work (each a "New Escrow Agreement").  Each Existing
Escrow Agreement has, and each New Escrow Agreement shall have, a maximum stated maturity  date on or before the earlier of the following two dates:  (1) four years from the date on which such
Escrow Agreement becomes effective, or (2) one year after the
Expiration Date.  For purposes of this subsection, "stated
maturity" is the expiration date of the Escrow Agreement without giving effect to any future extension thereof under an automatic renewal provision, provided that such automatic renewal provision permits the Escrow Bank to elect not to extend by giving written notice of cancellation to the beneficiary.  If the termination date of the Escrow Bank's obligations under an Escrow Agreement shall extend beyond the Expiration Date, Borrower agrees to Cash
Collateralize such Escrow Agreement at least fifteen (15) days or prior to the Expiration Date.  Borrower also shall Cash
Collateralize Escrow Agreements as described in Section 2.14(b)
and otherwise in this Agreement.  In no event shall (i) the
aggregate obligations under Escrow Agreements entered into
pursuant to this Section 2.11 by any Facility A Bank exceed such
Facility A Bank's Escrow Agreement Issuance Limit; (ii) the L/C-Escrow
Exposure exceed, at any time, the L/C-Escrow Sublimit;
(iii) the Aggregate Facility A Credit Exposure exceed, at any time, the Facility A Commitments, or (iv) Borrower request that an Escrow Bank enter into an Escrow Agreement if entering into such Escrow Agreement would cause the Loan Parties to violate the covenant contained in Section 8.01(e).
               (b)  Documentation; Notices to Agent.  Borrower
shall deliver to the Escrow Bank, with a copy being delivered simultaneously to Agent, its request for the Escrow Bank to enter into an Escrow Agreement, together with such other related
documents as Agent or the Escrow Bank may reasonably require, and provided the conditions set forth in this Agreement have been met, the Escrow Bank will enter into an Escrow Agreement in a form and containing such terms and conditions as are acceptable to Agent and the Escrow Bank and as otherwise directed by
Borrower.  The Escrow Bank and Borrower have advised Agent of the amount of the Escrow Bank's obligations under all existing Escrow
Agreements to which it is a party, and provided to Agent
photocopies of all such Escrow Agreements, and will notify Agent of all future Escrow Agreements on the date Escrow Bank enters into any such future Escrow Agreements and provide the Agent photocopies thereof within five Business Days following the date thereof and shall notify Agent of any increase or decrease in the amount of the outstanding obligation under any Escrow Agreement to which the Escrow Bank is a party on the effective date of such increase or decrease.  It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Escrow
Bank shall not be liable for any error, negligence and/or
mistakes, whether of omission or commission, in following the
Borrower's instructions or those contained in the Escrow
Agreements or any modifications, amendments or supplements
thereto.
               (c)  Escrow Agreement Fees.  The Borrower shall
pay (i) to the Agent for the account of the Facility A Banks a fee (the "Escrow Fee") equal to three quarters of one percent
(3/4%) per annum to be allocated among the Facility A Banks based on their Net Exposures in outstanding Escrow Agreements, and
(ii) to the Agent for the account of the Escrow Bank a fronting fee equal to one-eighth of one percent (1/8%) per annum, which fees shall be computed on the daily average outstanding
obligations of the Escrow Bank under the Escrow Agreements and shall be payable quarterly in arrears commencing with the first
Business Day of each February, May, August and November following issuance of each Escrow Agreement and on the expiration date of such Escrow Agreement.  Escrow Fees and the fronting fees shall be computed based on a year of 365 or 366 days, as the case may
be.
          2.12 Reimbursement of Advances on Letters of Credit or
Escrow Agreements.  Borrower and each Guarantor on whose behalf each Letter of Credit and each Escrow Agreement is issued hereby agree, notwithstanding the terms of any documents executed and delivered under Sections 2.10(b) and 2.11(b) to the contrary, to reimburse each Issuing Bank for all amounts advanced pursuant to each Letter of Credit and to reimburse all Escrow Banks for all sums advanced pursuant to each Escrow Agreement.  If the
foregoing sums are not immediately reimbursed by Borrower or the
Guarantor for whom such Letter of Credit or Escrow Agreement was issued, the unreimbursed sum shall become, at the time of the advance a Revolving Credit Loan from the Facility A Banks (unless an event described in Section 9.01(m) (without giving effect to the 30-day grace period) or (n) has occurred and is continuing in which case such sum shall not be a Facility A Loan but shall remain payable by Borrower and the Guarantors in the same manner and on the same terms as if it were a Facility A Loan from the
Facility A Banks) and shall thereafter bear interest under the
Prime Rate Option in accordance with the provisions contained in
Section 3.01.  Each such Issuing Bank and Escrow Bank shall give written notice to any Guarantor for whom each Letter of Credit or
Escrow Agreement was issued who failed immediately to reimburse the sums advanced and also shall notify the Agent of such
unreimbursed draw.  Agent shall promptly notify the Facility A
Banks of such draw.
          2.13 Participations in Letters of Credit and Escrow
Agreements; Responsibility of Issuing and Escrow Banks.
               (i)  Each Facility A Bank shall, notwithstanding
the Letter of Credit Issuance Limits and Escrow Agreement
Issuance Limits, purchase from time to time from each other
Facility A Bank an undivided interest in such other Facility A
Bank's Contingent Exposure in Letters of Credit which it has issued and Escrow Agreements to which it is a party as may be necessary to result in the Net Exposure of each Facility A Bank in each Letter of Credit and Escrow Agreement being equal to such
Facility A Bank's Revolving Credit Ratable Share of such
Contingent Exposure.  The Facility A Banks shall purchase
interests in the Contingent Exposures of each of the other
Facility A Banks or such interests shall be reduced whenever such
Contingent Exposures are increased or reduced for any reason so that the Net Exposure of each Facility A Bank shall always equal its Revolving Credit Ratable Share of the Contingent Exposures of
all of the Facility A Banks except for short-term differences which arise after an Additional Facility A Bank joins the
Agreement as described in Section 11.11(c).  The Agent may in its sole discretion from time to time prepare and distribute to each
Facility A Bank a Confirmation of Exposure.  Each Facility A Bank
shall review such Confirmation of Exposure and notify the Agent within two Business Days of its receipt thereof if it believes the Confirmation of Exposure incorrectly lists the amount of its
Contingent Exposure in Letters of Credit or Escrow Agreements or
any other information.  Agent may assume that the information contained in the Confirmation of Exposure is correct if a
Facility A Bank does not notify the Agent of an error therein within such two-day period, provided that a Facility A Bank may subsequently correct an error in the Confirmation of Exposure but shall be responsible for any loss resulting from such delay.
               (ii) The purchases by each Facility A Bank of
interests in Letters of Credit and Escrow Agreements pursuant to
Section 2.13(i) shall be absolute, irrevocable and unconditional and shall be enforceable by every other Facility A Bank both before and after an Event of Default shall have occurred and be continuing and both before and after the Expiration Date shall have passed.  In the event any draw under a Letter of Credit issued by an Issuing Bank or payment under an Escrow Agreement entered into by an Escrow Bank is for any reason not immediately reimbursed directly by Borrower or by all Facility A Banks making
Facility A Loans subject to the Prime Rate Option, each Facility
A Bank immediately upon demand by Agent shall severally (and not jointly) reimburse such Issuing Bank or an Escrow Bank, as the case may be, in an amount equal to its Revolving Credit Ratable
Share of the amount by which such Issuing Bank or an Escrow Bank has not been reimbursed in immediately available funds without any setoff, counterclaim or deduction of any kind, and Borrower shall remain obligated to repay upon demand such amounts to the
Facility A Banks with interest thereon at the rate which would otherwise be borne by a Facility A Loan subject to the Prime Rate
Option hereunder.
               (iii)     Without limiting the generality of any
of the foregoing, each Facility A Bank, the Borrower and the
Guarantor on whose behalf a Letter of Credit is issued or an
Escrow Agreement is entered into shall assume all risks of the acts, omissions, or misuse of each Letter of Credit and each
Escrow Agreement by any beneficiary thereof; and, each Issuing
Bank and each Escrow Bank (except to the extent of its gross negligence or willful misconduct) shall not be responsible for:
(a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or Escrow Agreement issued by it or any document submitted by any party in connection with the application for and issuance of such Letter of Credit or
Escrow Agreement, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) the form, validity, sufficiency, accuracy,
genuineness or legal effect of any instrument or document
transferring or assigning or purporting to transfer or assign any
Letter of Credit or Escrow Agreement or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (c) failure of the beneficiary under any Letter of Credit or Escrow Agreement to comply fully with conditions required in order to demand payment under such Letter of Credit or Escrow Agreement; (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or
(e) any loss or delay in the transmission or otherwise of any documents, requests, or drafts required in order to make a
disbursement or other payment under any such Letter of Credit or
Escrow Agreement.  Any action taken or omitted to be taken by an
Issuing Bank or Escrow Bank (without gross negligence or willful misconduct on its part) shall be binding upon each Facility A
Bank, and shall not put any such Issuing Bank or Escrow Bank under any resulting liability to any Facility A Bank, the
Borrower or such Guarantor, and each Facility A Bank (jointly and severally in proportion to its Revolving Credit Ratable Share), the Borrower and such Guarantor, jointly and severally, agree to indemnify and hold each such Issuing Bank and Escrow Bank
harmless from and against any and all losses, liabilities,
claims, obligations, penalties, actions, damages, suits,
judgments, costs, expenses (including reasonable fees of counsel to such Issuing Bank or Escrow Bank), or disbursements imposed on, incurred by or asserted against any such Issuing Bank or
Escrow Bank, in any way relating to or arising from it acting or refraining from acting in its capacity as such, except if the same results from such Issuing Bank's or Escrow Bank's gross negligence or willful misconduct.
               (iv) On the date on which the Borrower shall Cash
Collateralize a Letter of Credit or an Escrow Agreement pursuant to Section 2.10, 2.11 or 2.14 (but not pursuant to
Section 9.02(a)), the Letters of Credit or Escrow Agreements so
collateralized shall cease to be Letters of Credit or Escrow
Agreements hereunder, each Facility A Bank other than the Escrow
Bank or Issuing Bank shall be deemed to sell to the Issuing Bank or Escrow Bank its undivided interest in the Letters of Credit or
Escrow Agreements and in such collateral and indemnification agreements in exchange for its Net Exposure in such Letters of
Credit or Escrow Agreements (which Net Exposure shall be reduced to zero).
          2.14 Reduction of Facility A Commitments.
               (a)  Pro Rata Reduction.  The Borrower shall have
the right at any time and from time to time upon five (5)
Business Days' prior written notice to the Agent to reduce
permanently, in a minimum amount of $5,000,000 of principal and whole multiples of $500,000 for any amount over $5,000,000, or terminate the Facility A Commitments based first on the Revolving
Credit Ratable Shares of the Facility A Banks until such
Revolving Credit Ratable Shares have been reduced to zero and then based on the Facility A Ratable Shares of the Facility A
Banks without penalty or premium, except as hereinafter set
forth, provided that any such reduction or termination shall be accompanied by (a) the payment in full of any Facility A
Commitment Fee then accrued on the amount of such reduction or termination and (b) prepayment first of the Revolving Credit
Loans and then of the Facility A Term Loans, together with the full amount of interest accrued on the principal sum to be
prepaid (and all amounts referred to in Sections 4.04 and 4.06 hereof), to the extent that the aggregate amount thereof then outstanding plus the outstanding face amount of Letters of Credit and obligations under Escrow Agreements exceeds the Facility A
Commitments as so reduced or terminated.  From the effective date of any such reduction or termination the obligations of Borrower to pay the Facility A Commitment Fee pursuant to Section 2.03 shall correspondingly be reduced or cease.
                (b) Automatic Reduction on Mandatory Reduction
Date.
                            (i)    Reduction of Facility A Commitments.
The amount of the Facility A Commitment of each Facility A Bank shall be reduced automatically and permanently on the Mandatory
Reduction Date by 50% of the amount of such Facility A Commitment immediately before such date so that (i) each Facility A Bank's
Facility A Commitment on and immediately after the Mandatory
Reduction Date shall equal 50% of the amount of its Facility A
Commitment immediately prior to such date, and (ii) the aggregate of the Facility A Commitments on and immediately after the
Mandatory Reduction Date shall equal 50% of the amount of the aggregate of the Facility A Commitments immediately before such date.
                           (ii)    Reduction of Escrow Agreement and Letter
of Credit Limits and Sublimits.  The amount of the Escrow
Agreement Issuance Limit and the Letter of Credit Issuance Limit
of each Facility A Bank and the L/C-Escrow Sublimit each shall be reduced automatically and permanently on the Mandatory Reduction
Date as follows:
               (A)  Escrow Agreement Issuance Limit.  The amount
          of each Facility A Bank's Escrow Agreement Issuance
          Limit on and after the Mandatory Reduction Date shall
          be equal to the greater of (1) 50% of the amount of
          such Escrow Agreement Issuance Limit immediately before
          the Mandatory Reduction Date or (2) the amount of such
          Facility A Bank's obligations as the Escrow Bank under
          Escrow Agreements.  If the amount in clause (2) of the
          sentence above exceeds the amount in clause (1), then,
          so long as such excess continues to exist:  (y) such
          Facility A Bank's Escrow Agreement Issuance Limit shall
          be reduced automatically as the amount in clause (2)
          decreases (i.e., due to the termination or expiration
          of Escrow Agreements to which it is a party), and
          (z) the Borrower may not request from such Facility A
          Bank, and such Facility A Bank may not enter into,
          additional Escrow Agreements pursuant to this
          Agreement.
               (B)  Letter of Credit Issuance Limit.  The amount
          of each Facility A Bank's Letter of Credit Issuance
          Limit on and after the Mandatory Reduction Date shall
          be equal to the greater of (1) 50% of the amount of
          such Letter of Credit Issuance Limit immediately before
          the Mandatory Reduction Date or (2) the amount of such
          Facility A Bank's obligations as the Issuing Bank under
          Letters of Credit.  If the amount in clause (2) of the
          sentence above exceeds the amount in clause (1), then,
          so long as such excess continues to exist:  (y) such
          Facility A Bank's Letter of Credit Issuance Limit shall
          be reduced automatically as the amount in clause (2)
          decreases (i.e., due to the termination or expiration
          of Letters of Credit which it has issued), and (z) the
          Borrower may not request from such Facility A Bank, and
          such Facility A Bank may not issue, any additional
          Letters of Credit pursuant to this Agreement.
               (C)  L/C-Escrow Sublimit.  The amount of the L/C-Escrow
          Sublimit shall be equal to the greater of
          (1) two-thirds (2/3) of the amount of the Facility A
          Commitments (rounded upward to the nearest number which
          is an integral multiple of $5,000,000) after reduction
          of such Facility A Commitments or (2) the amount the
          L/C-Escrow Exposure on the Mandatory Reduction Date.
          If the L/C-Escrow Exposure exceeds the L/C-Escrow
          Sublimit, then, so long as such excess continues to
          exist:  (y) the L/C-Escrow Sublimit shall be reduced
          automatically as the L/C-Escrow Exposure decreases
          (i.e., due to the termination or expiration of Escrow
          Agreements or Letters of Credit), and (z) the Borrower
          may not request that any Facility A Bank enter into any
          Escrow Agreements or issue any Letters of Credit.
                          (iii)    Repayment of Facility A Loans; Cash
Collateralization of Escrow Agreements and Letters of Credit.  If
the Aggregate Facility A Credit Exposure exceeds the amount of the Facility A Commitments on the Mandatory Reduction Date (after the Facility A Commitments have been reduced on such date),
Borrower shall repay Facility A Loans on the Mandatory Reduction
Date in the amount of the lesser of (A) such excess or (B) the amount of Facility A Loans outstanding.  Borrower shall repay all
Revolving Credit Loans before it repays any Facility A Term Loans pursuant to the first sentence.  Any repayment of a Facility A
Term Loan on the Mandatory Reduction Date pursuant to the first sentence of this clause (iii) shall be subject to the Term Loan
Prepayment Premium.  If the aggregate of the undrawn face amount of Letters of Credit scheduled to expire after the Mandatory
Reduction Date plus obligations under the Escrow Agreements
scheduled to terminate after the Mandatory Reduction Date exceeds the amount of Facility A Commitments on such Mandatory Reduction
Date after reduction of such Facility A Commitments (such excess shall be referred to as the "Amount to be Collateralized"), then
Borrower shall, on or before the date which is fifteen (15) days before such Mandatory Reduction Date, Cash Collateralize Letters of Credit and Escrow Agreements in an aggregate amount equal to or exceeding such Amount to be Collateralized.  Borrower shall select outstanding Escrow Agreements and Letters of Credit for
Cash Collateralization for purposes of the preceding sentence in the following order of priority:  (i) first, Borrower shall
select Escrow Agreements and Letters of Credit in reverse order of the amount of obligations under or face amount of, as the case may be, such Escrow Agreements or Letters of Credit (so that, for example, a Letter of Credit will be Cash Collateralized before an
Escrow Agreement if the face amount of the Letter of Credit will exceed the obligations under the Escrow Agreement on the
Mandatory Reduction Date); (ii) second, if (A) two or more
Letters of Credit shall have the same face amount, (B) the amount of the obligations under two or more Escrow Agreements shall be the same or (C) the face amount of a Letter of Credit shall equal the amount of the obligations under an Escrow Agreement, then, in such event, Borrower shall Cash Collateralize such Letters of
Credit and Escrow Agreements (the obligations under or face
amounts of which are the same) in order of the amount of the
Contingent Exposure of the Issuing Banks or Escrow Banks which issued or entered into such Letters of Credit or Escrow
Agreements (so that, for example, if more than one Facility A
Bank is the Escrow Bank or Issuing Bank under such Escrow
Agreements or Letters of Credit all of such Escrow Agreements and
Letters of Credit issued by the Facility A Bank with the highest
Contingent Exposure would be Cash Collateralized before any of such Escrow Agreements or Letters of Credit issued by any other
Facility A Bank would be Cash Collateralized).
          2.15 Increase in Facility A Commitments.
               (a)  Existing Facility A Banks.
                            (i)    Procedures.  Subject to the limitations
contained in Section 2.15(c), Borrower may from time to time request an increase in the Facility A Commitments of the Facility
A Banks by sending a notice thereof to all of the Facility A
Banks and the Agent.  Such notice shall specify the total amount of increase requested by the Borrower (the "Requested Increase")
which amount shall not exceed the amount permitted in Section
2.15(c) below.  Each Facility A Bank shall respond in writing to
Borrower (with a copy simultaneously sent to the Agent), within forty-five (45) days after receiving such notice from Borrower, stating the maximum amount, if any, by which it is willing to increase its Facility A Commitment (the "Offered Amount").  If
the total of the Offered Amount for all of the Facility A Banks is less than the Requested Increase, each Facility A Bank's
Facility A Commitment shall increase by its Offered Amount and the Borrower may offer the difference to a new bank pursuant to
Section 2.15(b) below.  If the total of the Offered Amount for all of the Facility A Banks is greater than the Requested
Increase, the Requested Increase shall be allocated in proportion to the Offered Amounts.
                           (ii)    Effect on Letter of Credit and Escrow
Limits.  Whenever a Facility A Bank increases its Facility A
Commitment hereunder, (1) the L/C-Escrow Sublimit shall increase by an amount equal to 2/3 of the increased of such Facility A
Bank's Facility A Commitment, and (2) its Letter of Credit
Issuance Limit and its Escrow Agreement Issuance Limit each shall be increased by multiplying the current limit times a fraction equal to its new Facility A Commitment after giving effect to the increase in its Facility A Commitment divided by its Facility A
Commitment before such increase.  Following any increase in
Facility A Commitments pursuant to this Section 2.15(a), the
Agent shall send to the Facility A Banks and the Borrower a
revised Schedule 1.01(C) setting forth the new Facility A
Commitments.  Such schedule shall replace the existing Schedule
1.01(C) if no Facility A Bank objects thereto within 10 days of its receipt thereof.
               (b)  New Facility A Banks.  Subject to the
limitations contained in Section 2.15(c), Borrower may from time to time request that a new bank join this Agreement and provide a
Facility A Commitment hereunder, provided that Borrower shall at least seven (7) days prior to the date on which such bank joins this Agreement notify the Agent of the name of such proposed new bank and the amount of its proposed Facility A Commitment, Letter of Credit Issuance Limit and Escrow Agreement Issuance Limit and
the amount of Facility A Term Loans it shall make pursuant to
Section 11.11(c) (if any) and deliver a duly completed New Bank
Joinder and Information Package with respect to such bank.  Such bank shall join this Agreement pursuant to the procedures
contained in Section 11.11.
               (c)  Limitations on Increases.
                            (i)    Borrower may not request an increase in
the Facility A Commitments and the Facility A Commitments shall not be increased pursuant to Section 2.15(a) and (b) if:  (1)
after giving effect to the proposed increase in Facility A
Commitments, the Facility A Commitments shall exceed $240,000,000 if the proposed increase shall occur on or before June 16, 1996,
(2) after giving effect to the proposed increase in Facility A
Commitments, the aggregate of the increases in the Facility A
Commitments pursuant to Sections 2.15(a) and (b) plus the increase requested by Borrower during the 12-month period beginning June 16, 1997 or during any 12-month period beginning on June 16, of any year thereafter shall exceed $40,000,000;
provided that the Facility A Commitments may be increased by more than the amounts permitted in this clause (2) or clause (1) above in any year upon the consent of the Simple Majority of Facility
A Banks which shall not be unreasonably withheld; (3) there exists an Event of Default or Potential Default on the date of such request or on the effective date of such increase; or
(4) after giving effect to the proposed increase in Facility A
Commitments the Facility A Commitments shall exceed $300,000,000.
                           (ii)    The Facility A Commitment of any
Facility A Bank shall not be increased if its Facility A
Commitment already exceeds, or with any such increase would exceed, one-third of the total of all Facility A Commitments to Borrower, and no Facility A Bank shall become a party to this Agreement with a Facility A Commitment in excess of one-third of the total of all Facility A Commitments at such time.
B.   FACILITY B
          2.16 Requests for Facility B Loans.
          (a) Facility B Loan Requests. Borrower may request from the Facility A Banks at any time during the period from the Sixth Amendment Effective Date through the first anniversary of such date (the "Facility B Loan Election Period") that such
Facility A Banks offer to make fixed rate term loans to the Borrower (herein, any such loans from Facility A Banks, together with any such loans made by any Other Banks described in Sections
2.17 and 2.18 below shall be referred to as "Facility B Loans").
Borrower shall request Facility B Loans by delivering to the Agent a written request therefor in the form of Exhibit F(2) hereto (each a "Facility B Loan Request"). Borrower may not borrow more than two (2) Borrowing Tranches of Facility B Loans during the Facility B Loan Election Period, provided that
Borrower may borrow up to two (2) Borrowing Tranches of Facility
B Loans in each subsequent Facility B Loan Election Period if the
Banks agree to renew the Facility B Loan Election Period as described in Section 2.20 below. Each Facility B Loan Request shall state the following:
          (1) the principal amount of such Facility B Loans which Borrower is requesting provided that (a) the aggregate principal amount of all Facility B Loans requested by Borrower plus the amount of Facility B Loans outstanding may not exceed
$100,000,000 and (b) the amount requested by Borrower in each Facility B Loan Request must be at least $25,000,000 and an integral multiple of $1,000,000;
          (2) whether Borrower is electing the Requested Rate
Option or the Bid Rate Interest Option described in Section
2.16(b) and if Borrower is electing the Requested Rate Option, the Requested Spread; and
          (3) the maturity date of the Facility B Loans which Borrower is requesting (the "Facility B Loan Due Date") which may be any date, provided that:
               (i) the Facility B Loan Due Date shall not be more than five (5) years after the Borrowing Date with respect to such Facility B Loans; and
               (ii) all Facility B Loans requested under the same
Facility B Loan Request shall have the same Facility B Loan Due
Date.
          (b)  Facility B Interest Rate Options.  The Facility B
Loans shall bear interest at a fixed percentage which shall be expressed as a percentage rounded to the nearest one thousandth of one percent (the "Spread") over the Treasury Rate applicable to the term of such Facility B Loan in effect two (2) Business
Days prior to the Borrowing Date with respect to such Facility B
Loans. Interest shall be computed on the basis of a year of 365 or 366 days, as the case may be and actual days elapsed. The amount of the Spread which shall govern each Facility B Loan shall be determined under either the Requested Rate Option or the Bid Rate Option, at the option of Borrower as set forth in clauses (i) and (ii) below.
          (i) Requested Rate Option. Borrower shall quote in its Facility B Loan Request the Spread which shall apply to all Facility B Loans which Borrower is requesting.
          (ii)  Bid Rate Option. Borrower shall request that each
Facility A Bank state in its Offer the Spread at which it offers to make Facility B Loans. If Borrower accepts such Facility B
Bank's Offer, then the Spread quoted by such Bank shall apply to such Bank's Facility B Loan.
          2.17 Offers
          (a)  Facility A Bank Offers.
          Following the date on which Borrower delivers a Facility B Loan Request (the "Request Date"): (i) the Agent may, but shall not be required to, offer to make a Facility B Loan in response to such Facility B Loan Request by delivering written notice thereof in the form of Exhibit Q(1) to Borrower on or before the close of business on the third (3rd) Business Day following the Request Date, and (ii) each of the Facility A Banks other than the Agent may, but shall not be required to, offer to make a Facility B Loan by delivering written notice thereof in the form of Exhibit Q(1) to the Agent on either the fourth (4th) or on or before 12:00 noon on the fifth (5th) Business Day following the Request Date (each written offer by Agent or a Bank shall be referred to as an "Facility A Bank Offer"). The Agent shall deliver the Facility A Bank Offers to Borrower on or before the close of business on the sixth (6th) business day following the Request Date. Each Facility A Bank Offer shall state: (i) the amount of Facility B Loans which such Facility A Bank offers to make, which amount shall be an integral multiple of $1,000,000 and may not exceed 30% of the amount requested by Borrower, and
(ii) if Borrower has elected the Bid Rate Option, the Spread
(which shall be expressed as a percentage rounded to the nearest one thousandths of one percent) which such Facility A Bank offers. The Agent shall not disclose to any Facility A Bank the terms of any Facility A Bank Offer made by any other Facility A
Bank prior to delivering all Facility A Bank Offers to Borrower.
Any Facility A Bank Offer shall be rejected if Agent receives such Facility A Bank Offer after 12:00 noon on the close of business on the fifth (5th) business day following the Request
Date or if such Facility A Bank Offer does not satisfy the requirements listed above and conform to Exhibit Q(1).
          (b)  Other Bank Offers.  Borrower may solicit offers
(each an "Other Bank Offer") to make Facility B Loans from other persons who are Qualified Banks but are not Banks hereunder (each an "Other Bank") in connection with any Facility B Loan Request made by Borrower, provided that such Facility B Loans shall have the same Borrowing Date and Facility B Loan Due Date as the
Borrowing Date and Facility B Loan Due Date applicable to the
Facility B Loans requested from the Facility A Banks and provided further that the Borrower may not accept any Other Bank Offer unless Borrower has complied with the requirements in Section
2.18 below (relating to accepting Other Bank Offers) and as otherwise set forth below. (The term "Offer" used hereafter shall refer to either a Facility A Bank Offer or an Other Bank
Offer.)
          2.18 Acceptance of Offers .
          Borrower may, in its sole discretion, accept Facility A
Bank Offers by sending to the Agent a written notice of such acceptance in the form of Exhibit Q(2) (the "Facility A Bank
Acceptance") provided that the Agent must receive such Facility A
Bank Acceptance before the close of business on the eighth (8th)
Business Day following the Request Date. Agent shall promptly send a copy of the Facility A Bank Acceptance to each of the Facility A Banks whose Offers (or portions thereof) are being accepted. Such Facility A Bank Acceptance shall (i) state the name of each Facility A Bank whose Offer (or any portion thereof)
Borrower is accepting, (ii) state the portion of each Offer which Borrower is accepting, (iii) state the total amount of Offers which Borrower is accepting; (iv) state the Spread which shall apply to such Facility A Bank's Facility B Loan; which Spread shall be (a) the Requested Spread if Borrower elected the Requested Rate Option or (b) the Spread quoted by such Bank in its Offer if the Borrower elected the Bid Rate Option, (v) if Borrower is accepting any Offers from any Other Banks, such Facility A Bank Acceptance shall state the names of such Other
Banks and the amount of Facility B Loans and the Spreads applicable to such Loans, and (vi) demonstrate that Borrower has complied with the requirements set forth in numbered Paragraphs
(1) through (6) below (which shall not apply if Borrower elects not to accept any Offers) in accordance with the procedures outlined in Steps numbered First through Fifth below. Borrower may accept from the Facility A Banks an amount of Offers which is either equal to, less than or greater than the amount it requested in its Facility B Loan Request. The requirements in each of Paragraphs (2) through (4) and (6) below shall be applied to Offers accepted from Facility A Banks and Other Banks in response to or in connection with Borrower's current Facility B
Loan Request and shall not take into account any Offers accepted in response to or in connection with any prior Facility B Loan
Request.
          (1) The amount of each Offer which Borrower accepts from any Facility A Bank or Other Bank shall be an integral multiple of $1,000,000.
          (2)  The aggregate amount of Facility B Loans which
Borrower accepts from the Facility A Banks and Other Banks must equal or exceed $25,000,000.
          (3) The number of Facility A Banks whose Offers are accepted must equal or exceed 50% of the total number of Facility
A Banks (the limitation in this clause (3) shall be referred to as the "50% Minimum Requirement").
          (4) Each Facility A Bank Offer and Other Bank Offer which Borrower accepts may not exceed 30% of the aggregate amount of Offers which Borrower accepts from all of the Facility A Banks and Other Banks (the limitation in this clause (4) shall be referred to as the "30% Limit").
          (5) The sum of the Offers which Borrower accepts plus the principal amount of Facility B Loans outstanding on the date of such acceptance may not exceed $100,000,000.
          (6) Borrower may accept Offers for Facility B Loans from Other Banks only if each of the following conditions is satisfied:
               (A) Borrower shall have delivered to the Agent a duly completed and executed New Bank Joinder and Information
Package at least seven (7) days before Borrower accepts the Offer of such Other Bank; such New Bank Joinder and Information Package shall, among other things: (i) contain evidence satisfactory to Agent that such Other Bank is a "Qualified Bank" and (ii) include a completed and executed Bank Joinder in the form of Exhibit M(2) which shall provide that (1) such Other Bank shall join this Agreement effective on the Borrowing Date of the Facility B Loans which such Other Bank shall make (or before such Borrowing Date if such Other Bank shall join as a Facility A Bank as well as a Facility B Bank) and (2) such Bank Joinder shall terminate if
Borrower does not accept the Offer of such Other Bank and requests Facility B Loan from such Other Bank (unless such bank is joining as a Facility A Bank in which case such Bank Joinder shall remain in effect and such banks shall join this Agreement in such capacity);
               (B) The interest rate to be charged by each of the Other Banks shall be quoted as a fixed Spread over the Treasury Rate based on a year of 365 or 366 days, as the case may be and actual days elapsed. The Spread to be charged by each Other Bank may not exceed (i) the Requested Spread if Borrower selects the Requested Rate Option or (ii) the highest interest rate Spread offered by an Initial Acceptee (defined in the Fifth
Step below) if Borrower selects the Bid Rate Option;
               (C) Borrower may accept an Offer by an Other Bank only if Borrower has accepted in full each Offer made by each of the Facility A Banks at a Spread which equals or is less than the Spread offered by such Other Bank (Borrower shall be deemed for purposes of determining Borrower's compliance with this clause
(C):  (i) to accept any portion of any Offer from an Initial
Acceptee which Borrower is prohibited from accepting under the 30% Limit in the Third Step below, and (ii) to accept any portion of any Offer from an Initial Acceptee which Borrower is prohibited from accepting under the Fifth step below), and ;
               (D) the amount of Offers for Facility B Loans which Borrower accepts from Other Banks may not exceed 66-2/3% of the amount of Offers for Facility B Loans which Borrower has accepted from the Facility A Banks; and
               (E)  the Borrowing Date and Facility B Loan Due
Date of the Facility B Loans provided by Other Banks shall be the same as the Borrowing Date and Facility B Loan Due Date of the
Facility B Loans provided by the Facility A Banks.
          Borrower shall apply the requirements in Paragraphs (1) through (6) above under the procedures numbered "First" through "Fifth" below and shall demonstrate in its Facility A Bank
Acceptance that it has complied with such procedures. Borrower shall not consider any Offer which a Facility A Bank delivers in applying the First through Fifth steps below if such Offer is received by the Agent after 12:00 Noon on the fifth Business Day following the Request Date or if such Offer otherwise does not meet each of the requirements in Section 2.16. Exhibit Q(3) sets forth an example of the application of Paragraphs (1) through (6) above in accordance with the procedures in Steps numbered First through Fifth below. Each step below is subject to all of the requirements in Paragraphs (1) through (6) above. If any of the requirements in Paragraph (1) through (6) are not met or any of the procedures in the First through Fifth steps are not followed, then all outstanding Offers for Facility B Loans from the Facility A Banks and Other Banks shall terminate and Borrower's
Facility B Loan Request shall be canceled.
          First, after Borrower has received all of the Facility
A Bank Offers, Borrower shall decide upon the portion of such Facility A Bank Offers that it is accepting (the "Facility A Bank
Portion") and the aggregate amount of Other Bank Offers that it is accepting (the "Other Bank Portion"). The Other Bank Portion shall comply with clauses (A) through (E) of Paragraph 6 above and the aggregate of the Facility A Bank Portion and Other Bank
Portion must equal or exceed $25,000,000.
          Second, Borrower shall accept all Facility A Bank
Offers if the amount thereof equals (but does not exceed) the Facility A Bank Portion. Borrower shall select Facility A Bank
Offers as follows if the amount thereof exceeds the amount of the Facility A Bank Portion:
          Alternative 1.  If Borrower elects the Requested Rate
Option, Borrower shall accept Offers in total amount equal to the Facility A Bank Portion and shall allocate its acceptance to the Facility A Banks on a pro-rata basis based on the amount Offered by each Facility A Bank. Borrower shall round the amounts it accepts from each Facility A Bank to integral multiples of $1,000,000.
          Alternative 2.  If Borrower elects the Bid Rate Option,
Borrower shall accept Facility A Bank Offers in a total amount equal to the Facility A Bank Portion and shall allocate its acceptance to the Facility A Banks in order of the Spreads which they offered (i.e., lowest offered spread first). In the event that two or more Facility A Banks offered the same Spread and the amount to be accepted at such Spread is less than the total amount offered by such Facility A Banks at such spread, Borrower shall allocate its acceptance on a pro-rata basis based on the amount offered by each such Facility A Bank. In such event
Borrower shall round the amounts it accepts from such Facility A
Banks to integral multiples of $1,000,000.
          Third, Borrower shall determine whether the amount of the Offer to be accepted from any Facility A Bank under the Second step above shall exceed the 30% Limit described in Paragraph (4) above. If the amount of the Offer to be accepted from any Facility A Bank exceeds the 30% Limit, Borrower shall reduce the amount of the Offer it shall accept from such Facility
A Bank by the amount of such excess and then re-compute the amount of the Offer to be accepted from each Facility A Bank pursuant to the Second step above (treating such Facility A Bank as having made an Offer equal to its original Offer less the amount of such excess).
          Fourth, Borrower shall determine whether the 50%
Minimum Requirement described in Paragraph (3) above exceeds the number of Facility A Banks whose Offers are to be accepted in whole or in part under the Third step above. If the 50% Minimum
Requirement exceeds the number of Facility A Banks whose Offers are to be accepted in whole or in part (such excess shall be referred to as the "Required Number of Additional Acceptances"), Borrower shall accept a portion of the Offers, from those Facility A Banks who made Offers but whose Offers were not to be accepted under First, Second and Third Steps above (each a "Rejected Offeror"), according to the following criteria:
          (i) If the Required Number of Additional Acceptances equals the number of Rejected Offerors, Borrower shall accept a portion of the Offer from each Rejected Offeror equal to $1,000,000.
          (ii) If the number of Rejected Offerors exceeds the Required Number of Additional Acceptances, Borrower shall select a number of Rejected Offerors equal to the Required Number of Additional Acceptances. Borrower shall choose among Rejected
Offerors in order of the Spreads (i.e. lowest spread first) offered by each of the Rejected Offerors. If the spreads offered by two or more Rejected Offerors are equal and Borrower is required to accept a portion of the Offers from one or more but not all of such Rejected Offerors, Borrower may choose among such Rejected Offerors in its sole discretion. Borrower shall accept from each Rejected Offeror which it has selected under this clause (ii) a portion of such Rejected Offeror's Offer equal to $1,000,000.
          (iii)     If the Required Number of Additional
Acceptances exceeds the number of Rejected Offerors, then all outstanding Offers for Facility B Loans from the Facility A Banks and Other Banks shall terminate and Borrower's Facility B Loan
Request shall be canceled.
          Fifth, if Borrower has accepted Offers (or portions thereof) from any Rejected Offerors under clause (i) or (ii) of the Fourth step above, Borrower shall make the additional adjustments described in this Fifth Step. For purposes of this Fifth Step (1) the term "Adjustment Amount" shall mean the product of the Required Number of Additional Acceptances times
$1,000,000 and (2) the term "Initial Acceptees" shall mean each Facility A Bank, which has made an Offer and whose Offer has been accepted under the First through Third Steps above. Borrower shall reduce the amount of Offers which it shall accept from one or more of the Initial Acceptees in an aggregate amount equal to the Adjustment Amount. Borrower shall select Offers for such reduction in inverse order of the amount of the Spread quoted by each Initial Acceptee (i.e., highest Spread first) provided that
(i) the amount of Facility B Loans to be provided by any Initial
Acceptee shall not be reduced below $1,000,000 and (ii) if the Spreads quoted by two or more Initial Acceptees are equal and the total amount of the Facility B Loans to be made by them exceeds the reduction amount, the reduction shall be allocated to such Initial Acceptees on an pro rata basis based on the amounts of their proposed Facility B Loans (before adjustment in this Fifth step) and the amount to be allocated to each such Initial Acceptee shall be rounded to an integral multiple of $1,000,000.
          Borrower shall follow the following procedures whenever Borrower is required to round amounts to integral multiples of $1,000,000. Borrower shall round amounts to the nearest integral multiple of $1,000,000 (or to the next higher integral multiple of $1,000,000 if two integral multiples of $1,000,000 are equally close to such amount) if such rounding shall not cause Borrower to violate one of the requirements in Paragraphs (1) to (6) above or in the First through Fifth Steps above. If rounding in the proceeding sentence shall cause Borrower to violate one of the requirements referred to in such sentence, Borrower shall round such amount to the next higher or lower integral multiple of $1,000,000 in Borrower's sole discretion provided that the result thereof shall cause Borrower to comply with such requirement.
          2.19 Borrowing.
          (a)  Notice of Borrowing.
          If Borrower accepts any Offers from Facility A Banks (and Other Banks, if applicable) and desires that such Facility A Banks (and Other Banks, if applicable) fund the Facility B Loans, Borrower shall deliver a request for borrowing in the form of Exhibit Q(4) (each a "Facility B Borrowing Notice") (i) at least three (3) Business Days before the Borrowing Date and (ii) within five (5) Business Days after the date on which Borrower delivered its Facility A Bank Acceptance to the Agent (the "Facility A Bank Acceptance Date"). Such Facility B Borrowing Notice shall state the
Borrowing Date, which shall be no more than eight (8) Business Days following the Facility A Bank Acceptance Date. If Borrower does not deliver Facility B Borrowing Notice within five (5) Business Days after the Facility A Bank Acceptance Date, Borrower's acceptances of all Offers from the Facility A
Banks and the Other Banks for Facility B Loans shall be canceled.  If
Borrower delivers a Facility B Borrowing Notice, the Facility A
Banks and Other Banks whose Offers Borrower has accepted shall, subject to
Section 6.02, make the Facility B Loans which Borrower has accepted on the Borrowing Date requested by Borrower.
          (b)  Delivery of Facility B Notes.
          Borrower shall at least three Business Days prior to the Borrowing Date with respect to any Borrowing Tranche of Facility B Loans execute and deliver to each Facility A Bank and Other Bank who shall make such Facility B Loans a promissory Note in the form of Exhibit (E)(2) (each a "Facility B Note") in the principal amount of such Bank's Facility B Loan and with a maturity that is the Facility B Due Date of such Facility B Loan.
          2.20 Renewal of Option .
          Borrower may request that the Banks renew the Facility B Loan Election Period for subsequent one-year periods if the amount of Facility B Loans outstanding at the end of the initial Facility B Loan Election Period or any subsequent renewal period is $75,000,000 or less, provided that Borrower's request to extend such Facility B Loan Election Period shall be in writing and shall accompany a request by Borrower to extend the Mandatory Reduction Date and, if Borrower is permitted to do so, also the Expiration
Date pursuant to Section 2.04. Any such request for renewal shall be effective upon the written approval of the Required Majority of Banks.
          2.21 Fees.
          Borrower also shall pay to each Facility A Bank which makes a Facility B Loan a nonrefundable fee (the "Facility B Closing Fee") in the amount of .125% times the amount of such Facility B Loan, due and payable on the Borrowing Date with respect to such Facility B Term Loan.
          2.22 Prepayment Penalty.
          Borrower may prepay the Facility B Loans subject to the Term Loan Prepayment Premium described in Section 4.04(a)(2)(a).
          2.23 Interest After Default.
          The provisions in Section 3.03 relating to the rate of interest payable on obligations under this Agreement apply to the Facility B Loans, interest thereon and fees and other obligations relating thereto.
          2.24 Use of Proceeds .
          The proceeds of the Facility B Loans shall be used by Borrower for the same purposes as Borrower uses the proceeds of the Facility A Loans as described in Section 2.09.
C.   BOTH FACILITIES
          2.25 Reduction of Commitments
               (a) Bank Exclusion Event. Upon the occurrence of a Bank Exclusion Event with respect to any Bank, the following shall occur:
                            (i)    Reduction of Commitment.  Such Bank's
Facility A Commitment (if any) shall be reduced to equal the sum of its Facility A Loans outstanding and its Contingent Exposure under Letters of Credit which it has issued and Escrow Agreements to which it is a party.
Such Bank's Facility A Commitment shall be further reduced immediately upon the repayment or other reduction of such Facility A Loans, Letters of Credit or obligations under Escrow Agreements (including repayments or reductions pursuant to clause (v) below and any other payments or reductions). Such Bank shall not be permitted to make any new Loans, issue any Letters of Credit, enter into any Escrow Agreements or receive any Facility A Commitment Fees.
                           (ii)    Termination of Payments.  Such Bank shall
receive interest on its Loans but shall not receive payments of principal on its Loans until either (A) the Loans of all Banks become due and payable pursuant to Section 9.02 (at such time this Section 2.25(a)(ii) shall cease to apply to such Loans), (B) such Loans become due and payable upon the Term Loan Due Date if such Loans are Term Loans, or (C) the
Expiration Date (without giving effect to any extension thereof occurring after the Bank Exclusion Event) (the "Next Expiration Date").
Borrower and a Simple Majority of Banks may waive this Section 2.25(a)(ii) to accelerate payment of principal on such Loans.
                          (iii)    Termination of Voting Rights.  Such Bank
shall not be entitled to vote on any actions which require approval of any of the Banks and its Facility A Commitment, Facility B Commitment and Commitment and outstanding Loans shall be excluded in determining whether a Required Majority of Facility A Banks, Required Majority, Simple Majority of Facility
A Banks or Simple Majority has approved of such action.
                           (iv)    Extension of Expiration Date.  Such Bank
shall be treated as a Non-Extending Facility A Bank under Section 2.04 in the event that such Bank is a Facility A Bank and Borrower requests an extension of the Expiration Date pursuant to Section 2.04, and the Bank shall be removed pursuant to the procedures set forth in Sections 2.04 and 2.25(b). (Such Bank will not be permitted to vote under Section 2.04 and its Facility A Commitment will be excluded in determining whether a Required Majority of Facility A Banks has approved of the request.)
                            (v)    Assignment of Interest.  A Simple Majority
of the Banks may require such Bank to assign all of its rights and interests hereunder to another Bank or to a new bank which shall be a Qualified Bank.
If the assignment is to a new bank it shall be subject to Borrower's approval of such new bank which approval shall not be unreasonably withheld. Such assignment shall be subject to the acceptance of the assignee and its execution of the Assignment and Assumption Agreement and the other requirements of
Section 11.11(b) hereof.
                           (vi)    Termination of Commitments.  A Simple
Majority of the Banks may request that the Commitments of such Bank be terminated and that such Bank be removed as a Bank hereunder. Such termination shall be subject to the consent of the Borrower which shall not be unreasonably withheld. If Borrower consents to such termination, such Bank shall be removed pursuant to the procedures set forth in Section 2.25(a)(vii).
                          (vii)    Procedures for Termination.  If a Bank is
to be removed (the "Bank to be Terminated") as a Bank hereunder pursuant to this Section 2.25 the provisions of Section 2.25(a)(i) through (iv) shall remain in effect with respect to the Bank to be Terminated, except as set forth below:
               (A) This paragraph (A) shall apply only if the Bank to be Terminated is a Facility A Bank. The transactions described in this paragraph (A) shall occur simultaneously as soon as any increase in the Net Exposure of any of the Facility A Banks which may occur as a result of such transactions will not cause the sum of the Net Exposure and Facility A Loans outstanding of such Facility A Banks to exceed their Facility A Commitments. The Bank to be Terminated shall cease to participate in or otherwise be liable upon any Letters of Credit or Escrow Agreements issued by any other Bank or to which any other Bank is a party. The Net Exposure of the other Facility A Banks in such Letters of Credit and Escrow
          Agreements shall be increased according to their Revolving Credit Ratable Shares.
          Each of the other Facility A Banks shall cease to participate in or otherwise be liable upon any Letters of Credit issued by the Bank to be Terminated or to which the Bank to be Terminated is a party. The Borrower shall Cash Collateralize any Letters of Credit or
          Escrow Agreements with respect to which such Bank is the Issuing Bank or Escrow Bank. The Facility A Commitment of the Bank to be Terminated shall be reduced to equal the amount of its Facility A Loans outstanding (as the same may be reduced pursuant to paragraph (B) below or by reason of other payments thereon from time to time) plus its Contingent Exposure in Letters of Credit and Escrow Agreements which it has issued or entered into.
               (B)  The waiver contained in the second sentence of
          Section 2.25(a)(ii) may be made by Borrower alone without the approval of a Simple Majority of the Banks so that Borrower may accelerate payment on the Loans of the Bank to be Terminated at any time.
               (C)  The Bank to be Terminated shall deliver its original
          Notes to the Borrower within one Business Day of the completion of the events described in subsections (A) and (B) above and repayment by the Borrower of all Loans of the Bank to be Terminated.
                         (viii) No Waiver. The procedures set forth in clauses (i) through (vii) above do not constitute a cure of any default committed by a Bank which is subject to a Bank
          Exclusion Event and neither the Borrower nor the other Banks waive any rights or remedies against such a Bank by electing to apply the provisions in such clauses to such Bank.
               (b)  Bank Extension or Mutual Agreement.
                            (i)    Mutual Agreement.  The Borrower and any
Bank may at any time with the consent of a Simple Majority of the Banks agree that Borrower shall remove such Bank effective upon a mutually agreed upon date pursuant to the procedures set forth in Section 2.25(b)(ii) below.
                           (ii)    Bank Removal.  Borrower shall complete all
of the following steps with respect to any Non-Extending Facility A Bank which is to be removed pursuant to Section 2.04 [Extension of Expiration
Date] or any Bank which is to be removed pursuant to Section 2.25(b)(i)
[Mutual Agreement] (in either case referred to as the "Bank to be Removed"; the date on which such removal is to take place under Section 2.04 or 2.25(b)(i), as the case may be, is referred to as "Removal Date"):
(i) Borrower shall on the Removal Date repay the Loans of such Bank to be Removed and all interest accrued thereon (whether or not then due and payable) and any other amount which is then due to such Bank to be Removed but has not yet been paid; (ii) if the Bank to be Removed is an Issuing Bank under any Letters of Credit and the termination date of such Letters of Credit extends beyond the Removal Date, Borrower shall Cash Collateralize such Letters of Credit at least fifteen (15) days prior to the Removal Date; and (iii) if any Bank to be Removed is an Escrow Bank under any Escrow Agreements and the termination date of such Escrow Bank's obligations thereunder extends beyond the Removal Date, Borrower shall Cash Collateralize such Escrow Agreements at least fifteen (15) days prior to the Removal
Date. (Borrower is not required to repay any of the Loans of, or provide cash or other collateral to, any of the Banks other than the Bank to be Removed (hereinafter referred to as the "Remaining Banks") when it makes the repayments or provides the collateral described in clauses (i) through
(iii) of the preceding sentence.) The following shall occur on the Removal Date, subject to Borrower's completion of steps listed in clauses
(i) through (iii) above: (A) the Commitments of the Bank to be Removed and its participation in and Net Exposure under Letters of Credit or Escrow Agreements issued or entered into by the Remaining Banks shall terminate; and
(B) the Bank to be Removed shall cease to be a Bank hereunder.
                           ARTICLE III

                    FACILITY A INTEREST RATES
          3.01 Interest Rate Options. The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Facility A Loans at the rates under the Prime Rate Option, Federal Funds/Euro-Rate Option,
CD Rate Option, Revolving Credit Euro-Rate Option or Facility A Term Loan
Option selected by it as set forth below applicable to the Facility A Loans it being understood that, subject to the provisions of this Agreement, including without limitation restrictions imposed on the selection of interest rates governing the Facility A Term Loans and on the repayment of the Facility A
Term Loans set forth below, the Borrower may select different Interest Rate Options and different CD Rate Interest Periods or Euro-Rate Interest Periods to apply simultaneously to the Facility A Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Facility A Loans comprising any
Borrowing Tranche provided that there shall not be at any one time outstanding more than nine (9) Borrowing Tranches in the aggregate among all the Facility A Loans accruing interest at the CD Rate Option or any Euro-Rate Option. The Agent's determination of a rate of interest and any change therein shall in the absence of manifest error be conclusive and binding upon all parties hereto. If at any time the designated rate applicable to any Facility A Loan made by any Facility A Bank exceeds such Facility A Bank's highest lawful rate, the rate of interest on such Facility A Bank's Facility
A Loan shall be limited to such Facility A Bank's highest lawful rate.
               (a)  Revolving Credit Interest Rate Options.  The Borrower
shall have the right at any time to select from the following Interest Rate Options applicable to Facility A Loans:
                            (i)    Prime Rate Option:  A fluctuating rate per
annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Prime Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate;
                           (ii)    Revolving Credit Euro-Rate Option:  A rate
per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus a percentage per annum (the "Euro-Rate Spread") which shall be determined at any time based on the Company Debt
Rating at such time as follows:
                                        Euro-Rate
                                        Spread (expressed
          Company                       as basis points
          Debt Rating                   per annum)
          First Level Debt Rating                     72.5
          Second Level Debt Rating                    95.0
          Third Level Debt Rating                    110.0
          Fourth Level Debt Rating                   125.0
The Euro-Rate Spread shall change automatically with any change in the
Company Debt Rating. Any Borrowing Tranche of Facility A Loans under the Revolving Credit Euro-Rate Option outstanding on the Sixth Amendment
Effective Date will remain outstanding for the duration of the Interest
Period applicable thereto but shall be subject to the interest rates set forth above; or
                          (iii)    Federal Funds/Euro-Rate Option:  A rate
per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the greater of (1) sum of the
Federal Funds Effective Rate plus the Euro-Rate Spread plus one quarter of one percent (1/4%) or (2) the one-month Euro-Rate plus the Euro-Rate Spread; the rate under this option shall be computed each day; the rate in clause (1)
shall be computed each day based on the weighted average of the rates on overnight Federal funds transactions on the trading day which precedes such day and the rate in clause (2) shall be computed each day as the Euro-Rate which would apply to a borrowing to be made two Business Days after such day with an Interest Period of one month;
                           (iv)    CD Rate Option:  A rate per annum
(computed on the basis of a year of 360 days and actual days elapsed) equal to the CD Rate plus a percentage per annum (the "CD Rate Spread") which shall be determined at any time based on the Company Debt Rating at such time as follows:
                                        CD Rate
                                        Spread (expressed
          Company                       as basis points
          Debt Rating                   per annum)
          First Level Debt Rating                     87.5
          Second Level Debt Rating                   110.0
          Third Level Debt Rating                    125.0
          Fourth Level Debt Rating                   140.0
The CD Rate Spread shall change automatically with any change in the Company Debt Rating. Any Borrowing Tranche of Facility A Loans under the CD Rate
Option outstanding on the Sixth Amendment Effective Date will remain outstanding for the duration of the Interest Period applicable thereto but shall be subject to the interest rates set forth above; or
               (b) Facility A Term Loan Interest Rate Option. Borrower shall select the following Interest Rate Option set forth in this clause (b).
                            (i)    Intentionally omitted.

                    (ii) Facility A Term Loan Option. Facility A Loans under the Facility A Term Loan Option shall bear interest at a rate per annum (computed on the basis of a year of 365 or 366 days as the case may be and actual days elapsed) equal to the Treasury Rate in effect two (2) Business
Days prior to the effective date of Borrower's election to have Facility A
Loans bear interest at the Treasury Rate plus one and three hundred and twenty-five thousandths of one percent (1.325%), subject to the following conditions:
                         (A)  The Borrower shall make each election hereunder,
and such election must become effective, during the Facility A Term Loan Election Period.
                         (B)  Each election by Borrower under this clause
(ii) shall govern at least $25,000,000 of Facility A Loans. The aggregate of all Facility A Term Loans may not at any time exceed $75,000,000. The aggregate of Facility A Term Loans subject to the Expiration Date Facility A Term Loan Option (as described in clause (D) below) may not at any time exceed $50,000,000.
                         (C)  Intentionally omitted.
                         (D)  Each election by Borrower under this clause
(ii) shall state the due date of the Facility A Loans subject to the Facility
A Term Loan Option (the "Facility A Term Loan Due Date") which due date shall be either (a) the earlier of the Mandatory Reduction Date or three (3) years from the effective date of such election (a "Mandatory Reduction Date
Facility A Term Loan Option") or (b) the earlier of the Expiration Date or five (5) years from the effective date of such election (an "Expiration Date Facility A Term Loan Option"); provided, however, that Borrower may elect only the Mandatory Reduction Date Facility A Term Loan Option (and may not elect the Expiration Date Facility A Term Loan Option) if Borrower makes its election under this clause (ii) during a Facility A Term Loan Election Period which falls in 1996 or any year after 1996 and the Facility A Term Loan Due Date in such event shall be the Mandatory Reduction Date (and not the Expiration
Date). If Borrower elects a Facility A Term Loan Option hereunder and the Mandatory Reduction Date or Expiration Date is extended after such election, the Facility A Term Loan Due Date shall not be extended by reason of the extension of such Mandatory Reduction Date or Expiration Date, as the case may be.
 Borrower shall repay the Facility A Term Loans on the Facility A Term Loan
Due Date; provided, however, that if Borrower does not repay the Facility A
Term Loans on or before the Facility A Term Loan Due Date and the following two conditions exist, Borrower shall be deemed to request and the Facility A Banks shall be deemed to make a Revolving Credit Loan under the Prime Rate Option in an amount equal to the aggregate amount of the Facility A Term
Loans with a Borrowing Date on the Facility A Term Loan Due Date and the proceeds of such Loan shall be deemed to repay the Facility A Term Loans:
(1) the Facility A Term Loan Due Date occurs prior to the Expiration Date, and (2) there exist no Non-electing Additional Facility A Banks so that on the Facility A Term Loan Due Date the proportion of each Facility A Bank's Facility A Term Loan to all of the Facility A Banks' Facility A Term Loans equals such Facility A Bank's Facility A Ratable Share;
                         (E)  Borrower may repay Facility A Loans subject to the
Facility A Term Loan Option before the Facility A Term Loan Due Date subject to the prepayment penalty described in Sections 4.04 and 4.05.
               (c) Rate Quotations. The Borrower may call the Agent on or before the date on which a Facility A Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Agent or the Facility A
Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.
          3.02 Interest Periods. At any time when the Borrower shall select, convert to or renew the CD Rate Option, Revolving Credit Euro-Rate Option or Facility A Term Loan Option, the Borrower shall notify the Agent thereof by delivering a Facility A Loan Request at least one (1) Business Day prior to the effective date of a CD Rate Option, three (3) Business Days prior to the effective date of a Revolving Credit Euro-Rate Option or the Facility A
Term Loan Option, and one (1) Business Day prior to the effective date of the Federal Funds/Euro-Rate Option. The notice shall specify an interest period during which such Option shall apply, such periods may be (i) 30, 60, 90, 180, 270 or 360 days in the event of a CD Rate Option (the "CD Rate Interest Period"), provided that the Facility A Banks shall not be required to accept a request by Borrower for a CD Interest Period of 270 or 360 days unless all of the Facility A Banks in their discretion agree to such a period, (ii) one, two, three or six, nine or twelve months in the event of a Revolving Credit Euro-Rate Option provided that the Facility A Banks shall not be required to accept a request by Borrower for an interest period of nine or twelve months unless all of the Facility A Banks in their discretion agree to such a period (the "Revolving Credit Euro-Rate Interest Period"), (iii) for a period beginning on the date of the election and ending on the Mandatory Reduction
Date in the case of a Mandatory Reduction Date Facility A Term Loan
Option, and (iv) for a period beginning on the date of the election and ending on the Expiration Date in the case of an Expiration Date Facility A
Term Loan Option.  The CD Rate Interest Period and any Euro-Rate Interest
Period shall be subject to the following additional requirements:
               (a) any CD Rate Interest Period or Euro-Rate Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such CD Rate Interest Period or Euro-Rate Interest Period shall end on the next preceding Business Day;
               (b) any Euro-Rate Interest Period which begins on the last day of a calendar month for which there is no numerically corresponding day in the subsequent calendar month during which such Interest Period is to end shall end on the last Business Day of such subsequent month;
               (c) the CD Rate Portion and the Euro-Rate Portion for each CD Rate Interest Period and Euro-Rate Interest Period shall be in integral multiples of $100,000 and each such Portion shall not be less than $2,000,000;
               (d) the Borrower shall not select, convert to or renew a CD Rate Interest Period or a Euro-Rate Interest Period for any portion of the Facility A Loans that would end after the Expiration Date; and
               (e) in the case of the renewal of a CD Rate Option at the end of a CD Rate Interest Period or the renewal of a Euro-Rate Option at the end of a Euro-Rate Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.
          3.03 Interest After Default. To the extent permitted by Law, upon the occurrence and during the continuation of an Event of Default, any principal (except for principal of the Term Loans), interest, fee or other amount payable hereunder shall bear interest for each day thereafter until paid in full (before and after judgment) at a rate per annum which shall be equal to (2%) per annum above the Prime Rate and principal of each Term Loan shall bear interest bear interest for each day thereafter until paid in full (before and after judgment) at a rate equal to (2%) over the rate otherwise applicable to such Term Loan. The Borrower acknowledges that such increased interest rate reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk.
          3.04 CD Rate or Euro-Rate Unascertainable.
               If on any date on which a CD Rate or a Euro-Rate would otherwise be determined, the Agent shall have determined (which determination shall be conclusive absent manifest error) that:
                            (i)    adequate and reasonable means do not exist
for ascertaining such CD Rate or Euro-Rate, or
                           (ii)    a contingency has occurred which
materially and adversely affects the secondary market for negotiable certificates of deposit maintained by dealers of recognized standing relating to the CD Rate or the London interbank market relating to the Euro-Rate, then the Agent shall promptly so notify the Facility A Banks and the Borrower thereof. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the obligation of the Facility A Banks to allow the Borrower to select, convert to or renew a CD Rate Option or a Euro-Rate Option shall be suspended until the Agent shall have later notified the Borrower or such Facility A Bank of the Agent's determination (which determination shall be conclusive absent manifest error) that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under this Section 3.04 and the Borrower has previously notified the Agent of its selection of, conversion to or renewal of a CD Rate Option or a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Prime Rate Option otherwise available with respect to such Facility A Loans. If Agent makes a determination under this Section 3.04, the Borrower shall, subject to the Borrower's indemnification obligations under Section 4.06(b), as to any Facility A Loan of the Facility A Bank to which a CD Rate Option or a Euro-Rate Option applies, on the date specified in such notice either convert such Facility A Loan to the Prime Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 4.04 hereof. Absent due notice from the Borrower of conversion or prepayment such Facility A Loan shall automatically be converted to the Prime Rate Option otherwise available with respect to such Loan upon such specified date.
          3.05 Selection of Interest Rate Options. If the Borrower fails to select a CD Rate Interest Period or a Revolving Credit Euro-Rate Interest
Period in accordance with the provisions of Section 3.02 in the case of renewal of the CD Rate Portion or Euro-Rate Portion of a Revolving Credit
Loan, as the case may be, the Borrower shall be deemed to have converted such Revolving Credit Loan or portion thereof to the Prime Rate Option otherwise available with respect to such Revolving Credit Loan, commencing upon the last day of that Interest Period. If Borrower does not repay in full any Facility A Term Loan on the Facility A Term Loan Due Date, whether pursuant to a deemed repayment of such Term Loan under Section 3.01(b) or otherwise, the unpaid portion of such Facility A Term Loan shall bear interest at the interest rate applicable under the Prime Rate Option until it is repaid
(subject to increase under Section 3.03).
                           ARTICLE IV

                            PAYMENTS
          4.01 Payments. All payments and prepayments to be made in respect of principal, interest, Facility A Commitment Fees, Facility B Closing Fees,
Letter of Credit Fees, Escrow Fees, Agent's Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 12:00 noon
(Philadelphia time) on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without setoff, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the ratable accounts of the Banks to which such obligations are owed in U.S. Dollars and in same day funds, and the Agent shall promptly distribute such amounts to the Banks in same day funds, provided that in the event payments are received by 12:00 noon (Philadelphia time) by the Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the federal funds effective rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of, interest on and Term Loan
Prepayment Premium with respect to the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."
          4.02 Pro Rata Treatment of Banks. Obligations of the Banks to make Loans and rights to receive payments hereunder shall be allocated among the Banks as set forth below except as expressly provided in Section 2.04
[Extension of Expiration Date], Section 2.25(a) [Bank Exclusion Event],
Section 2.25(b) [Bank Extension or Mutual Agreement], Section 3.04 [CD Rate or Euro-Rate Unascertainable], Section 4.04(b) [Voluntary Prepayments],
Section 4.06(a) [Additional Compensation in Certain Circumstances] or Section 11.11(c) [Additional Banks]:
                            (i)    Obligations to make Revolving Credit Loans
or Facility A Term Loans shall be allocated based on Revolving Credit Ratable Shares as of the date on which such Loans are made, except that an Additional Facility A Bank being added pursuant to clause 11.11(c) may make a Facility A Term Loan in which the other Banks shall not participate as more fully set forth in Section 11.11(c);
                           (ii)    Payments of principal on Loans comprising
each Borrowing Tranche shall be allocated to the Banks based on the amount of such Loans (it being acknowledged that each Facility A Term Loan made by an Additional Facility A Bank on the date of its joinder hereto in respect of a Borrowing Tranche of Facility A Term Loans outstanding on such date shall be deemed to be part of such Borrowing Tranche for purposes of this sentence) held by each Bank and payments of interest on such Loans shall be allocated to the Banks based on the amount of interest due to each Bank on its outstanding principal (it being acknowledged that the rate of interest payable to Banks on the Term Loans may differ). If each of the conditions listed in Clauses (A) through (C) below exists on the date on which a payment on any Loan is made then such payment shall be allocated on a pro-rata basis between the holders of the Term Loans and holders of the Revolving Credit
Loans based upon the respective amounts of such Term Loans and Revolving
Credit Loans outstanding if it is a payment of principal and shall be allocated on a pro rata basis between holders of the Term Loans and holders of the Revolving Credit Loans based on the amount of interest due to such holders if it is a payment of interest: (A) an Event of Default exists and is continuing and has not been waived, (B) the Loans have been accelerated or otherwise shall have become due, and (C) the fractional share of one or more of the Banks in the total amount of outstanding Term Loans does not equal its fractional share of the total amount of outstanding Revolving Credit Loans;
                          (iii)    Net Exposures under Letters of Credit and
Escrow Agreement shall be allocated based on the Revolving Credit Ratable Shares, except for certain temporary deviations which may occur after an Additional Facility A Bank joins this Agreement as described in
Section 11.11(c);
                           (iv)    Facility A Commitment Fees, Letter of
Credit Fees and Escrow Fees shall be allocated as set forth in Sections 2.03, 2.10(c) and 2.11(c); and
                            (v)    Other fees or amounts due from the
Borrower hereunder to the Banks with respect to the Loans shall be allocated in proportion to the relative share of such fee or amount which is due to each Bank hereunder.
          4.03 Interest Payment Dates. Interest on Loans shall be payable in arrears and billed monthly by Agent on the first day of each month on account of the prior month and shall be due and payable to the Agent for the accounts of the applicable Banks not later than the twelfth day of such month. Interest on mandatory prepayments of principal under Section 4.05 shall be due on the date such mandatory prepayment is due.
          4.04 Voluntary Prepayments.
               (a)
                    (1) Revolving Credit Loans. The Borrower shall have the right at its option from time to time to prepay the Revolving Credit Loans in whole or part without premium or penalty (except as provided in Section 4.06 hereof):
                            (i)    at any time with respect to any Revolving
Credit Loan to which the Prime Rate Option applies,
                           (ii)    on the last day of the applicable CD Rate
Interest Period or Euro-Rate Interest Period with respect to Revolving Credit Loans to which a CD Rate Option or a Euro-Rate Option applies,
                          (iii)    on the date specified in a notice by any
Facility A Bank pursuant to Section 3.04 [CD Rate or Euro-Rate
Unascertainable] hereof with respect to any Revolving Credit Loan to which a CD Rate Option or a Euro-Rate Option applies.
                    (2)  Term Loans.
                         (A)  Prepayment Premium.  The Borrower shall have the
right at its option to prepay the Term Loans in whole or in part at any time at the principal amount so prepaid plus a premium in an amount equal to the Term Loan Prepayment Premium (if any).
                         (B)  Adjustments Required if Additional Facility A
Banks Have Joined This Agreement.  This Section 4.04(a)(2)(B) applies if
(1) one or more Additional Facility A Banks have joined this Agreement after the Fifth Amendment Effective Date and Facility A Term Loans were outstanding on the date of such Additional Facility A Bank's joinder and the Borrower and such Additional Facility A Bank did not elect pursuant to clause
(D)(1) of Section 11.11(c) to have such Additional Facility A Bank make a Facility A Term Loan (each Additional Facility A Bank described in this clause (1) shall be referred to as a "Non-electing Additional Facility
A Bank") and (2) the Borrower pays in whole or in part after the effective date of such Non-electing Additional Facility A Bank's joinder the Facility A Term Loans of the Facility A Banks (the "Facility A Term Loan
Banks") which had Facility A Term Loans outstanding on such effective date.
It is acknowledged that the following shall occur when the Borrower pays the Facility A Term Loans, whether or not such payment occurs before, on or after the maturity of such Loans: (i) the Facility A Revolving Credit Commitments of each Facility A Term Loan Bank shall increase in an amount equal to the reduction of its Facility A Term Loan; and (ii) the Revolving Credit Ratable Share of each Facility A Term Loan Bank shall increase and the Revolving Credit Ratable Share of each Non-electing Additional
Facility A Bank shall decrease. The following adjustments will be made on or after such payment in order to make the allocations of existing
Revolving Credit Loans and Net Exposures equal to the Facility
A Banks' new Revolving Credit Ratable Shares, provided that no Event of
Default exists and is continuing and has not been waived: (A) on the first Business Day of the fiscal quarter following the date of such payment, the Net Exposure of each Term Loan Bank in outstanding Letters of
Credit and Escrow Agreements shall increase and the Net Exposure of each Non-electing Facility A Bank thereon shall decrease so that the Net Exposure of each Facility A Bank shall then equal its Revolving Credit
Ratable Share; no adjustments in such Net Exposures shall be made prior to such Business Day; (B) on the date on which Borrower makes such payment, Borrower shall repay all outstanding Revolving Credit Loans to which the Prime Rate Option applies and reborrow a like amount of Revolving Credit
Loans under the Prime Rate Option from the Facility A Banks according to their new Revolving Credit Ratable Shares; (C) if the Borrower should
(i) renew after the date of such payment the CD Rate Option or Euro-Rate
Option with respect to Revolving Credit Loans existing on such date, or (ii) convert after the date of such payment from the CD Rate Option or Euro-Rate Option to a different Interest Rate Option with respect to Revolving Credit Loans existing on such date, Borrower shall be deemed to repay the applicable Revolving Credit Loans on the conversion or renewal date, as the case may be, and then reborrow a similar amount on such date so that the Facility A Banks shall participate in such Revolving Credit Loans after such renewal or conversion date according to their new Revolving Credit Ratable Shares; except as provided in this clause
(C) above interests of the Facility A Banks in Revolving Credit Loans to which either the CD Rate Option or the Euro-Rate Option applies which are outstanding on the date of the payment shall not be adjusted; and
(D) the Facility A Banks shall participate in all Facility A Loans made after the payment date according to their Revolving Credit Ratable Shares.
                    (3)  Intentionally Omitted.
          Borrower shall provide a prepayment notice to the Agent on or before the date on which it prepays any Revolving Credit Loan and at least three (3) Business Days before it prepays any of the Term Loans. Such notice shall set forth the following information:
               (x) the date, which shall be a Business Day, on which the proposed prepayment is to be made;
               (y) the total principal amount of such prepayment, which (1) if Borrower is prepaying Revolving Credit Loans such principal amount shall not be less than $1,000,000, (2) if the Borrower is prepaying Facility A Term Loans and one or more Non-electing Additional
          Facility A Banks exist at the time of such prepayment, such principal amount shall not be less than $5,000,000 and shall be in integral multiples of $1,000,000, or (3) if the Borrower is either prepaying the Facility A Term Loans and there do not exist any Non-electing Additional Facility A Banks at the time of such prepayments or if Borrower is prepaying the Facility B Loans, such principal amount shall not be less than $1,000,000 and shall be in integral multiples of $1,000,000.
          All prepayment notices shall be irrevocable. The following amounts shall be due and payable on the date specified in a prepayment notice as the date on which the proposed prepayment is to be made: (i) the principal amount of the Loans for which a prepayment notice is given, (ii) the interest on such principal amount except with respect to Loans to which the Prime Rate Option applies, (iii) any Term Loan Prepayment Premium and (iv) any related indemnity obligations. Unless otherwise specified by the Borrower with respect to prepayments of the CD Rate Portion or Euro-Rate Portion of the Revolving Credit Loans permitted under Section 4.04(a)(i), (ii) or
(iii) above, all prepayments of the Revolving Credit Loans shall be applied first to the Prime Rate Portion of such Loans, then to the CD Rate Portion of such Loans, and then to the Euro-Rate Portion of such Loans, subject to
Section 4.06(b) hereof.
               (b) In the event any Bank gives notice under Section 4.06(a) [Additional Compensation in Certain Circumstances] hereof, Borrower may at any time after the date on which Borrower receives such notice notify Agent and such Bank that Borrower desires to replace such Bank with a new bank designated by Borrower in the notice, provided that Borrower shall deliver satisfactory evidence to Agent that such proposed new bank is a Qualified Bank at least fifteen Business Days prior to such replacement. The Bank to be replaced shall assign all of its Commitments and Loans hereunder to the new bank pursuant to the procedures for assignments contained in
Section 11.11(b) below.
          4.05 Mandatory Prepayments.
               (a)  Facility A Commitments or Borrowing Base Exceeded.  Whenever
(i) the sum of the outstanding principal balance of Facility A Loans by the Facility A Banks plus the aggregate undrawn face amount of outstanding
Letters of Credit issued pursuant to Section 2.10 plus the obligations under the Escrow Agreements entered into pursuant to Section 2.11 exceeds the Facility A Commitments, or (ii) the covenant contained in Section 8.01(e) is violated, Borrower shall make, within one (1) Business Day after the Borrower learns of such excess or violation, as the case may be, and whether or not the Agent has given notice to such effect, a mandatory prepayment of principal of the Loans equal to such excess as necessary to cure such violation, together with accrued interest on such principal amount.
               (b) Application Among Interest Rate Options; Indemnity. All prepayments required pursuant to this Section 4.05 shall first be applied among the Interest Rate Options to the principal amount of the Revolving
Credit Loans subject to a Prime Rate Option, then to Revolving Credit Loans subject to the Federal Funds/Euro-Rate Option, then to Revolving Credit Loans subject to the CD Rate Option, then to Revolving Credit Loans subject to the Revolving Credit Euro-Rate Option then to the Term Loans in Borrower's discretion or as set forth in Section 9.02 if an Event of Default has occurred and is continuing. In accordance with Section 4.06(b), the Borrower shall indemnify the Banks for any loss or expense including loss of margin incurred with respect to any such prepayments applied against Loans subject to a CD Rate Option or a Euro-Rate Option on any day other than the last day of the applicable CD Rate Interest Period or Euro-Rate Interest Period.
               (c) Premiums and Adjustments Upon Prepayment of the Facility A Term Loans. Any prepayment whether pursuant to this Section 4.05 or otherwise of the Facility A Term Loans shall be subject to the Term Loan Prepayment Premium and to the adjustments described in Section 4.04(a)(2)(B).
          4.06 Additional Compensation in Certain Circumstances.
               (a) Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc. If any introduction of any new Law, guideline or interpretation or any change in any Law, guideline or interpretation or application of a Law by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:
                            (i)    subjects at least a Required Threshold of
Banks to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans, the Letters of Credit or the Escrow
Agreements or payments by the Borrower of principal, interest, Facility A Commitment Fees, or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income of such Bank),
                           (ii)    imposes, modifies or deems applicable any
reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, at least a Required Threshold of Banks, or
                          (iii)    imposes, modifies or deems applicable any
capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, at least a Required Threshold of Banks, or
(B) otherwise applicable to the obligations of at least a Required Threshold of Banks under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon at least a Required Threshold of Banks each with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on the capital of at least a Required Threshold of Banks, taking into consideration such Banks' customary policies with respect to capital adequacy), such Banks shall from time to time notify the Borrower and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Banks (which determination shall be conclusive absent manifest error) to be necessary to compensate such Banks for such increase in cost, reduction of income or additional expense for periods on and after the date on which such Banks notify Borrower thereof.
Such notice shall set forth in reasonable detail the basis for such determination and shall be delivered within three (3) months after the date on which a Required Threshold of Banks have become aware of such increase in cost reduction in income or additional expenses and ascertained the amount thereof.
Such amount shall be due and payable by the Borrower to such Banks thirty
(30) days after such notice is given.
               (b) Indemnity. In addition to the compensation required by subsection (a) of this Section 4.06, the Borrower shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to the CD Rate Option or any Euro-Rate Option) which such Bank sustains or incurs as a consequence of any
                            (i)    payment, prepayment, conversion or renewal
of any Facility A Loan to which the CD Rate Option or any Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is then due), except for payments or prepayments required by Section 3.04,
                           (ii)    attempt by the Borrower to revoke
(expressly, by later inconsistent notices or otherwise) in whole or part any notice relating to Loan Requests under Sections 2.06, 3.02 or 11.11(c) or prepayments under Section 4.04, or
                          (iii)    default by the Borrower in the performance
or observance of any covenant or condition contained in this Agreement or any other Loan Document, including without limitation any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Facility A Commitment Fee or any other amount due hereunder.
If any Bank sustains or incurs any such loss or expense it shall from time to time notify the Borrower of the amount determined in good faith by such Bank (which determination shall be conclusive absent manifest error and may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank thirty (30) days after such notice is given.
               (c) Reduction in Indemnity. If any Bank sustains losses, expenses or reductions in income and has requested reimbursement therefor pursuant to Section 4.06(a) and (b) and such Bank ceases to sustain such losses, expenses or reductions in income, the reimbursement obligations of Borrower shall terminate as appropriate to reflect the cessation of such losses, expenses or reductions in income.
               (d) Replacement of a Bank. If a Bank sustains or incurs a loss or expense or reduction of income and requests reimbursement therefor from the Borrower pursuant to Sections 4.06(a) or (b), Borrower may within thirty (30) days after the date on which Borrower receives such request notify Agent and such Bank that Borrower desires to replace such Bank with a new bank designated by Borrower in the notice, provided that (i)
Borrower shall deliver satisfactory evidence to the Agent that such proposed new bank is a Qualified Bank at least fifteen Business Days prior to such replacement and (ii) Borrower shall have paid any amounts due pursuant to Section 4.06(a) or (b) to the Bank to be replaced on or before such replacement. The Bank to be replaced shall assign all of its Commitments and Loans hereunder to the new bank pursuant to the procedures for assignments contained in Section 11.11(b) below.
                            ARTICLE V

      REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS
          5.01 Representations and Warranties. The Loan Parties jointly and severally represent, warrant, covenant and agree as set forth below. The covenants set forth below shall remain in effect until payment in full of the Loans and interest thereon, satisfaction of all of the Loan Parties' other obligations hereunder and termination of the Commitments. Each statement contained below which uses the word "will" or "shall" and describes a future event does not constitute a representation or warranty by the Loan Parties with respect to the future but rather constitutes a covenant of the Loan
Parties with respect to their future actions or obligations.  Each reference to Loan Parties (below and otherwise in this Agreement) is intended to refer to those entities which have joined this Agreement as
Loan Parties as of the applicable date so that an entity which exists but is not required to join this Agreement until after the end of the fiscal quarter pursuant to Section 11.12 shall not be bound by the covenants herein until it has joined this Agreement.
               (a)  Organization and Qualification.  On the date hereof and at all times in the future, each of the Loan Parties is or will continue to be, as the case may be, a corporation or partnership, duly organized, validly existing and in good standing under the laws of their respective jurisdiction of organization. Each of the Loan Parties is licensed or qualified to conduct business and is in good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary and such license or qualification is material to the operation of such Loan Party's business.  The Loan
Parties have and shall continue to have the lawful power to own or lease their properties and to engage in the business they presently conduct or propose to conduct.  The Loan Parties are and shall continue to be duly licensed or qualified and in good standing in each jurisdiction where the property owned or leased by them or the nature of the business transacted by them or both makes such licensing or qualification necessary and such license or qualification is material to the operation of such Loan Party's business. Notwithstanding the foregoing, any violation or failure of this Section 5.01(a) shall be permitted if it constitutes a Permitted Exception or if it results from a liquidation, merger, consolidation or disposition permitted under Sections 8.01(f) or (g), provided that no such Permitted Exceptions exist on the Closing Date.
               (b) Capitalization and Ownership. As of June 5, 1995, the authorized capital stock of the Company consisted of 40,000,000 shares, of which 33,528,948 shares were issued and outstanding.  As of June 5, 1995, there were no material options, warrants or other rights outstanding to purchase any such shares except as described in the Form 10-Q filed with the Securities and Exchange Commission for the fiscal quarter ended April 30, 1995.
               (c)  Consolidated Subsidiaries.  Schedule 5.01(c) attached hereto and, as the same may be amended from time to time, states as of the date hereof and hereafter will state as of the date on which the Company delivers, or is required to deliver (whichever is earlier) its Compliance Certificate pursuant to Section 8.02(b) the name of each of the Company's Consolidated Subsidiaries, its jurisdiction and type of organization and its authorized capital stock, its Consolidated Subsidiary Shares and the owners thereof and whether such Consolidated Subsidiary is a Guarantor hereunder.
The Company and each Consolidated Subsidiary of the Company have and shall continue to have good and marketable title to all of the Consolidated
Subsidiary Shares they purport to own, free and clear in each case of any
Lien except for dispositions or other transfers in connection with liquidations, mergers, consolidations or disposition permitted under
Sections 8.01(f) or (g).  All Consolidated Subsidiary Shares in existence from time to time have been or will continue to be validly issued and are fully paid and nonassessable.
               (d)  Power and Authority.  Each of the Loan Parties now has
and shall continue to have (except if it should cease to exist pursuant to a liquidation, merger, consolidation or disposition permitted under
Sections 8.01(f) or (g)) full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its obligations under the Loan Documents to which it is a party and all such actions have been duly authorized by all necessary proceedings on its part.
               (e) Validity and Binding Effect. This Agreement has been and each other Loan Document, when duly executed and delivered by each of the
Loan Parties, will have been duly and validly executed and delivered by such Loan Party. This Agreement and each of the other Loan Documents now constitutes legal, valid and binding obligations of each of the Loan Parties, enforceable against such Loan Parties in accordance with their respective terms and shall continue to constitute such legal, valid and binding obligations except to the extent any unenforceability does not have a material adverse effect on the ability of the Banks to substantially realize the benefits of the Loan Documents (it being understood that the parties will work together to remedy any such illegality, invalidity or unenforceability), except to the extent that enforceability of any of the foregoing Loan
Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.
               (f) No Conflict. Neither the execution and delivery of this Agreement or the other Loan Documents by the Loan Parties nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by them will conflict with, constitute a default under or result in any breach of
(i) the terms and conditions of the certificate of incorporation, by-laws or other organizational documents of any of the Loan Parties or (ii) of any Law or of any material agreement or instrument or order, writ, judgment, injunction or decree to which such Loan Party is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of such Loan Party.
               (g) Litigation. There are not now and except for Permitted Exceptions will not in the future be any actions, suits, proceedings or investigations pending or, to the knowledge of the Loan Parties, threatened against any of the Loan Parties at law or equity before any Official Body which individually or in the aggregate may reasonably be expected to result in any Material Adverse Change. Neither the Borrower nor any other Loan Party is or except for Permitted Exceptions in the future shall be in violation of any order, writ, injunction or any decree of any Official Body which may reasonably be expected to result in any Material Adverse Change.
               (h) Title to Properties. Each Loan Party now has and shall continue to have good and marketable title to all properties, assets
(tangible or intangible) and other rights which it purports to own or which are reflected as owned on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and imperfections of title (excluding Liens) which do not materially reduce the value of such properties, assets and rights in the aggregate.  Assets of the Loan Parties under lease or located on leased real property are not material to the business of the Loan Parties.
               (i)  Financial Statements.
                    Historical Statements. The Company has delivered to the Agent copies of its audited consolidated year-end financial statements for and as of the end of the two fiscal years ended October 31, 1991 and
October 31, 1992, respectively (the "Annual Statements").  In addition, the Company has delivered to the Agent copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended July 31, 1993 (the "Interim Statements") (the Annual and Interim Statements being collectively referred to as the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Company's management, are correct and complete and fairly represent the consolidated financial condition of the Company and its Consolidated Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with
GAAP consistently applied, subject (in the case of the Interim Statements)
to normal year-end audit adjustments.   Since October 31, 1992 no Material
Adverse Change has occurred.
               (j)  Margin Stock.  None of the Loan Parties engages or
intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of
Governors of the Federal Reserve System. None of the Loan Parties holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party are or will be represented by margin stock.
               (k) Full Disclosure. Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Agent or any Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading.
There is no fact known to any Senior Executive of the Company about a fact which could reasonably be expected to result in a Material Adverse Change, which has not been set forth in the Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.
               (l) Taxes; Payment of Liabilities. On the date hereof and at all times in the future all federal, state, local and other tax returns required to have been filed with respect to the Loan Parties have been or will have been, as the case may be, filed and payment or adequate provision made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. Each of the Loan Parties shall duly pay and discharge all other liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made. Notwithstanding the foregoing, any violations or failures of this Section shall be permitted if they are not materially adverse to the business of the applicable Loan Party or they constitute a Permitted Exception provided that there exist no such Permitted Exceptions on the Closing Date.
               (m) Consents and Approvals. No consent, approval, exemption, order or authorization of, or a registration or filing with any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by the Loan Parties.
               (n) No Event of Default; Compliance with Instruments. On the date hereof and at all times in the future no event has occurred and is continuing or will occur and be continuing and no condition exists or will exist which constitutes an Event of Default or a Potential Default which might not be cured before it results in an Event of Default.  None of the
Loan Parties is or will be in violation of (i) any term of its certificate of incorporation, by-laws, certificates of partnership, partnership agreement or other organizational documents, as applicable, or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would reasonably be expected to result in a Material Adverse Change.
               (o)  Patents, Trademarks, Copyrights, Licenses, Etc.  Each
Loan Party now owns or possesses and shall continue to own or possess all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as conducted and planned to be conducted by such Loan Party, without known conflict with the rights of others, except for violations or failures which constitute Permitted
Exceptions.  There are no such Permitted Exceptions on the date hereof.
               (p)  Insurance.  The Company shall on a consolidated basis insure the properties and assets of the Loan Parties against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, worker's compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Agent.  At the request of the Agent, the Company shall deliver (x) an original certificate of insurance signed by the Loan Parties' independent insurance broker describing and certifying as to the existence of the insurance then in effect with respect to the Loan Parties required to be maintained by this Agreement and the other Loan Documents, together with riders and endorsements relating to such insurances and proof of premium payments (y) from time to time a summary schedule indicating all insurance then in force with respect to the Borrower and (z) originals or copies of the policies relating to such insurance.  Such policies of insurance shall contain endorsements, in form and substance acceptable to the Agent, which shall (i) specify the Agent as an additional insured, mortgagee and lender loss payee as its interests may appear, with the understanding that any obligation imposed upon the insured (including, without limitation, the liability to pay premiums) shall be the sole obligation of the Borrower and not that of the insured and (ii) provide that no reduction in the type and amount of coverage, cancellation or termination
of such policies for any reason (including, without limitation, non-payment of premium) nor any change therein shall be effective until at least thirty
(30) days after receipt by the Agent of written notice of such cancellation or change.  The insurance policies of the Loan Parties on the date hereof comply with the foregoing covenant.
               (q)  Compliance with Laws.  Each of the Loan Parties now is and shall continue to be in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in subsection (v) in all jurisdictions in which such Loan Party is presently or will be doing business except for violations or failures which constitute Permitted Exceptions.  There are no such Permitted
Exceptions on the date hereof.
               (r)  Material Contracts.  Except for the Development
Agreements and the documents governing the Subordinated Indebtedness none of the Loan Parties is a party to a contract relating to its business operations, including, without limitation, all employee benefit plans, employment agreements, collective bargaining agreements and labor contracts (the "Labor Contracts") which, if breached, directly or indirectly would reasonably be expected to result in a Material Adverse
Change. All such material contracts are valid, binding and enforceable upon the applicable Loan Party and each of the parties thereto in accordance with their respective terms, and there is no default thereunder, to the Loan Parties' knowledge, with respect to parties other than the Loan Parties.
               (s) Investment Companies. None of the Loan Parties is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control."
               (t)  Plans and Benefit Arrangements.  Except as set forth on
Schedule 5.01(t) hereto or to the extent a violation of the foregoing would not reasonably be expected to result in a Material Adverse Change:
                            (i)    The Company and each member of the ERISA
Group now are and shall continue to be in compliance in all material respects with any applicable provisions of ERISA with respect to all
Benefit Arrangements, Plans and Multiemployer Plans. There has not been any Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Company, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Company or any other member of the ERISA Group and the Company shall not permit a Prohibited Transaction to occur.  The Company and all members of the ERISA Group have made and will make when due any and all payments required to be made under any agreement relating to a
Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto.  With respect to each Plan and Multiemployer Plan, the Company and each member of the ERISA Group (i) have fulfilled and will continue to fulfill in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred and will not incur any liability to the PBGC and (iii) have not had asserted and will not have asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.
                           (ii)    To the best of the Company's knowledge
now and at anytime in the future, each Multiemployer Plan and Multiple
Employer Plan is and shall be able to pay benefits thereunder when due.
                          (iii)    Neither the Company nor any other member
of the ERISA Group has instituted or shall institute proceedings to terminate any Plan.
                           (iv)    No event requiring notice to the PBGC under
Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur or shall in the future occur or be reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.
                            (v)    The aggregate actuarial present value of
all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed from time to time in and as of the date of the actuarial reports for such Plan shall not exceed the aggregate fair market value of the assets of such Plan.
                           (vi)    Neither the Company nor any other member
of the ERISA Group has incurred or reasonably expects to incur or shall in the future incur or reasonably expect to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Company nor any other member of the ERISA Group has been or shall be notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Company, no Multiemployer Plan or Multiple Employer Plan is or shall be reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.
                          (vii)    To the extent that any Benefit Arrangement
is insured, the Company and all members of the ERISA Group have paid and shall pay when due all premiums required to be paid. To the extent that any Benefit Arrangement is funded other than with insurance, the Company and all members of the ERISA Group have made and shall make when due all contributions required to be paid for all prior periods.
               (u)  Employment Matters.  The Loan Parties are and shall
continue to be in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including, but not limited to, those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are and shall continue to be no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of the
Company or any Consolidated Subsidiary of the Company which in any case would constitute a Material Adverse Change.  The Company has delivered to the Agent true and correct copies of each of the Labor Contracts.
               (v)  Environmental Matters.  Except as disclosed on
Schedule 5.01(v) hereto:
                            (i)    Except for violations or failures which
are not reasonably likely to result in a Material Adverse Change, none of the Loan Parties has received or shall receive any Environmental Complaint from any Official Body or private Person alleging that any Loan Party or any prior or subsequent owner of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act,
42 U.S.C. Sect. 9601, et seq., and none of the Loan Parties has any reason to believe that such an Environmental Complaint might be received. There are and shall continue to be no pending or, to any Loan Party's knowledge, threatened Environmental Complaints relating to any Loan Party or, to any
Loan Party's knowledge, any prior or subsequent owner of the Property pertaining to, or arising out of, any Environmental Conditions.
                           (ii)    Except for conditions, violations or
failures which individually and in the aggregate are not reasonably likely to result in a Material Adverse Change, there are and shall continue to be no circumstances at, on or under the Property that constitute a breach of or non-compliance with any of the Environmental Laws, and there are and shall continue to be no past or present Environmental Conditions at, on or under the Property or, to any Loan Party's knowledge, at, on or under adjacent property, that prevent compliance with the Environmental Laws at the Property.
                          (iii)    Neither the Property nor any structures,
improvements, equipment, fixtures, activities or facilities thereon or thereunder now or in the future shall contain or use Regulated Substances except in compliance with Environmental Laws.  There are and shall continue to be no processes, facilities, operations, equipment or any other activities at, on or under the Property, or, to any Loan Party's knowledge, at, on or under adjacent property, that currently result in the release or threatened release of Regulated Substances on to the Property, except to the extent that such releases or threatened releases are not a breach of or otherwise not a violation of the Environmental Laws, or are not likely to result in a Material Adverse Change.
                           (iv)    Except for violations or failures which
individually or in the aggregate are not likely to result in a Material
Adverse Change, there are and shall continue to be no underground storage tanks, or underground piping associated with such tanks, used for the management of Regulated Substances at, on or under the Property that do not have a full operational secondary containment system in place and are not in compliance with all Environmental Laws, and there are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under the Property that have not been either abandoned in place, or removed, in accordance with the Environmental Laws.
                            (v)    Except for violations or failures which
individually or in the aggregate are not likely to result in a Material
Adverse Change, each Loan Party has and shall have all material permits, licenses, authorizations and approvals necessary under the Environmental
Laws for the conduct of the business of such Loan Party as then conducted by such Loan Party. The Loan Parties have submitted and will continue to submit all material notices, reports and other filings required by the
Environmental Laws to be submitted to an Official Body which pertain to past and current operations on the Property.
                           (vi)    Except for violations which individually
and in the aggregate are not likely to result in a Material Adverse Change, all past and present on-site generation, storage, processing, treatment, recycling, reclamation or disposal of Solid Waste at, on, or under the
Property and all off-site transportation, storage, processing, treatment, recycling, reclamation or disposal of Solid Waste has been and shall continue to be done in accordance with the Environmental Laws.
               (w)  Senior Debt Status.  The obligations of the Borrower
under this Agreement and the Notes and each Guarantor under the Guaranty Agreement do rank and will rank at least pari passu in priority of payment with all other indebtedness of the Borrower or such Guarantor except indebtedness of the Borrower or such Guarantor to the extent secured by Permitted Liens.
               (x) Maintenance of Properties and Leases. Each Loan Party shall maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, make or cause to be made all appropriate repairs, renewals or replacements thereof, except for any violations or failures which constitute Permitted Exceptions. There are no such Permitted Exceptions on the date hereof.
               (y)  Visitation Rights.  Each Loan Party shall permit any of the officers or authorized employees or representatives of the Agent or any of the Banks to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with the Senior Executives, all in such detail and at such times and as often as any of the Banks may reasonably request, provided that each Bank shall provide the Borrower and the Agent with reasonable notice prior to any visit or inspection.
               (z)  Keeping of Records and Books of Account.   The books and
records of the Loan Parties shall be maintained so as to enable the Company to issue consolidated financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Loan Parties, and in which full, true and correct entries shall be made in all material respects of all the dealings and business and financial affairs of the Loan Parties as a group.
               (aa) Use of Proceeds. The Borrower and each Guarantor will use the proceeds of the Loans only for lawful purposes in accordance with
Section 2.09 hereof as applicable and such uses shall not contravene any applicable Law or any other provision hereof.
               (bb) Intercompany Loans, Loans and Advances to the Borrower. Borrower shall make Intercompany Loans available to the Guarantors using proceeds of the Loans. Each Intercompany Loan shall be evidenced either by a promissory note of the obligor under such Intercompany Loan
(individually, an "Intercompany Note" and collectively, the "Intercompany Notes") or an intercompany account agreement between Borrower and the obligor under such Intercompany Loan (individually, an "Intercompany Agreement" and collectively, the "Intercompany Agreements") which shall provide for repayment of such Intercompany Loans on such terms as Borrower and Guarantors agree. Each Intercompany Loan shall be subordinated to the Guarantors' obligations under the Guaranty Agreements pursuant to the terms of the Intercompany Subordination Agreement in the form attached as
Exhibit I (the "Intercompany Subordination Agreement") and shall become due and payable upon the acceleration of the Notes pursuant to Section 9.02 hereof after the occurrence of an Event of Default hereunder. Any
Intercompany Note or Intercompany Agreement may in turn be assigned by Borrower to another Guarantor as a capital contribution to such Guarantor. The originals of the Intercompany Notes and the Intercompany Agreements shall be retained by Borrower or such assignee until the occurrence of a Security Event after which they shall be subject to the provisions of Section 7.01 hereof. Borrower shall establish and maintain such books and records relating to Intercompany Loans and other investments in Guarantors as are required to enable it and Agent to trace advances and repayments of principal of Intercompany Loans and other investments in Guarantors.
               (cc) Appraisals.
                            (i)    Procedures.  The Loan Parties shall
cooperate with Banks and the appraiser in making appraisals of the Borrowing Base Assets which Agent, at the direction of a Simple Majority of Banks, may from time to time request. Borrower may, within 30 days following any such request by Agent, specify which other of Borrowing Base Assets and which of the Loan Parties' Qualified Options it requests to have similarly appraised. Following the first to occur of (A) completion of all appraisals requested at any one time by Agent and Borrower under this Section 5.01(cc), and (B) a d ate specified by Agent no earlier than 45 days after the last request for an appraisal has (or could have) been made by Borrower in accordance with the immediately preceding sentence, the appraised values of all Borrowing Base Assets which have been appraised (rather than their book value) shall be used for purposes of applying the covenant contained in
Section 8.01(e)(i). The percentages in that Section applicable to Category 1 Borrowing Base Assets whether or not appraised shall thereafter be 85% rather than 90%. If the Loan parties would be in compliance with the covenant contained in Section 8.01(e)(i) without giving effect to appraised values of assets or other adjustments pursuant to this
Section 5.01(cc), Borrower may include one or more of the Loan Parties' Qualified Options at their appraised value in computing the Borrowing
Base for purposes of complying with Section 8.01(e)(i) as modified hereby.
Banks shall have the right to request appraisals pursuant to this
Section 5.01(cc) not more than two times in any consecutive twelve-month period and shall specify in such request all of the assets as for which it desires appraisals.
                           (ii)    Costs. Any appraisals requested by Agent
and Borrower pursuant to Section 5.01(cc)(i) shall be at Banks' expense
(shared ratably among the Banks) (except appraisals requested pursuant to the provisions of Section 8.01(e)(ii) which shall always be at Borrower's expense), unless using such appraised values and a percentage of 85% to Category 1 Borrowing Base Assets rather than 90% would result in the covenant contained in Section 8.01(e)(i) being exceeded, in which event all such appraisals shall be at Borrower's expense.
                          (iii)    Appraisers.  Any appraisals pursuant to
this Section 5.01(cc) shall be made by one or more appraisers for all properties (there shall be no more than one appraiser for each property) located in each state selected by Borrower from a list of at least three appraisers submitted by Agent with respect to such state at the time it makes its request. All appraisers submitted by Agent pursuant to this
Section 5.01(cc) shall either be listed on Exhibit J attached hereto or be appraisers who have been approved by a Simple Majority of Banks and Borrower and in either event have committed to prepare appraisals within 45 days following the date such appraisals are requested. Agent, with the approval of a Simple Majority of Banks, and Borrower may agree from time to time to add any appraisers to or delete any appraisers listed on Exhibit J, provided that there are at least three approved appraisers for each state at all times. Agent shall have the right to request Borrower to approve appraisers pursuant to this Section 5.01(cc)(iii) not more than once with respect to each state in any consecutive twelve-month period.
               (dd) Collateral Documents. Borrower and Guarantors shall execute and deliver to the Agent the Collateral Documents within ninety (90) days following the Closing Date as more fully described in Section 7.01.
               (ee) Mortgage Subsidiaries.  The Loan Parties shall notify
Agent of the creation of any Mortgage Subsidiary within seven (7) Business
Days after such creation. Such notice shall include the name, state of incorporation and ownership of the capital stock thereof.
The Loan Parties shall cause the Mortgage Subsidiaries to engage exclusively in Mortgage Banking Business. The Loan Parties shall deliver information relating to the organization, operation and finances of the Mortgage Subsidiaries as the Agent may reasonably request.
               (ff) Senior Indebtedness Ratings.
               (1) Delivery of Qualified Ratings. The Company shall at all times have received at least two Qualified Ratings of the Company's Senior Indebtedness or the Indebtedness under the Agreement or any Indebtedness senior to the Subordinated Indebtedness from at least two Qualified Rating Agencies, at least one of which shall be either Moody's or Standard &
Poor's, and the Company shall have contracted with each such Qualified
Rating Agency for the periodic modification and updating of such Qualified Ratings. As of the Fourth Amendment Effective Date those ratings described on Schedule 1.01(Q) shall be the Qualified Ratings hereunder. If the Company desires to obtain a Qualified Ratings from an agency which is not a Qualified Rating Agency as of the Fourth Amendment Effective Date, the
Company must obtain the approval by the Required Majority of Banks of such agency pursuant to Section 5.01(ff)(2) below before the Company requests such a rating. The Company shall notify the Agent of any new rating of the Company's Senior Indebtedness or its Indebtedness under this Agreement which the Company or any of its Subsidiaries receives or any modification of an existing rating of any such Indebtedness which the Company or any Subsidiary receives, in each instance within two (2) Business Days following the date of such receipt. The Company shall deliver to the Agent copies of any documents which the Company receives evidencing, describing or explaining or relating to such new or modified Rating within such two- (2-) Business Day Period. Any new rating which meets the requirements of a Qualified Rating (contained in the definition of such term) or change in an existing Qualified Rating shall be effective under this Agreement
(i) on the date on which the Company receives such new or modified rating if such rating would result in any higher Facility A Commitment Fee or interest rate or no change in any Facility A Commitment Fee or interest rate under Section 2.03 or 3.01 and (ii) on the date on which the Company notifies the Agent of such new or modified Rating if such Rating would result in a lower Facility A Commitment Fee or interest rate under Section 2.03 or 3.01.
If the Company shall at any time fail to have two Qualified Ratings of which at least one Qualified Rating is from either Standard & Poor's or Moody's pursuant to the first sentence above: (i) the Company shall immediately notify Agent of such failure; and (ii) the Company Debt rating shall be deemed to be a Fourth Level Debt Rating for all purposes under this Agreement immediately upon the occurrence of such failure whether or not the Company delivers the notice described in clause (i). The Company Debt Rating shall continue to be a Fourth Level Debt Rating until such time as the Company (1) cures such failure and is in compliance with the first sentence above and (2) otherwise qualifies for a rating higher than a Fourth Level Debt Rating pursuant to the procedures set forth herein.
               (2) Approval of Qualified Rating Agencies. Moody's, Standard & Poor's and the Agencies listed on Part 1 of Schedule 1.01(Q) shall be Qualified Rating Agencies on and immediately after the Fourth Amendment Effective Date. The Company may request that the Banks approve of other agencies after the Fourth Amendment Effective Date pursuant to the following procedures. The Company shall deliver to the Agent, information provided by the proposed rating agency describing its rating scale, the nature of the rating which the Company proposes to request from such agency and any other information reasonably requested by the Agent or the Banks regarding such agency. Such information shall include a comparison of such rating agency's rating scale with those of Moody's and Standard & Poor's if such comparison is available. The Company also shall deliver to the Agent a revised Part 1 of
Schedule 1.01(Q) which identifies those ratings of the proposed agency which the Company believes are equivalent to the ratings of Moody's and Standard & Poor's listed in the definition of "Company Debt Rating." Such proposed agency shall become a Qualified Agency hereunder and the Company's proposed Part 1 of Schedule 1.01(Q) shall replace the existing Part 1 of such Schedule if the Required Majority of Banks approve in writing such agency and such revised Part 1.
          5.02 Updates to Schedules. Should any of the information or disclosures provided on Schedules 5.01(t) and 5.01(v) attached hereto become outdated or incorrect in any material respect, the Company shall promptly provide the Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct the applicable schedules hereto (i) simultaneously with or promptly following the notice by any of the Loan Parties of a breach of covenant which renders one or more of such schedules misleading or (ii) within 5 Business Days following the Agent's request that Borrower provide updates to either of those Schedules; provided, however that neither Schedule 5.01(t) nor 5.01(v) shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of either Schedule be deemed to have been cured thereby, unless and until the Required Majority of Banks, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule. Borrower shall deliver to Agent an updated
Schedule 5.01(c), together with the delivery of Borrower's quarterly
Compliance Certificate pursuant to Section 8.02(b) if the information contained on the Schedule 5.01(c) then in effect shall have changed.
                           ARTICLE VI

                     CONDITIONS OF LENDING,
                  ISSUING LETTERS OF CREDIT OR
                 ENTERING INTO ESCROW AGREEMENTS
          The obligation of each Bank to make Loans, issue Letters of Credit or enter into Escrow Agreements hereunder is subject to the performance by each of the Loan Parties of its obligations to be performed hereunder at or prior to the making of any such Loans and to the satisfaction of the following further conditions:
          6.01 Closing Date.  On the Closing Date:
               (a) Each of the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default which might not be cured before it results in an Event of Default under this Agreement shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Bank a certificate of each of the Loan Parties, dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of such
Loan Party, to each such effect.
               (b) There shall be delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:
                            (i)    all corporate or partnership action
taken by the Loan Parties in connection with this Agreement and the other
Loan Documents;
                           (ii)    the names of the officer or officers
authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of the Loan Parties for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and
                          (iii)    copies of its organizational documents of,
including its certificate of incorporation, bylaws and corporate resolutions if it is a corporation or its partnership agreement and certificates of limited partnership or fictitious name registration if it is a partnership, as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each of the Loan Parties in each state where organized or qualified to do business. The Agent in its discretion may accept appropriate updates to organizational documents previously delivered to the Agent in lieu of new copies thereof.
               (c) Guaranty Agreement, Notes, Intercompany Subordination Agreement, and Indemnity shall have been duly executed and delivered to the Agent for the benefit of the Banks.
               (d) There shall be delivered to the Agent for the benefit of each Bank a written opinion of Hangley Connolly Epstein Chicco Foxman &
Ewing, counsel for the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to the Agent), dated the Closing Date and in form and substance satisfactory to the Agent and its counsel:
                            (i)    as to the matters set forth in Exhibit G
hereto; and
                           (ii)    as to such other matters incident to the
transactions contemplated herein as the Agent may reasonably request.
               (e) All legal details and proceedings in connection with the transactions contemplated by the Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.
               (f) The Borrower shall pay or cause to be paid to the Agent for itself and for the account of the Banks to the extent not previously paid the closing fees, all other commitment and other fees accrued through the Closing Date and the costs and expenses for which the Agent and the Banks are entitled to be reimbursed.
               (g) All material consents required to effectuate the transactions contemplated hereby shall have been obtained.
               (h) Prior to the Closing Date, there shall be no material change in the management of any of the Loan Parties and there shall be delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each of the Loan Parties to such effect.
               (i) The making of the Loans shall not contravene any Law applicable to the Loan Parties or any of the Banks.
               (j) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of this Agreement or the consummation of the transactions contemplated hereby or which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.
               (k) The banks under the Existing Agreement shall have delivered appropriate payoff letters or other documents confirming that the Existing Agreement shall be terminated and the banks thereunder paid in full effective as of the Closing Date.
          6.02 Each Additional Loan, Letter of Credit or Escrow Agreement.
At the time of making any Loans, issue additional Letters of Credit or enter into Escrow Agreements other than those made, issued or entered into on the Closing Date hereunder and after giving effect thereto: (A) each of the Loan Parties shall have performed and complied in all material respects with all covenants and conditions hereof; (B) no Event of Default or Potential Default which might not be cured before it results in an Event of Default shall have occurred and be continuing or shall exist; (C) no proceeding shall have occurred and be continuing which would be an Event of Default under Section 9.01(m) except that such proceeding has not yet remain undismissed, or unstayed and in effect for a period of thirty
(30) days (as required in Section 9.01(m)) and such proceeding is against
(i) the Borrower, (ii) the Company, or (iii) one or more of the Guarantors and book value of the assets of such Guarantors collectively exceeds 25% of the aggregate book value of the assets of all of the Guarantors; (D) the making of the Loans, the issuing of Letters of Credit or entering into such Escrow Agreements shall not contravene any Law applicable to the Loan Parties or any of the Banks; and (E) the Borrower shall have delivered to the Agent a duly executed and completed Loan Request if they are requesting a Loan.
                           ARTICLE VII

                            SECURITY
          7.01 Granting of Security.
               (a) Creation of Liens. Upon the occurrence of any Security Event, each of Borrower and Guarantors will create liens under mortgages, deeds of trust, assignments, pledges, and security agreements upon all of its properties and assets, whether now owned or hereafter acquired, including without limitation real estate, personal property, agreements of sale, purchase options stock or partnership interests in Affiliates and the Intercompany Notes and Intercompany Agreement of Guarantors and any collateral for any thereof, in favor of Agent on behalf of Banks, so that obligations of the Loan Parties to the Banks under Revolving Credit
Loans and Term Loans and otherwise hereunder or under the other Loan
Documents shall be secured equally and ratably by all of Borrower's and Guarantors' assets. In the event that the Agent and the Banks enter into a Collateral Sharing Agreement with a holder of Permitted Additional Senior Indebtedness, then provisions in this Agreement stating that the Loan Parties shall grant Liens in their assets in favor of the Agent for the benefit of the Banks upon the occurrence of a Security Event or that the Agent shall administer such collateral security shall, to the extent provided in the Collateral Sharing Agreement, be deemed to state that the Loan Parties shall grant Liens in their assets in favor of the collateral agent under the Collateral Sharing Agreement (and not in favor of the Agent) and that such collateral agent shall administer such collateral.(b) Delivery and Recordation of Documents. All instruments creating or perfecting such mortgages, deeds of trust, assignments, pledges and security interests (collectively with the Guaranty, the "Collateral Documents") shall be substantially in the forms approved by Agent and Banks with such changes as Agent may approve including, without limitation, such changes as may be required by virtue of differences in the laws of the state where the collateral is located, and shall be accompanied by such additional documents and agreements relating thereto, including additional evidence of casualty and liability insurance, copies of subdivision plans, and environmental studies, and legal opinions as Agent may require. In furtherance of the foregoing, Borrower and each Guarantor shall execute and deliver to the Agent within ninety (90) days after the Closing Date all of the Collateral Documents
(other than the Guaranty Agreement which shall have been executed and delivered pursuant to Section 6.01) relating to assets owned by the Loan Parties as of the Closing Date. Borrower and each Guarantor shall execute, acknowledge (if required) and deliver to the Agent all Collateral Documents relating to each property acquired by the Borrower or Guarantors after the Closing Date within thirty (30) days after acquiring such property. The
Banks shall grant a reasonable extension of time for delivery of any Collateral Document as to which additional time to correct or complete the applicable legal description or related title work is required because of circumstances beyond Borrower's or Guarantor's reasonable control. The Agent shall hold the Collateral Documents in escrow until the occurrence of a Security Event. Upon the occurrence of a Security Event, the Collateral Documents shall, without further act on the part of Borrower or Guarantors, be fully delivered to Agent free of any limitation or restriction imposed by this Agreement and shall be recorded or filed by Agent, at Borrower's expense, in all locations as Agent may deem necessary or appropriate. From time to time upon request of Agent following the occurrence of a Security Event, Borrower and Guarantors shall provide to Agent such information as may be required to update and correct any property descriptions constituting a part of any Collateral Documents to reflect sales or other dispositions of portions of the property so described.
               (c) Power of Attorney. Each of Borrower and Guarantors hereby appoints any officer or agent of the Agent as its true and lawful attorney, for it and in its name, place and stead, to make, execute, deliver, and cause to be recorded or filed any or all such mortgages, deeds of trust, assignments, pledges and security interests and additional documents and agreements relating thereto, granting unto said attorney full power to do any and all things he may consider reasonably necessary or appropriate to be done with respect to the Collateral Documents as fully and effectively as Borrower and Guarantors might or could do, and hereby ratifying and confirming all its said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and all transactions hereunder.
          7.02 Security Events. Each of the following shall be a security event ("Security Event") hereunder unless waived by a Required Majority of Banks in writing:
               (a)  the occurrence of an Event of Default hereunder;
               (b) the financial statements required by Section 8.02(a)(ii) hereof are accompanied by an opinion which contains a qualification which is, in the reasonable judgment of a Simple Majority of Banks, adverse;
               (c)  the Loan Parties fail to comply with Section 8.01(e)
(i) for a period of five (5) Business Days after Borrower becomes aware thereof without giving effect to any adjustment pursuant to Sections 8.01(e)
(ii) or 5.01(cc);
               (d) either (i) any of the Loan Parties is required immediately to grant, or grants, any Liens in any of its assets in favor of the holders of any Permitted Additional Senior Indebtedness, or (ii) any event shall occur which permits the holders of any Permitted Additional Senior Indebtedness to require any Loan Party to grant any Liens in any of its assets in favor of the holders of such Permitted
Additional Senior Indebtedness.
          7.03 Release of Liens. Borrower may request that the Agent on behalf of the Banks release the Liens which it acquires in the assets of the Loan Parties pursuant to Section 7.01 hereof following a Security Event if Borrower cures such Security Event and at any time thereafter no Security
Event shall exist for a period of 12 consecutive calendar months.  If
Borrower establishes to Agent's satisfaction that no Security Event has existed for such 12-month period, Agent shall, after receiving such notice, execute and record appropriate releases and take other appropriate steps to release the Liens created pursuant to Section 7.01. Thereafter, the Loan Parties shall comply with the covenants contained in
Section 7.01 which apply prior to the occurrence of a Security Event.
                          ARTICLE VIII

                       NEGATIVE COVENANTS
          8.01 Negative Covenants. The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans and interest thereon, satisfaction of all of the Loan Parties' other obligations hereunder and termination of the Commitments, the Loan Parties shall comply with the following negative covenants:
               (a) Indebtedness. Each of the Loan Parties shall not, at any time create, incur, assume or suffer to exist any Indebtedness, except
                            (i)    Indebtedness under the Loan Documents;
                           (ii)    Existing Indebtedness as set forth on
Schedule 8.01(a)(ii) hereto;
                          (iii)    Existing subordinated Indebtedness
described on Schedule 8.01(a)(iii) hereto and any other unsecured
Indebtedness subordinated under terms as favorable to the Banks as the terms of the subordination governing the Indebtedness described on
Schedule 8.01(a)(iii) as determined by the Agent in its sole discretion (collectively the "Subordinated Indebtedness");
                           (iv)    Intercompany Loans which are evidenced
by Intercompany Notes or an Intercompany Agreement which has been delivered to the Agent in accordance with the provisions of Section 5.01(bb) or any other unsecured obligations of any Guarantor or Borrower to any other
Guarantor or to Borrower;
                            (v)    Permitted Additional Senior Indebtedness;
                           (vi)    Unsecured obligations in respect of
improvement and/or maintenance bonds provided by insurance companies where required by municipalities (collectively, the "Bond Obligations");
                          (vii)    Indebtedness secured by purchase money
security interests in equipment or evidenced by leases of equipment or leases of real property capitalized by Company for accounting purposes, provided that the aggregate of all such Indebtedness does not exceed ten percent (10%) of Company's Adjusted Shareholders' Equity;
                         (viii)    Permitted Nonrecourse Indebtedness;
                           (ix)    Seller Purchase Money Loans;
                            (x)    Commercial Purchase Money Loans;
                           (xi)    Assumed Joint Venture Loans;
                          (xii)    Assumed Purchase Money Loans;
                         (xiii)    Obligations to return deposits of cash or
notes described in clause (iii) of the definition of "Permitted Liens";
                          (xiv)    The Permitted Investment in Mortgage
Subsidiaries.
               (b) Affiliate Transactions. The Loan Parties shall not enter into or carry out any transaction (including, without limitation, purchasing property or services from or selling property or services to any Loan Party or any Affiliate of the Loan Parties) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions and is in accordance with all applicable law, except that notwithstanding the foregoing (i) this Section 8.01(b) shall not apply to a transaction if all of the parties to the transaction are Loan Parties and are directly or indirectly wholly-owned by the Company; (ii) this
Section 8.01(b) shall not prohibit a Loan Party which is directly or indirectly wholly- owned by the Company from entering into a transaction with other Loan Parties or Affiliates thereof which are not directly or indirectly wholly-owned by the Company provided that the term of such transaction are more favorable to the wholly-owned Loan Party than to the other parties to the transaction; and (iii) this Section 8.01(b) shall not prohibit the Company from purchasing stock of the Company from the estate of Robert I. Toll or Bruce E. Toll following his death using the insurance proceeds received by the Company in respect of a Senior Officer Life Policy.
               (c) Guaranties. The Loan Parties shall not at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other person except for (i) guaranties of Indebtedness permitted under Section 8.01(a), (ii) endorsements of negotiable instruments for deposit or collection in the usual course of business, (iii) covenants to hold Persons who are not Affiliates of the Loan Parties harmless or indemnify such Persons for losses contained in contracts entered into in the ordinary course of business, (iv) agreements to indemnify officers and directors of the Company and the other Loan Parties in their capacity as such officers and directors pursuant to articles of incorporation or bylaws of such entities, indemnification agreements entered into by such entities or by law, (v) guaranties for the benefit of Affiliates of the Loan Parties, and (vi) guaranties of completion or guaranties of payment related to on- and off-site improvements and utilities required in order to permit the sale of residential units in the ordinary course of business.
               (d) Loans and Investments. The Loan Parties shall not at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:
                            (i)    trade credit extended on usual and
customary terms in the ordinary course of business including mortgage loans to purchasers of houses from the Guarantors;
                           (ii)    advances to employees to meet expenses
incurred by such employees in the ordinary course of business in the aggregate not exceeding $5,000,000;
                          (iii)    acquisitions of stock or other interests
in Persons and acquisitions of interests in assets within the limitations contained in Section 8.01(f);
                           (iv)    loans, advances and investments in other
Loan Parties and in other Consolidated Subsidiaries;
                            (v)    cash equivalents;
                           (vi)    loans to employees, except for Robert Toll
and Bruce Toll, to purchase stock of the Company in connection with stock option plans or stock purchase plans;
                          (vii)    the Permitted Investment in Mortgage
Subsidiaries.
               (e) Loans; Permitted Purchase Money Loans; Letters of Credit and Permitted Additional Senior Indebtedness.
                            (i)    The Loan Parties shall not permit the sum of:
                         (A)  all Loans from all Banks,
                         (B) all Permitted Purchase Money Loans of all Loan Parties,
                         (C)  all Financial Letters of Credit, and
                         (D)  all Permitted Additional Senior Indebtedness,
except for any such Indebtedness which consists of Performance Letters of Credit, to exceed the lesser of the following (collectively referred to as the "Borrowing Base"):
                              (1)  the sum of the following:
                                   (x)  90% of the book value determined in
                    accordance with GAAP of Category 1 Borrowing Base Assets, after reduction for any Remediation Adjustments applicable to the land included in the Category 1
                    Borrowing Base Assets, and
                                   (y)  60% of the book value determined in
                    accordance with GAAP of Adjusted Category 2 Borrowing Base Assets, and
                                   (z)  50% of the book value determined in
                    accordance with GAAP of Adjusted Category 3 Borrowing Base Assets, after reduction for any Remediation Adjustments applicable to the land included in the Adjusted Category
                    3 Borrowing Base Assets; or
                              (2)  360% of the book value determined in
accordance with GAAP of Category 1 Borrowing Base Assets, after reduction for any Remediation Adjustments applicable to the land included in Category 1 Borrowing Base Assets. An example of the computation of this Borrowing Base is set forth on Exhibit H hereto. It is acknowledged that the applicable percentage in clause (x) above will change from 90% to 85% and some or all of the assets described in clauses (x), (y) and (z) above will be valued using appraised values rather than book values if Borrower or Banks request appraisals pursuant to and as more fully set forth in Sections 8.01(e)(ii) or 5.01(cc).
                           (ii)    If at any time the covenant contained in
Section 8.01(e)(i) would be exceeded, Company shall have the right, and if Company exercises such right Banks shall also have the right, at Borrower's expense, to have one or more of the Borrowing Base Assets appraised following substantially the same procedural requirements as are set forth in
Section 5.01(cc). After obtaining such an appraisal: (1) the value of any appraised asset for purposes of Section 8.01(e)(i) shall be its appraised value less any Remediation Adjustments rather than its book value less such adjustments, (2) the percentage for purposes of applying the covenant contained in Section 8.01(e)(i) to Category 1 Borrowing Base Assets shall be
85% rather than 90%, and (3) the percentages for purposes of applying such covenant to Category 2 Borrowing Base Assets and Category 3 Borrowing Base Assets shall remain at 60% and 50%, respectively. If the sum of Loans and Permitted Purchase Money Loans exceeds at any time 90% of the book value of the Borrowing Base Assets, then notwithstanding the immediately preceding sentence, the covenant contained in Section 8.01(e)(i) shall be deemed breached. If and so long as Company avails itself of the foregoing right to have any assets appraised and to have such assets included at the appraised values, Agent at the direction of a Simple Majority of Banks, shall have the right to request, at Borrower's expense, a reappraisal of any such asset up to two times in any twelve-month period. If any such reappraisal indicates that the value of such asset is either higher or lower than that indicated on any previous appraisal, such asset shall thereafter be included at the value established by the most recent reappraisal.
               (f)  Liquidations, Mergers, Consolidations, Acquisitions.
Each of the Loan Parties shall not, and shall not permit any other
Consolidated Subsidiary of the Company to wind-up, liquidate or dissolve its affairs, convey, sell, lease or otherwise distribute or dispose of (whether in one transaction or in a series of transactions other than in the ordinary course of business) all or a substantial portion (which for this purpose shall mean dispositions during the period which includes the elapsed portion of the Company's current fiscal quarter and the immediately preceding three fiscal quarters of an aggregate of 25% or more of Company's consolidated assets as of the beginning of such period) of its properties or assets (whether now owned or hereafter acquired), or enter into any transaction of merger or consolidation except (a) for a merger or mergers of another entity or entities into Company where the aggregate purchase price for all such entities acquired in one fiscal year either pursuant to merger or consolidations referred to in this Section 8.01(f) or by acquisition of stock or other interests in Persons referred to in Section 8.01(d) or by acquisition of interests in assets referred to in Section 8.01(d) is less than one hundred fifty percent (150%) of Adjusted Shareholders' Equity, determined as of the end of the prior fiscal year, (b) any other merger or consolidation in respect of which Banks have been provided with all such information as they have requested and which a Required Majority of Banks have either approved in writing or not disapproved within thirty (30) days following their receipt of such information, or, in the case of a merger or consolidation with a residential real estate development company, a Simple Majority of Banks have either approved in writing or not disapproved within thirty
(30) days following their receipt of such information, and (c) that any Loan Party other than the Company or the Borrower may merge, consolidate or liquidate into any other Loan Party provided that the Company or Borrower shall be the surviving corporation if it is a party to such merger, consolidation or liquidation and, after giving effect to any merger referred to in this Section, no Event of Default, or event which, with the passage of time or the giving of notice, or both would constitute an Event of Default, shall exist.
               (g) Dispositions of Assets or Subsidiaries. The Loan Parties shall not sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest or partnership interests of another Loan Party or an Affiliate of a Loan Party), except:
                            (i)    transactions involving the sale of
Inventory in the ordinary course of business;
                           (ii)    any sale, transfer or lease of assets
which are no longer necessary or required in the conduct of such Loan Party's business;
                          (iii)    any sale, transfer or lease of assets to
any other Loan Party;
                           (iv)    any sale, transfer or lease of assets
which are replaced by substitute assets acquired or leased; or
                            (v)    mergers and consolidations permitted in
Section 8.01(f); or
                           (vi)    any transfer or disposition of assets
which is a Permitted Exception.
               (h) Subsidiaries, Partnerships and Joint Ventures. The Loan Parties shall not own or create directly or indirectly any Subsidiaries of which any Loan Parties individually or the Loan Parties collectively own, directly or indirectly, through one or more intermediaries, 80% or more of the outstanding stock, partnership interests or other interests, except for
(i) the Mortgage Subsidiary, (ii) those Subsidiaries which are or shall become Loan Parties and Guarantors of the Indebtedness hereunder, and
(iii) any entity which has Assumed Joint Venture Loans or Assumed Purchase
Money Loans and the aggregate amount thereof exceeds 80% of the Indebtedness (including liabilities to any Consolidated Subsidiaries of the Company or its Affiliates under intercompany loans) of such Subsidiary. The Loan Parties may cause any other Subsidiary they form or acquire subsequent to the date hereof, to become a Loan Party and Guarantor. Subsidiaries shall join the Agreement pursuant to the procedures contained in Section 11.12 hereof.
               (i) Continuation of or Change in Business. The Loan Parties shall not (a) permit more than five percent (5%) of the consolidated assets of the Company and its Homebuilder Consolidated Subsidiaries (excluding the Permitted Investment in Mortgage Subsidiaries) to be applicable to business activities unrelated to the Regular Business Activities of Company and its Homebuilder Consolidated Subsidiaries, (b) permit more than twenty percent
(20%) of the consolidated assets of the Company and its Homebuilder
Consolidated Subsidiaries (excluding the Permitted Investment in Mortgage Subsidiaries) which are applicable to their Regular Business Activities to be related to other than their residential real estate activities, or
(c) change the legal form in which Company conducts its business activities.
               (j) Change in Control. The Company shall not permit any Change of Control of the Company to occur.
               (k) Changes in Subordinated Loan Documents. Except as provided in the following sentence, the Borrower and the Company shall not, and shall not permit any Loan Party to, amend or modify any provisions of the Subordinated Loan Documents without providing at least thirty (30) calendar days' prior written notice to the Agent and the Banks, and obtaining the prior written consent of the Required Majority of Banks. The Loan
Parties may amend the agreements evidencing the Subordinated Indebtedness without obtaining the consent of the Required Majority of the Banks if after giving effect to such amendment (A) the subordination provisions therein would be permitted under Section 8.01(a)(iii), and (B) Agent in its sole discretion determines that the covenants governing such Subordinated Indebtedness are no more onerous than those contained under this Agreement.
               (l)  Plans and Benefit Arrangements.  The Loan Parties shall not:
                            (i)    fail to satisfy the minimum funding
requirements of ERISA and the Internal Revenue Code with respect to any Plan;
                           (ii)    request a minimum funding waiver from the
Internal Revenue Service with respect to any Plan;
                          (iii)    engage in a Prohibited Transaction with
any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;
                           (iv)    permit the aggregate actuarial present
value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in the most recent actuarial report completed with respect to such Plan, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Plan;
                            (v)    fail to make when due any contribution to any
Multiemployer Plan that the Company or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;
                           (vi)    withdraw (completely or partially) from
any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal is likely to result in a material liability of Borrower or any member of the ERISA Group;
                          (vii)    terminate, or institute proceedings to
terminate, any Plan, where such termination is likely to result in a material liability to the Borrower or any member of the ERISA Group;
                         (viii)    make any amendment to any Plan with
respect to which security is required under Section 307 of ERISA; or
                           (ix)    fail to give any and all notices and make
all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.
               (m) Changes in Organizational Documents. Neither the Company nor the Borrower shall amend in any respect its certificate of incorporation without providing at least thirty (30) calendar days' prior written notice to the Agent and the Banks and, in the event such change would be adverse to the Banks as determined by the Agent in its sole discretion, obtaining the prior written consent of the Required Majority of Banks. Notwithstanding the foregoing, the Company may amend its certificate of incorporation to increase the number of authorized shares of its common or preferred stock or to create one or more series of preferred stock (as the creation of such series of preferred stock is currently contemplated by the Company's certificate of incorporation and Section 151 of the Delaware General
Corporation Law) without obtaining the consent of the Banks or notifying the Agent and the Banks thereof.
               (n)  Development Limitations.  The Loan Parties shall not:
                            (i)    Permit as of the end of any fiscal quarter
of Company the number of housing units in multi-family projects of Guarantors and other Consolidated Subsidiaries on which construction has commenced
(whether under construction or completed) and which are not subject to an Agreement of Sale to exceed in the aggregate the product of 24 multiplied by each separate multi-family project then under development by one of Guarantors or another Consolidated Subsidiary (excluding units which had been but are no longer subject to an Agreement of Sale solely because of a breach by the purchaser thereunder). For purposes of this Section 8.01(n), (A) the construction of a unit through the completion of the foundation will not be considered the commencement of construction of a unit, (B) two or more projects with substantially similar product type and price will be considered separate projects if marketed as separate projects and are not located adjacent to each other, and (C) substantially dissimilar product types even within the same subdivision or community will be considered separate projects.
                           (ii)    Permit as of the end of any fiscal
quarter of Company the number of housing units in each separate single family community of Guarantors and other Consolidated Subsidiaries then under development on which construction has commenced (whether under construction or completed) and which are not subject to an Agreement of Sale (excluding units which had been but are no longer subject to an Agreement of Sale solely because of a breach by the purchaser thereunder) to exceed the sum of (A) six (6) plus (B) an additional number of units in that community certified by the Company to have been constructed as additional models, but in no event shall the number of such additional units exceed four (4) in any community nor shall the sum of all additional models exceed in the aggregate one for every community under development.
The Guarantors may develop communities which contain single family housing units under construction which are not subject to any Agreement of Sale in excess of the amounts permitted above if construction of such units was commenced before the applicable Guarantor acquired the real estate comprising such community, subject to the following limitations:
                         (1) the total number of such communities may not exceed five (5) at any one time;
                         (2) the total number of acquired units which are not subject to an Agreement of Sale in any such community may not exceed twenty-five (25);
                         (3) the total number of units constructed by such Guarantor in any such community after the Guarantor acquires such real estate shall comply with the numerical limitations set forth in the first sentence of this Section 8.01(n)(ii) (the units described in clause (2) above which were in existence at the time the Guarantor acquired such real estate shall be excluded in determining Guarantor's compliance with the limitations in that first sentence).
                          (iii)    Permit as of the end of any fiscal
quarter of Company the total number of housing units of Guarantors and other Consolidated Subsidiaries on which construction has commenced (whether under construction or completed) and which are not subject to an Agreement of Sale to exceed the sum of (A) thirty-five percent (35%) of the total number of housing units sold by Guarantors and other Consolidated Subsidiaries during the immediately preceding four fiscal quarters (whether or not such Guarantor or other Consolidated Subsidiary was owned by Company during the entire four quarter period) plus (B) an amount equal to the product of three (3) multiplied by the number of Net New Communities, provided that for purposes of determining compliance with the foregoing covenant, a housing unit which had been but is no longer subject to an Agreement of Sale solely because of a breach by the purchaser thereunder shall not be included as an unsold unit so long as the total number of unsold units, including any such units which had previously been subject to an Agreement of Sale, dues not exceed the sum of (x) forty percent (40%) of the total number of housing units sold by the Guarantors and other
Consolidated Subsidiaries during the immediately preceding four fiscal quarters, and (y) the amount calculated in accordance with subsection (B) above.
                           (iv)    Permit as of the end of any fiscal
quarter of Company the total amount of either commercial or industrial space held or to be held by Guarantors or other Consolidated Subsidiaries for lease on which construction has commenced (whether under construction or completed) but which is either not leased to third parties at fair market rents, not subject to a valid and binding agreement of sale or not subject to a permanent financing commitment, in either of the latter two cases in form and substance and with a buyer or a lender acceptable to Agent and under which all approvals and preconditions have been satisfied (except completion of construction and related preconditions which by their nature cannot or would not be satisfied until closing under such agreement or commitment) to exceed 100,000 leasable square feet. Within the 100,000 square feet of unleased space permitted by the foregoing provision, not more than the lesser of (i) 50,000 leasable square feet, or (ii) the number of leasable square feet the total construction cost of which would not exceed
$5,000,000 will be commercial office space. Notwithstanding the foregoing limitations, Borrower and Guarantors may acquire, hold or develop real estate which is used as offices by Borrower or any Guarantor.
The existing panel plant facility of Company located in Morrisville, Pennsylvania, any additional panel plant facility and any Qualified Golf
Course developed or acquired by the Loan Parties shall not be included as commercial or industrial space for purposes of this Section 8.01(n)(iv).
                            (v)    Acquire or own real estate which has
not at any time while owned or controlled by the Company or a Consolidated Subsidiary received Preliminary Approval and, except for Qualified Golf
Courses, which has an acquisition and carrying cost in the aggregate more than the greater of (i) $25,000,000 or (ii) twenty percent (20%) of Adjusted Shareholders' Equity, or acquire or own real estate, except for golf clubs, which is not presently and was not at any time while owned by the Company or a Consolidated Subsidiary zoned for residential development having an acquisition and carrying cost in the aggregate more than the greater of
(i) $15,000,000 or (ii) fifteen percent (15%) of Adjusted Shareholders'
Equity, in either case not including within such limitations real estate acquired subject to Permitted Non-Recourse Indebtedness.
                           (vi)    If Borrower determines as of the end of
any fiscal quarter that it is not in compliance with any of the covenants contained in Sections 8.01(n)(i) through (iv), it shall have a period of twenty days after the end of such quarter within which to complete such action as may be necessary to comply with the limitations otherwise applicable as of the end of such quarter.
               (o) Senior Leverage. The Loan Parties shall not at any time permit the ratio of (i) Consolidated Senior Liabilities less the amount of any Permitted Nonrecourse Indebtedness to (ii) the sum of Adjusted Shareholders' Equity plus outstanding Subordinated Indebtedness to exceed 1.15 to 1.0.
               (p) Mortgage Subsidiaries Leverage. The Loan Parties shall not permit the ratio of Mortgage Subsidiary Liabilities to Mortgage Subsidiaries' Adjusted Shareholders' Equity to exceed 10.0 to 1.0.
               (q) Senior Leverage Plus Contingent Liabilities. The Loan Parties shall not at any time permit the ratio of Adjusted Consolidated
Senior Liabilities to the sum of Adjusted Shareholders' Equity plus outstanding Subordinated Indebtedness to exceed 1.50 to 1.0.
               (r) Subordinated Debt to Equity. The Loan Parties shall not at any time permit Subordinated Indebtedness to exceed the sum of:
(A) two times Adjusted Shareholders' Equity up to and including $150,000,000
(in Adjusted Shareholders' Equity), plus (B) 1.0 times the excess of
Adjusted Shareholders' Equity over $150,000,000 (in Adjusted Shareholders' Equity).
               (s) Minimum Adjusted Shareholders' Equity. The Loan Parties shall not permit Adjusted Shareholders' Equity to be less than Base Shareholders' Equity calculated at the end of each fiscal quarter.
               (t) Incorporation by Reference. Any covenants contained in agreements evidencing Permitted Additional Senior Indebtedness which are more restrictive to the Loan Parties than the covenants contained herein as determined by the Agent shall be incorporated by reference herein.
          8.02 Reporting Requirements. The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans and interest thereon, satisfaction of all of the Loan Parties' other obligations hereunder and termination of the Commitments, the Company or the Borrower, as applicable, will furnish or cause to be furnished to the Agent and each of the Banks:
               (a)  Financial Statements.
                            (i)    Quarterly Statements.
                         (A)  As soon as available and in any event within fifty
(50) calendar days after the end of each fiscal quarter in each fiscal year consolidated financial statements of the Company and its Consolidated Subsidiaries, consisting of a balance sheet as of the end of such fiscal quarter and related statements of income and cash flows for the fiscal year through the end of such quarter, all in reasonable detail and certified
(subject to normal year-end audit adjustments) by the Chief Executive
Officer, President, Chief Financial Official or Chief Accounting Officer of the Company as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the statements of income and cash flows for the corresponding period in the previous fiscal year.
                         (B)  Together with the delivery of the Compliance
Certificate pursuant to Section 8.02(b)(i), separate balance sheets and income statements showing the financial positions as of the end of the previous fiscal quarter and results of operations for the fiscal year through the end of such quarter of the Homebuilder Consolidated Subsidiaries and Mortgage Subsidiaries with aggregate totals that correspond to the consolidated figures which appear on the financial statements delivered for such quarter described in Section 8.02(a)(i)(A) in a form acceptable to the Required Majority of Banks.
                           (ii)    Annual Statements.  As soon as available
and in any event within ninety-five (95) days after the end of each fiscal year of the Company, consolidated financial statements of the Company and its Consolidated Subsidiaries consisting of a balance sheet as of the end of such fiscal year, and related statements of income and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing reasonably satisfactory to the Agent. The certificate or report of accountants shall be free of qualifications which is adverse in the reasonable judgment of a Simple Majority of the Banks.
                          (iii)    Discussions with Certified Public
Accountants; Disclosure. Upon the request of a Simple Majority of the Banks, the Agent shall discuss Company's affairs directly with Company's independent certified public accountants after notice to Company and opportunity of Company to be present at any such discussions. Agent or any Bank is authorized to show or deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of Company which may be furnished to Agent or come to its attention pursuant to this Agreement or otherwise, to any regulatory body or agency having jurisdiction over any Bank and to any bank or other financial institution which is a present or potential participant with any Bank, provided that Agent or such Bank has taken appropriate steps to ensure the confidentiality of such information in a manner satisfactory to the Company.
               (b) Compliance Certificate; Joinders; Updates to Schedules of the Borrower.
                            (i)    Compliance Certificate.  (i) Within 10
days following the earlier of (A) delivery of the financial statements of the Company to the Agent and to the Banks pursuant to Sections 8.02(a)(i) and
(ii) hereof, or (B) the due date for such delivery, a certificate of the Loan Parties signed by the Chief Executive Officer, President, Chief
Financial Officer or Chief Accounting Officer of the Loan Parties in the form of Exhibit L hereto (the "Compliance Certificate"), to the effect that, except as described pursuant to Section 8.02(g) below, (i) the Loan
Parties have performed and complied with all covenants and conditions hereof,
(ii) no Event of Default or Potential Default which might not be cured before it becomes an Event of Default exists and is continuing on the date of such certificate, (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of the financial statements with all financial covenants contained in Section 8.01 hereof, and (iv) a list of any changes which have occurred since delivery of the most recent Compliance Certificate pursuant to this Section 8.02(b) in the states and counties in which the business offices, panel plants or other operating facilities of the Loan Parties are located.
                           (ii)    Joinders.  Together with the delivery of the
Compliance Certificate pursuant to Section 8.02(b)(i), the joinders of Guarantors pursuant to Section 11.12.
                          (iii)    Updates to Schedules.  Together with the
delivery of the Compliance Certificate pursuant to Section 8.02(b)(i), any update to Schedule 5.01(c) described in Section 5.02.
               (c) Project Reports. As soon as practicable, and in any event within thirty (30) days after the end of each calendar month, statements accompanied by a certificate of the chief financial officer, chief accounting officer or controller of Company, accurately setting forth at a date proximate to the end of the prior month sales reports showing unit sales and unsold inventory completed or under construction by Guarantors in connection with each project of Guarantors together with such additional detail as to such sales and inventory as a Simple Majority of Banks may reasonably request.
               (d) Purchase Money Loan Reports. As soon as practicable, and in any event within sixty (60) days after the end of each fiscal quarter, information as to the amount of and the name of the borrower under each Permitted Purchase Money Loan incurred during such quarter, a copy of the note evidencing such Permitted Purchase Money Loan (and the address of the payee of such note if not indicated thereon), a description of the real estate covered by such Permitted Purchase Money Loan and an update as to the outstanding principal amount of all Permitted Purchase Money Loans as of the end of such quarter.
               (e) Environmental Certificates. Prior to the acquisition by any Guarantor of any parcel of real property having a cost of $1,000,000 or more or containing ten (10) or more acres, a completed Certificate (including accompanying Phase I environmental report which shall be in conformity with
(i) the Agent's "Minimum Requirements for Phase I Environmental Assessments," as in effect on the date hereof, and (ii) any additions or modifications thereto the extent that such modifications or additions reflect a change in the law or industry standards or are otherwise satisfactory to Borrower) in respect of such property in substantially the form of Exhibit B attached hereto (an "Environmental Certificate") from an independent environmental engineer reasonably acceptable to Agent. Agent shall notify the other
Banks of any decision disapproving an Environmental Certificate which contains any exceptions on exhibit A thereto, and the other Banks shall have ten (10) Business Days to reverse such disapproval by the vote of a Simple Majority of Banks in the absence of which vote Agent's decision shall stand. Borrower or such Guarantor shall have the right from time to time to submit another Environmental Certificate in respect of land which was not initially Environmentally Approved Land following the cleanup of any hazardous materials which constituted exceptions to a prior Environmental Certificate in respect of such land. Agent shall not be liable to any other Bank or to any Loan Party for any initial approval or disapproval of any Environmental Certificate made by it in good faith.
               (f) Subordinated Indebtedness Documentation. As promptly as possible upon receipt by any Loan Party, copies of each draft of documentation intended to relate to or evidence Subordinated Indebtedness proposed to be incurred by any Loan Party.
               (g) Notice of Default. Promptly after any Senior Executive of any Loan Party has learned of the occurrence of an Event of Default or Potential Default which might not be cured before it becomes an Event of Default, a certificate signed by the Chief Executive Officer, President, Chief Financial Officer or Chief Accounting Officer of such Loan Party setting forth the details of such Event of Default or Potential Default which might not be before it becomes an Event of Default and the action which such Loan Party proposes to take with respect thereto.
               (h) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party which would be required to be reported by the Company on Forms 10-Q, 10-K or 8-K filed with the Securities and Exchange Commission.
               (i) Notices Relating to Permitted Additional Senior Indebtedness. Written notice, and where applicable copies of (A) any notice delivered to Borrower or any other Loan Party from holders of the Permitted Additional Senior Indebtedness or delivered from such holders to any Loan
Party of any default under such Permitted Additional Senior Indebtedness or the Agreements relating thereto; and (B) any amendments to the documentation governing the Permitted Additional Senior Indebtedness.
               (j) Certain Events. Written notice to the Agent within the time limits set forth in Section 8.01(m), any amendment to the organizational documents of any of the Company or the Borrower.
               (k) Other Reports and Information. Promptly upon their becoming available to any of the Loan Parties:
                            (i)    management letters submitted to the
Company by independent accountants in connection with any annual or interim audit and other information provided by such accountants at the request of the Agent and at the expense of the Banks,
                           (ii)    any reports, notices or proxy statements
generally distributed by the Company to its stockholders on a date no later than the date supplied to the stockholders,
                          (iii)    regular or periodic reports, including
Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Company with the Securities and Exchange Commission,
                           (iv)    such other reports and information as the
Banks may from time to time reasonably request.
               (l)  Notices Regarding Plans and Benefit Arrangements.
(i) Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:
                    (A) any Reportable Event with respect to the Company or any member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),
                    (B) any Prohibited Transaction which could subject the Company or any member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, Benefit Arrangement or any trust created thereunder,
                    (C) any assertion of material withdrawal liability with respect to any Multiemployer Plan,
                    (D) any partial or complete withdrawal from a Multiemployer Plan by the Company or any member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,
                    (E) any cessation of operations (by the Company or any member of the ERISA Group) at a facility in the circumstances described in Section 4063(e) of ERISA,
                    (F) withdrawal by the Company or any member of the ERISA Group from a Multiple Employer Plan,
                    (G) a failure by the Company or any member of the ERISA Group to make a payment to a Plan required to avoid imposition of a lien under Section 302(f) of ERISA,
                    (H) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or
                    (I) any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.
                           (ii)    Promptly after receipt thereof, copies of
(a) all notices received by the Company or any member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Company or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Agent or any Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Company or any member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Company or any member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Company or any member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.
                          (iii)    Promptly upon the filing thereof, copies
of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.
                           ARTICLE IX

                             DEFAULT
          9.01 Events of Default. An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):
               (a) Borrower fails to pay within five (5) days after the date on which notice is given by Agent or any Bank to Borrower of Borrower's failure to pay when due, whether on demand or otherwise, any Indebtedness to a Bank hereunder, including but not limited to, principal of any Note or any interest thereon or the Facility A Commitment Fees or other fees, provided that Borrower shall not be entitled to any such notice if Agent or any Bank has given such notice three times in any consecutive twelve month period, in which event any such failure to pay shall be an Event of Default if not cured within five (5) days after the due date therefor;
               (b) Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;
               (c) Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 5.01(y) or Section 8.01 hereof and such default shall not be cured within 30 days following the date on which any Senior Executive becomes aware of the occurrence thereof
(such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Agent in its sole discretion);
               (d) The Borrower shall fail to provide cash or other collateral satisfactory to, and indemnification agreements as required by, an Issuing
Bank pursuant to Section 2.10 or 2.14 or an Escrow Bank pursuant to
Section 2.11 or 2.14 on or before the later of the following dates:
(i) fifteen (15) calendar days after such Issuing Bank or Escrow Bank, as the case may be, or the Agent notifies Borrower that Borrower must provide such collateral and enter into agreements, or (ii) the date on which Borrower is required to have provided such collateral and entered into such agreements;
               (e) Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) days after any Senior Executive becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Agent in its sole discretion);
               (f) A default or event of default shall occur at any time under or in connection with (i) any Subordinated Indebtedness with an unpaid principal balance, whether singly or in the aggregate, in excess of $1,000,000 and any applicable notice or grace period in respect thereof has expired, thereby entitling the holder(s) of such Subordinated Indebtedness to declare the unpaid principal of, and any interest on, such Subordinated Indebtedness due and payable, (ii) any Bond Obligations in excess of $1,000,000 individually or $2,000,000 in the aggregate, (iii) any Permitted Additional Senior
Indebtedness or the agreements governing such Indebtedness and any applicable notice or grace period in respect thereof has expired, thereby entitling the holder(s) of such Permitted Additional Senior Indebtedness to declare the unpaid principal of, and any interest on, such Permitted
Additional Senior Indebtedness due and payable; or (iv) except for defaults or events of default which constitute Permitted Exceptions, defaults or events of default in any other agreement (except for agreements evidencing Nonrecourse Indebtedness) involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party may be obligated as borrower or guarantor in excess of $2,000,000 in the aggregate, and such default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such default or event of default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;
               (g) Any final judgments or orders for the payment of money in excess of $1,000,000 individually or $2,000,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry, except for violations which constitute Permitted Exceptions;
               (h) Any of the Loan Documents (i) shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby and the effect thereof has a material adverse effect on the ability of the Banks to substantially realize the benefits of the Loan Documents (it being understood that the parties will work together to remedy any such illegality, invalidity or unenforceability), or (ii) shall in any way be challenged or contested by any of the Loan Parties;
               (i) A notice of lien or assessment in excess of $500,000 is filed of record with respect to all or any part of any of the Loan Parties' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the Pension Benefit Guaranty Corporation, or if any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable, except for violations which constitute
Permitted Exceptions;
               (j) Any of the Loan Parties ceases to be solvent or admits in writing its inability to pay its debts as they mature, except for violations which constitute Permitted Exceptions;
               (k) Any of the following occurs: (i) any Reportable Event, which the Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing;
(ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Agent determines in good faith that the amount of Company's liability is likely to exceed 10% of its Adjusted Shareholders' Equity; (v) the Company or any member of the ERISA
Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Company or any member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Company or any member of the ERISA Group shall withdraw completely or partially from a Multiemployer
Plan; (viii) the Company or any member of the ERISA Group shall withdraw
(or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi), (vii), (viii) or (ix), the Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Company and the other members of the ERISA Group;
               (l) The Loan Parties as a whole cease to conduct, or one or more of the Loan Parties are enjoined, restrained or in any way prevented by court order from conducting business which constitutes all or a material part of the business of the Loan Parties taken as a whole and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof, except for violations which constitute Permitted Exceptions;
               (m) A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of such Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding, except for violations which constitute Permitted Exceptions; or
               (n) Any Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing, except for violations which constitute Permitted Exceptions.
          9.02 Consequences of Event of Default.
               (a) If an Event of Default specified under subsections (a) through (l) of Section 9.01 hereof shall occur and be continuing (i) the Facility A Banks shall be under no further obligation to make Revolving
Credit Loans or Facility A Term Loans, issue Letters of Credit or enter into Escrow Agreements hereunder and the Facility B Banks shall be under no further obligation to make Facility B Loans (provided that, so long as a Simple Majority of the Banks do not accelerate the Notes pursuant to clause
(ii) below, a Required Majority of Facility A Banks may continue to bind the Facility A Banks to make Revolving Credit Loans or Facility A Term Loans, issue Letters of Credit and enter into Escrow Agreements to the extent the Required Majority of Facility A Banks agree upon at the time by sending written notice of such election to the other Facility A Banks and all of the Facility A Banks shall be bound by such agreement) and (ii) upon the request of a Simple Majority of the Banks, the Agent shall by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (iii) upon the request of a Simple
Majority of Facility A Banks, the Agent shall require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest bearing account with the Agent, as cash collateral for its obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit and obligations under Escrow Agreements, and the Borrower hereby pledges to the Agent and the Facility A Banks, and grants to the Agent and the Banks a security interest in, all such cash as security for such obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Majority of Facility A Banks, the Agent shall return such cash collateral to the Borrower; and
               (b)  If an Event of Default specified under subsections (m) or
(n) of Section 9.01 hereof shall occur, the Banks shall be under no further obligations to make Loans, issue Letters of Credit or enter into Escrow Agreements hereunder and the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Loan Parties to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and
               (c) If an Event of Default shall occur and be continuing, any Bank to whom any obligation is owed by the Loan Parties hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 11.11(b) hereof and any branch, subsidiary or affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to the Loan Parties, to set-off against and apply to the then unpaid balance of all the Loans and all other obligations of the Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Loan Parties by such Bank or participant or by such branch, subsidiary or affiliate, including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Loan Parties for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, subsidiary or affiliate. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Loan Parties is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to any Bank or the Agent; and
               (d) If an Event of Default shall occur and be continuing and the Agent shall have accelerated the maturity of Loans of the Borrower or such Loans otherwise shall have been accelerated pursuant to any of the foregoing provisions of this Section 9.02, the Agent, at the request of a Simple Majority of the Banks, will proceed to protect and enforce its and the Banks' rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the Notes, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or the Banks; and
               (e)  In addition to the other remedies set forth in this
Section 9.02, as provided in Section 7.01(b) and 7.02 hereof, the occurrence of an Event of Default hereunder shall constitute a Security
Event, entitling the Agent to record all Collateral Documents;
               (f) From and after the date on which the Agent has taken any action pursuant to this Section 9.02 upon the authorization of a Simple Majority of the Banks and until all obligations of the Loan Parties have been paid in full, any and all proceeds received by the Agent from any sale or other disposition of the collateral under the Collateral
Documents, if any, or any part thereof, or the exercise of any other remedy by the Agent, shall be applied as follows:
                            (i)    first, to reimburse the Agent and the
Banks for out-of-pocket costs, expenses and disbursements, including without limitation reasonable attorneys' fees and legal expenses, incurred by the Agent or the Banks in connection with realizing on such collateral or collection of any obligations of the Loan Parties under any of the Loan Documents, including advances made by the Banks or any one of them or the Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, such collateral, including without limitation, advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of such collateral;
                           (ii)    second, to the repayment of all
Indebtedness then due and unpaid of the Loan Parties to the Banks incurred under this Agreement or any of the Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion, provided that (1) such proceeds shall first be allocated to the Facility A Banks as a group and to each Borrowing Tranche of Facility B Banks as a group based on the amount of principal interest and other obligations (including any unreimbursed obligations under outstanding Letters of Credit or Escrow Agreements or obligations to Cash Collateralize any Letters of Credit or Escrow Agreements) due to each of these groups of Banks and (2) after giving effect to the allocation in clause (1) payments of principal and interest and other amounts shall be allocated to the Banks within each group of Banks described in clause (1) on a pro rata basis as set forth in Section 4.02; and
                          (iii)    the balance, if any, as required by Law.
               (g) In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Agent shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Simple
Majority of Banks shall, exercise all post-default rights granted to the Agent and the Banks under the Loan Documents or applicable Law.
          9.03 Notice of Sale. Any notice required to be given by the Agent of a sale, lease, or other disposition of the collateral under the Collateral Documents, if any, or any other intended action by the Agent, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Loan Parties.
                            ARTICLE X

                            THE AGENT
          10.01 Appointment. Each Bank hereby irrevocably designates, appoints and authorizes PNC Bank to act as Agent for such Bank under this Agreement to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers (other than voting rights, which each Bank reserves for itself and does not authorize the Agent to exercise on its behalf) and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.
          10.02 Delegation of Duties. The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Sections 10.05 and 10.06 hereof, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.
          10.03     Nature of Duties; Independent Credit Investigation.
The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Collateral Documents and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement and the Collateral Documents or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. In performing its duties and functions under this Agreement and the Collateral Documents, Agent will exercise the same care which it normally exercises in making and handling loans and in handling collateral in which it alone is interested, but it does not assume any further responsibility. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.
          10.04     Actions in Discretion of Agent; Instructions from the
Banks. The Agent agrees, upon the written request of the Simple Majority of Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Simple
Majority of Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of some or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section 10.06 hereof. Subject to the provisions of Section 10.06, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Simple Majority of Banks, or in the absence of such instructions, in the absolute discretion of the Agent.
          10.05 Reimbursement and Indemnification of Agent by the Borrower. The Borrower unconditionally agrees to pay or reimburse the Agent and save the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including but not limited to fees and expenses of legal counsel, appraisers and environmental consultants (except that no appraisers or environmental consultants have been or shall be engaged in connection with matters described in clauses (i) or (ii) below or in connection with the enforcement of this Agreement or any other
Loan Document prior to an Event of Default), incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution and syndication of this Agreement and the other Loan Documents,
(ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, (b) liability for reasonable fees and expenses of legal counsel in connection with the administration (including documentation of Collateral upon the occurrence of a Security Event), interpretation and performance of this Agreement and the other Loan Documents not in excess of $50,000 in any fiscal year of the Company exclusive of fees and expenses relating to the documentation of Collateral, and (c) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense, or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower.
In addition, the Borrower agrees to reimburse and pay all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties.
          10.06 Exculpatory Provisions. Neither the Agent nor any of its directors, officers, employees, agents, attorneys or affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including without limitation pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. Neither the Agent nor any Bank nor any of their respective directors, officers, employees, agents, attorneys or affiliates shall be liable to the Loan Parties for consequential damages resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation, administration or collection of the Loans or any of the Loan Documents.
          10.07     Reimbursement and Indemnification of Agent by Banks.
Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements
(a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense, or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank. In addition, each Bank agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Agent in connection with the Agent's periodic audit of the Loan Parties' books, records and business properties.
          10.08 Reliance by Agent. The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper
Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.
          10.09 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."
          10.10     Notices; Litigation.
               (a) The Agent shall promptly send to each Bank a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof.
The Agent shall promptly notify the Borrower and the other Facility A Banks of each change in the Prime Rate and the effective date thereof.
               (b) Agent will promptly furnish to Banks copies of all material reports, certificates and other written statements furnished by Borrower or Guarantors to Agent pursuant to this Agreement (and which are not required by this Agreement to have been sent directly to Banks by Borrower or Guarantors); provided that if furnishing such copies of any nonfinancial materials is impractical or not beneficial to the Banks in Agent's judgment, Agent may make such copies available for inspection at Agent's offices at reasonable times during its business hours upon reasonable advance notice to Agent by the Bank requesting such inspection; provided further that Agent assumes no responsibility for the authenticity, validity, accuracy or completeness of any such financial or nonfinancial materials. Agent will keep Banks informed of the status of payments of principal and interest on the Loans and any fees and expenses.
Agent will promptly furnish to Banks copies of any proposed modifications to this Agreement or the Collateral Documents presented to Agent for approval.
               (c)  Agent will give to Banks prompt telephonic notice
(confirmed in writing) (i) of any changes to the forms of the Collateral Documents proposed to be made by Agent prior to their execution by Borrower or Guarantors (which changes shall be deemed approved by Banks unless within three (3) Business Days of such notice a Required Majority of Banks objects thereto), and (ii) that a Bank has requested a meeting or polling of Banks with respect to a matter that requires the vote of Banks, but, in the absence of willful misconduct or gross negligence of Agent, no failure to give any such notice shall result in liability on the part of Agent for failing to provide the notices described in (i) and (ii) above. No knowledge, information or notice relating to this Agreement or the Collateral Documents will be deemed to have been received by Agent for purposes of this Agreement until such time as it has been received in the department or division to which notices are required to be given to the Agent hereunder.
               (d) Agent shall give each Bank prompt notice of any litigation commenced by or against Agent and/or Banks with respect to this Agreement or any matter referred to herein of which Agent receives written notice and of any other disposition of or realization upon the collateral covered by the Collateral Documents of which Agent receives written notice. Notwithstanding the foregoing, after the receipt of notice of any litigation or other proceeding and of any proposed action by Agent with respect to settling, prosecuting or defending such litigation or other proceeding, a Required Majority of Banks shall have the right to disapprove any such proposed action and to direct Agent to take such other action as such Required
Majority of Banks may direct, provided that the Agent shall not be required to take any action thereunder unless one or more Banks shall have offered to the Agent indemnity acceptable to the Agent in its sole discretion against costs, expenses and liabilities to be incurred in compliance with such direction.
          10.11 Banks in Their Individual Capacities. With respect to its Commitments and the Loans made by it, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. PNC Bank and its affiliates and each of the Banks and their respective affiliates may, without liability to account, except as prohibited herein, make Loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Borrower and its affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder.
          10.12 Holders of Notes. The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.
          10.13 Equalization of Banks. The Banks and the holders of any participation in any Notes agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared among the Banks and such holders as provided in Section 4.02, except as otherwise provided in Sections 2.04, 2.14, 3.04, 4.04(b), 4.06(a) or 11.11(c) hereof. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks, by depositing such cash with the Agent for the ratable benefit of the other Banks, an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.
          10.14 Successor Agent. The Agent may resign as Agent upon not less than sixty (60) days' prior written notice to the Borrower and the Banks or a Simple Majority of the Banks may remove the Agent upon not less than sixty (60) days' prior written notice to the Borrower and Agent. If the Agent shall resign or be removed under this Agreement, then either (a) the Simple Majority of Banks shall appoint from among the Banks a successor agent for the Banks, subject to the acceptance of such successor, or (b) if a successor agent shall not be so appointed and approved within the sixty
(60) day period following the Agent's notice to the Banks of its resignation or Banks' notice to Agent of Agent's removal, then the Agent (in the case of a resignation) or the Simple Majority of the Banks (in the case of a removal) shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor agent who shall, subject to the acceptance of such successor, serve as Agent until such time as the Simple Majority of Banks appoint a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former
Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Article X shall inure to the benefit of such former
Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.
          10.15 Agent's Fee. The Borrower shall pay to the Agent a nonrefundable fee (the "Agent's Fee") equal to $100,000 per annum (subject to adjustment below) payable in equal quarterly installments in arrears on the first Business Day of each February, May, August and November after the date hereof and on the date on which all Loans shall be paid in full and all Letters of Credit and Escrow Agreements shall have expired or terminated.
The first installment of the Agent's Fee shall be prorated from the Closing
Date to the date of payment and the final installment shall be prorated from the date of the last quarterly installment until the obligations of Borrower hereunder are paid in full and all Letters of Credit and Escrow Agreements have expired or terminated. The Borrower shall also pay to the Agent a fee as set forth in a separate letter between Agent and Borrower
(the "Agent's Letter").
          10.16 Availability of Funds. Unless the Agent shall have been notified by a Bank prior to the date upon which a Loan is to be made that such Bank does not intend to make available to the Agent such Bank's portion of such Loan, the Agent may assume that such Bank has made or will make such proceeds available to the Agent on such date and the Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount.
If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to the applicable interest rate in respect of the Loan.
          10.17 Calculations. In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrower and each affected
Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation by Agent to the Banks or the Banks to the Agent therefor will be calculated at the Federal Funds Effective Rate and any compensation by the Borrower to the Banks or the Banks to the Borrower therefor will be calculated at the applicable interest rate relating to such amount.
          10.18 Beneficiaries. Except as expressly provided herein, the provisions of this Article X are solely for the benefit of the Agent and the Banks, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Loan Parties.
                           ARTICLE XI

                          MISCELLANEOUS
          11.01     Modifications, Amendments or Waivers.  Except for
matters addressed in Sections 11.01 (a), (b), (d) and (e), with the written consent of the Required Majority of Banks, the Agent, acting on behalf of all the Banks, and the Borrower on behalf of the Loan Parties may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the
Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the obligations of the Loan Parties hereunder or thereunder.  Any such agreement, waiver or consent made with such written consent shall be effective to bind all the
Banks; provided, that:
               (a)  An agreement, waiver, or consent which does any of
the following shall require the written consent of all of the Banks:
                            (i)    Amends Sections 4.02 [Pro Rata Treatment
of Banks], 10.06 [Exculpatory Provisions] and 10.13 [Equalization of Banks] hereof;
                           (ii)    Accelerates the time for payment of any
Loans, except for acceleration pursuant to Section 9.02 by a Simple
Majority of the Banks or pursuant to any other provisions hereunder which expressly permit acceleration by fewer than 100% of the Banks, whether or not any Loans are outstanding;
                          (iii)    Except for sales of assets permitted by
Section 8.02(g), releases any collateral or other security, if any, for any of the Loan Parties' obligations hereunder;
or
                           (iv)    Amends this Section 11.01(a), changes
the definition of Required Majority of Banks, or changes any requirement providing for the Banks or the Required Majority of Banks to authorize the taking of any action hereunder; and
               (b) An agreement, waiver, or consent which does any of the following shall require the written consent of all of the Facility A Banks:
                            (i)    Reduces the amount of the Facility A
Commitment Fee or any other fees payable only to Facility A Banks hereunder,;
                           (ii)    Whether or not any Loans are outstanding,
extends the time for payment of principal or interest of any Facility A Loan, or reduces the principal amount of or the rate of interest borne by any
Facility A Loan, or otherwise affect the terms of payment of the principal of or interest of any Facility A Loan except that approval of a rating agency as a Qualified Rating Agency shall require the Required Majority of
Banks and except for agreements, waivers or consents
described in Section 11.01(a)(ii) above;
                          (iii)    Amend this Section 11.01(b), changes the
definition of Required Majority of Facility A Banks, or changes any requirement providing for the Facility A Banks (without authorization of the Facility B Banks) or the Required Majority of Facility A
Banks to authorize the taking of any action hereunder; or
                           (iv)    Modifies any provision regarding the Cash
Collateralization of Letters of Credit or Escrow Agreements and
               (c) An agreement, waiver, or consent which does any of the following shall require the written consent of all of the Facility B Banks:
                            (i)    Reduces the amount of the Facility B
Closing Fee or any other fees payable only to Facility B Banks hereunder,;
                           (ii)    Whether or not any Loans are outstanding,
extends the time for payment of principal or interest of any Facility B
Loan, or reduces the principal amount of or the rate of interest borne by any Facility B Loan, or otherwise affect the terms of payment of the principal of or interest of any Facility B Loan except that approval of a rating agency as a Qualified Rating Agency shall require the Required
Majority of Banks and except for agreements, waivers or consents described in Section 11.01(a)(ii) above;
                          (iii)    Amends this Section 11.01(c) or changes
any requirement providing for the Facility A Banks (acting without authorization of the Facility B Banks) or the Required Majority of
Facility A Banks to authorize the taking of any action hereunder; and
               (d) Without the written consent of any Bank, no such agreement, waiver or consent may be made which will increase such Bank's Facility A Commitment or Facility B Commitment.
               (e)  Amendments, changes, waivers or consents shall be made upon the request of a Simple Majority of Facility A Banks, or a Simple
Majority of the Banks if this Agreement expressly so provides.
          11.02     No Implied Waivers; Cumulative Remedies; Writing
Required.  No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.
          11.03     Reimbursement and Indemnification of Banks by the
Borrower; Taxes. The Borrower agrees unconditionally upon demand to pay or reimburse to each Bank (other than the Agent, as to which the Borrower's obligations are set forth in Section 10.05) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel for each Bank except with respect to (a) and (b) below), incurred by such Bank
(a) relating to any amendments, waivers or consents pursuant to the provisions hereof, (b) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder prior to an Event of Default, (c) in connection with (1) the enforcement of this Agreement or any Loan Document after an Event of Default, (2) collection of amounts due hereunder or thereunder after an Event of
Default or (3) the proof and allowability of any claim arising under this Agreement or any other Loan Document, in each instance whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan
Documents or any action taken or omitted by such Bank hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements
(A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the
defense thereof, at its expense, or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the
Borrower hereunder by considering the usage of one law firm to represent the Banks and the Agent if appropriate under the circumstances.
The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.
          11.04     Holidays.  Whenever any payment or action to be made
or taken hereunder shall be stated to be due on a day which is not a
Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 3.02(a) with respect to CD Rate Interest Periods or Euro-Rate Interest Periods),
and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.
          11.05     Funding by Branch, Subsidiary or Affiliate.
               (a)  Notional Funding.  Each Facility A Bank shall have
the right from time to time, without notice to any Loan Party, to deem any branch, subsidiary or affiliate (which for the purposes of this Section 11.05 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Facility A Bank to have made, maintained or funded any Facility A Loan to which any Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office) and as a result of such change the Facility A Bank may not invoke Section 3.04 and the Borrower would not be under any greater financial obligation pursuant to Section 4.06 hereof than it would have been in the absence of such change.  Notional funding offices may be selected by each Bank without regard to the Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.
               (b)  Actual Funding.  Without relieving such Bank of
any obligation or liability hereunder, each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, subsidiary or affiliate of such Bank to make or maintain such
Loan subject to the last sentence of this Section 11.05(b).  If any Bank causes a branch, subsidiary or affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this
Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank but in no
event shall any Bank's use of such a branch, subsidiary or
affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, subsidiary or affiliate to incur any cost or expenses payable by any Borrower hereunder or under any Loan Document or require the Borrower to pay any other compensation
to any Bank (including, without limitation, any expenses
incurred or payable pursuant to Section 4.06 hereof) which would otherwise not be incurred or allow such Bank, branch subsidiary or affiliate to invoke Section 3.04 hereof.
          11.06     Notices.  All notices, requests, demands, directions
and other communications (collectively "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the Borrower or Guarantors at the addresses and numbers set forth under their respective names on the signature pages hereof and to the Agent or the Banks at the addresses and numbers set forth on Schedule 1.01(C) hereof or, in each instance, in accordance with any subsequent unrevoked written direction from any party to the others.  All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices
must be confirmed in writing no later than the next day by letter, facsimile or telex, (d) if given by mail, four (4) days after such communication is deposited in the mails with first class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Agent shall not be effective until received. Any Bank giving any notice to any Loan Party shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other
Banks, as applicable, of the receipt by it of any such notice.
          11.07     Severability.  The provisions of this Agreement are
intended to be severable.  If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
          11.08 Governing Law. This Agreement shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to its c onflict of laws principles.
          11.09     Prior Understanding.  This Agreement supersedes
all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments, except to the extent letters of credit previously issued by any Facility A Bank are to become Letters of Credit hereunder.
          11.10     Duration; Survival.  All representations and warranties
of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the
Banks, the making of Loans, or payment in full of the Loans.  All covenants and agreements of the Loan Parties contained in Sections 5.01,
8.01 and 8.02 herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until termination of the Commitments and payment in full of the Loans.
All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes,
Article IV and Sections 10.05, 10.07 and 11.03 hereof, shall survive payment in full of the Loans and termination of the Commitments.
          11.11 Successors and Assigns; Assignment and Participations; Additional Banks.
               (a) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Agent, the Loan Parties and their respective successors and assigns, except that the Loan Parties may not assign or transfer any of their rights and obligations hereunder or any interest herein.
               (b)  Assignments and Participations.  Each Bank may, at
its own cost, make assignments of or sell participations in all or any part of its Commitment and the Loans made by it, subject to the consent of the Borrower and the Agent with respect to any assignee, such consent not to be unreasonably withheld, and provided that (i) assignments shall be made only to Qualified Banks; (ii) assignments of the Facility A Commitments may not be made in amounts less than $5,000,000 and assignments of
Facility A Commitments and Facility B Loans must be in integral multiples of $1,000,000; (iii) no Bank which is a party hereunder may reduce its Facility A Commitment to an amount less than the greater of (A) $10,000,000; or (B) 50% of its initial Facility A Commitment or reduce its Facility B Loans to an amount less than 50% of the principal amount thereof which such Bank loaned to Borrower on the Borrowing Date thereof; (iv) if a Bank assigns less than 100% of its Facility A
Commitment it shall assign a proportion of its outstanding Facility A
Term Loans and its outstanding Revolving Credit Loans which, in each instance, equals the proportion of its Commitment which it is assigning and
(v) no assignment shall:
          (1) cause the total amount of any Bank's share of any Borrowing Tranche of Facility B Loans to exceed 30% of the total amount of such
Borrowing Tranche; or
          (2)  cause the amount of any Borrowing Tranche of Facility B
Loans held by Facility B Banks which are not also Facility A Banks to exceed 66-2/3% of the total amount of Facility B Loans held by all of the Facility A Banks.
In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory
Facility A Bank or Facility B Bank hereunder, as the case may be, the Commitments and the appropriate Ratable Shares, Revolving Credit Ratable
Shares and Facility A Ratable Shares shall be adjusted accordingly, and upon surrender of any Facility A Note or Facility B Note subject to such assignment, the Borrower shall execute and deliver a new Facility A
Note or Facility B Note, as the case may be,  to the assignee in an amount equal to the amount of the Facility A Commitment or Facility B Commitment assumed by it and new Notes to the assigning Bank as appropriate.
The assigning Bank shall pay to the Agent a service fee in the amount of $2,000 for each assignment, payable on or before the effective date of the assignment.  In the case of a participation, the participant shall only have the rights specified in Section 9.02(c) (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include
any voting rights except with respect to changes of the type referenced in the parenthetical clauses in Sections 11.01(a), (b) or
(c)   as applicable.), all of such Bank's obligations under this
Agreement or any other Loan Document shall remain unchanged and all amounts payable by the Loan Parties hereunder or thereunder shall be determined as if such Bank had not sold such participation.  Each Bank may furnish any publicly available information concerning the Loan
Parties and any other information concerning the Loan Parties in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants) provided such assignees and participants agree to be bound by the provisions of Section 11.13 hereof.
               (c)  Additional Banks.
                    (i)  Additional Facility A Bank.   Any bank becoming a
party to this Agreement as a Facility A Bank pursuant to Section 2.15 hereof (each an "Additional Facility A Bank") shall, at least seven (7) days before the effective date of such bank's joinder hereto, complete, execute and deliver to Agent a New Bank Joinder and Information Package. Such New
Bank Joinder and Information Package shall include, among other things, a joinder to this Agreement, in substantially the form attached hereto as Exhibit M and otherwise satisfactory to Agent and Borrower. Upon the effective date of such joinder, such Additional Facility A Bank shall be a party hereto and added to Schedule 1.01(C) and shall be one of the Facility A Banks hereunder for all purposes except that such Additional Facility A Bank's rights shall be limited in the following respects as more fully set forth in such joinder:  (A) such Additional
Facility A Bank shall not participate in Letters of Credit or Escrow
Agreements pursuant to Section 2.13 hereof or be entitled to issue new
Letters of Credit or Escrow Agreements until the first Business
Day of the fiscal quarter following the effective date of the joinder,
(B) on the effective date of such joinder the Borrower shall repay all outstanding Facility A Loans to which the Prime Rate Option applies and reborrow a like amount of Facility A Loans under the Prime Rate Option from the Facility A Banks, including the Additional Facility A Bank, according to their new Revolving Credit Ratable Shares, (C) such Additional Facility A Bank shall not participate in any Facility B Loans or any
Facility A Loans to which either the CD Rate Option, the Revolving Credit Euro-Rate Option or the Facility A Term Loan Option applies which are outstanding on the effective date of such joinder but shall participate in all new Facility A Loans, and shall be entitled to make offers for new
Facility B Loans, made to Borrower after the effective date of such joinder including, without limitation, new Facility A Loans and renewals and conversions of Facility A Loans subject to the CD Rate Option, the Revolving Credit Euro-Rate Option or the Facility A Term Loan Option; and (D) if
Facility A Term Loans are outstanding on the date of such joinder,
Borrower and such Additional Facility A Bank may elect either: (1) to have such Additional Facility A Bank make a Facility A Term Loan to the
Borrower on the effective date of such joinder in an amount equal to such Additional Facility A Bank's Facility A Ratable Share of each Borrowing
Tranche (the Additional Facility A Bank shall make a separate Facility A Term Loan for each such Borrowing Tranche) of Facility A Term Loans outstanding (after giving effect to the Facility A Term Loan to be made by such Additional Facility A Bank) with a term that expires on the
Facility A Term Loan Due Date with respect to the Loans comprising such Borrowing Tranche and bearing interest at a rate which is less than or equal to the Additional Facility A Bank Treasury Rate Ceiling
with respect to such Borrowing Tranche computed by the Agent two (2)
Business Days prior to the making of such Loan; Borrower shall deliver a
Loan Request to the Agent at least three (3) Business Days before the effective date of such joinder; or, alternatively (2) not to have such Additional Facility A Bank make any Facility A Term Loans in which case such Additional Facility A Bank shall not have an interest in, make or otherwise participate in the Facility A Term Loans or in repayments thereof when required or permitted under this Agreement; it is acknowledged that an election under this clause (2) shall result in such
Additional Facility A Bank's having a Facility A Revolving Credit
Commitment equal to its Facility A Commitment, while other Facility A Banks will have Facility A Revolving Credit Commitments which are less than their Facility A Commitments; when Borrower repays the Facility A Term Loans of such other Facility A Banks their Facility A Revolving Credit Commitments and participations in Revolving Credit Loans, Letters of Credit and Escrow Agreements will increase and certain adjustments will be made as more fully discussed in Section 4.04(a)(2)(B). If Borrower should (i) renew after the effective date of such joinder the CD Rate Option or Euro-Rate Option with respect to Revolving Credit Loans existing on such date or (ii) convert after the date of such joinder from the CD Rate Option or any Euro-Rate Option to a different Interest Rate Option with respect to Revolving Credit Loans existing on such date, Borrower shall be deemed to repay the applicable Revolving Credit Loans on the conversion or renewal date, as the case may be, and then reborrow a similar amount on such date so that the
Additional Facility A Bank shall participate in such Revolving Credit Loans after such renewal or conversion date. Schedule 1.01(C) shall be amended and restated on the date of such joinder to read as set forth on the attachment to such joinder. Simultaneously with the execution and delivery of such joinder, Borrower shall execute a Facility A Note and deliver it to such Additional Facility A Bank together with originals of such other documents described in Section 6.01 hereof as such Additional Facility A Bank may reasonably require. Agent, Borrower and
Guarantors shall acknowledge any joinders delivered pursuant to this
Section 11.11(c)(i) and promptly provide copies thereof to each of the other Banks.  All such joinders shall be effective and binding upon all Banks without any requirement for the execution of such joinder by the
Banks other than the Additional Facility A Bank.
               (ii) Additional Facility B Bank.   Any bank becoming a
party to this Agreement as a Facility B Bank pursuant to Section 2.18 hereof (each an "Additional Facility B Bank") shall, at least seven (7) days before the effective date of such bank's joinder hereto, complete, execute and deliver to the Agent a New Bank Joinder and Information Package. Such New Bank Joinder and Information Package shall include, among other things, a joinder to this Agreement, in substantially the form attached hereto as Exhibit M and otherwise satisfactory to Agent and Borrower. Upon the effective date of such joinder, such Additional Facility B Bank shall be a party hereto and added to
Schedule 1.01(C) and shall be one of the Facility B Banks hereunder for all purposes. Simultaneously with the execution and delivery of such joinder, Borrower shall execute a Facility B Note and deliver it to such Additional
 Facility B Bank together with originals of such other documents described in Section 6.01 hereof as such Additional Facility B Bank may reasonably require. Agent, Borrower and Guarantors shall acknowledge any joinders delivered pursuant to this Section 11.11(c)(ii) and promptly provide copies thereof to each of the other Banks.
All such joinders shall be effective and binding upon all Banks without any requirement for the execution of such joinder by the Banks other than the Additional Facility B Bank.
          11.12     Joinder of Guarantors.
               (i) Subsidiaries which are required or elect to join this Agreement pursuant to Section 8.01(h) must execute and deliver to Agent a joinder to this Agreement, the Guaranty and the Indemnity in substantially the form attached hereto as Exhibit K and otherwise satisfactory to Agent. The Loan Parties shall deliver such joinders to the Agent on a quarterly basis simultaneously with their delivery of the Compliance Certificate pursuant to Section 8.02(b) and such joinders shall be due on the due date for the delivery of the Compliance Certificate.
Upon execution and delivery of a joinder, a Subsidiary shall be a party hereto, an obligor under the Guaranty and the Indemnity, one of the Loan
Parties and Guarantors hereunder, under the Indemnity and each of the other
Loan Documents for all purposes, all as of the date of such joinder. Each such additional Loan Party and Guarantor shall simultaneously with the delivery of such joinder deliver to Banks originals of such other documents described in Section 6.01 [First Loans], provided, however, that no opinion of counsel shall be required in connection with the joinder of any such Subsidiary.
               (ii) Agent shall acknowledge any joinders delivered pursuant to this Section 11.12 and promptly provide copies thereof to Banks and Loan Parties and Guarantors. All joinders shall be effective and binding upon all Banks and Loan Parties and Guarantors without any requirement for the execution of such joinder by Banks and Loan Parties or Guarantors.
               (iii) The Borrower shall not become or agree to become a general or limited partner in any general or limited partnership or a joint venturer in any joint venture.
          11.13 Confidentiality. The Agent and the Banks each agree to keep confidential all information obtained from the Borrower which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) assignees and participants as contemplated by Section 11.11, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not subject to confidentiality restrictions, or
(v) the Borrower shall have consented to such disclosure.
          11.14 Counterparts. This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.
          11.15 Exceptions. The representations, warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.
          11.16 Consent to Forum; Waiver of Jury Trial. For all purposes hereunder and under any of the Loan Documents, each of the Loan
Parties hereby irrevocably consents to the nonexclusive jurisdiction of the Court of Common Pleas of Philadelphia County and the United States District Court for the Eastern District of Pennsylvania, and waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Loan Parties at the addresses provided for in Section 11.06 hereof and service so made shall be deemed to be completed upon actual receipt thereof. The Loan Parties waive any objection to jurisdiction and venue of any action instituted against it as provided herein and agree not to assert any defense based on lack of jurisdiction or venue. The Loan Parties, the Agent and the Banks hereby waive trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or related to this Agreement, any other Loan Document or any collateral under the Collateral Documents to the full extent permitted by Law.
          11.17 Tax Withholding Clause. At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Agent two (2) duly completed copies of
(i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying in either case that such Bank is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United
States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Form W-8 or other applicable form or a certificate of the Bank indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Bank which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Borrower and the Agent two
(2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, either certifying that such Bank is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United
States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold
United States federal income taxes at the full withholding rate unless the Bank establishes an exemption or at the applicable reduced rate as established pursuant to the above provisions.
          11.18 Existing Agreement. The Loan Parties and the Banks acknowledge that the Agreement replaces the Existing Agreement effective as of the Closing Date and the Existing Agreement shall terminate effective as of the Closing Date.
          11.19 Pari Passu Treatment of Loans. Revolving Credit Loans, Facility A Term Loans and Facility B Loans shall be pari passu in priority of repayment and collection. All Liens and Guaranties and other security granted by the Loan Parties shall secure such Revolving Credit Loans, Facility A Term Loans and Facility B Loans on a pari passu basis.